                                                                   Exhibit 4.1



                                  INDENTURE

                                 by and among


                    ABFS EQUIPMENT CONTRACT TRUST 1999-A,

                                  as Issuer,


                       AMERICAN BUSINESS LEASING, INC.,

                                 as Servicer,


                                     and


                          THE CHASE MANHATTAN BANK,

                 as Indenture Trustee and as Back-up Servicer




                           Dated as of June 1, 1999

                              TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
ARTICLE I DEFINITIONS .........................................................................................1

   SECTION 1.01       Definitions..............................................................................1
   SECTION 1.02       Incorporation by Reference of the Trust Indenture Act....................................1
   SECTION 1.03       General Interpretive Principles..........................................................1
   SECTION 1.04       Conflict with TIA........................................................................2

ARTICLE II PLEDGE OF INITIAL PLEDGED PROPERTY; ORIGINAL ISSUANCE OF NOTES; CONVEYANCE OF SUBSEQUENT
                      CONTRACTS................................................................................2

   SECTION 2.01       Pledge of Pledged Property...............................................................2
   SECTION 2.02       Indenture Trustee to Act as Custodian....................................................3
   SECTION 2.03       Conditions to Closing....................................................................3
   SECTION 2.04       Acceptance by Indenture Trustee..........................................................5
   SECTION 2.05       Conveyance and Acceptance of Subsequent Contracts........................................5
   SECTION 2.06       Liabilities of the Trust and Parties to this Indenture; Limitations Thereon..............6
   SECTION 2.07       Intended Tax Characterization............................................................7
   SECTION 2.08       Originator or Affiliates as Noteholders..................................................8

ARTICLE III ACCOUNTS; ALLOCATION AND APPLICATION OF THE TRUST PROPERTY.........................................8

   SECTION 3.01       Collection Account; Pre-Funding Account; Capitalized Interest Account....................8
   SECTION 3.02       Investment of Monies Held in the Accounts; Subaccounts..................................11
   SECTION 3.03       The Note Insurance Policy...............................................................11
   SECTION 3.04       Disbursements From Collection Account...................................................13
   SECTION 3.05       Statements to Noteholders...............................................................17
   SECTION 3.06       Compliance With Withholding Requirements................................................19

ARTICLE IV            ........................................................................................19

ARTICLE IV REMOVAL OF NON-CONFORMING PLEDGED PROPERTY; SUBSTITUTION OF CONTRACTS..............................19

   SECTION 4.01       Removal of Non-Conforming Pledged Property..............................................19
   SECTION 4.02       Substitution of Contracts...............................................................19
   SECTION 4.03       Release of Trust Property...............................................................21

ARTICLE V THE NOTES   ........................................................................................21

   SECTION 5.01       The Notes...............................................................................21
   SECTION 5.02       Initial Issuance of Notes...............................................................23
   SECTION 5.03       Registration of Transfer and Exchange of Notes..........................................23
   SECTION 5.04       Mutilated, Destroyed, Lost or Stolen Notes..............................................24
   SECTION 5.05       Persons Deemed Owners...................................................................25
   SECTION 5.06       Access to List of Noteholders' Names and Addresses......................................25
   SECTION 5.07       Acts of Noteholders.....................................................................25
   SECTION 5.08       No Proceedings..........................................................................26

ARTICLE VI THE TRUST  ........................................................................................26

   SECTION 6.01       Liability of the Trust..................................................................26
   SECTION 6.02       Limitation on Liability of the Trust....................................................26
   SECTION 6.03       Indemnity for Liability Claims..........................................................26
   SECTION 6.04       Liabilities.............................................................................27
   SECTION 6.05       [Reserved]..............................................................................27
   SECTION 6.06       Annual Statement as to Compliance.......................................................27
   SECTION 6.07       Payment of Principal and Interest.......................................................27
   SECTION 6.08       Maintenance of Office or Agency.........................................................27
   SECTION 6.09       Money for Payments to be Held in Trust..................................................27
   SECTION 6.10       Existence...............................................................................29
   SECTION 6.11       Protection of Trust Property............................................................29
   SECTION 6.12       Performance of Obligations; Servicing of Receivables....................................30
   SECTION 6.13       Negative Covenants......................................................................31
   SECTION 6.14       Trust May Consolidate, Etc. Only on Certain Terms.......................................31
   SECTION 6.15       Successor or Transferee.................................................................33
   SECTION 6.16       No Other Business.......................................................................33
   SECTION 6.17       No Borrowing............................................................................33
   SECTION 6.18       Guarantees, Loans, Advances and Other Liabilities.......................................34
   SECTION 6.19       Capital Expenditures....................................................................34
   SECTION 6.20       Compliance with Laws....................................................................34
   SECTION 6.21       Further Instruments and Acts............................................................34

ARTICLE VII THE INDENTURE TRUSTEE.............................................................................34

   SECTION 7.01       Duties of Indenture Trustee.............................................................34
   SECTION 7.02       Eligible Investments....................................................................36
   SECTION 7.03       Indenture Trustee's Assignment of Contracts.............................................36
   SECTION 7.04       Certain Matters Affecting the Indenture Trustee.........................................36
   SECTION 7.05       Indenture Trustee Not Liable for Notes or Contracts.....................................38
   SECTION 7.06       Indenture Trustee May Own Notes.........................................................38
   SECTION 7.07       Indenture Trustee's Fees and Expenses...................................................39
   SECTION 7.08       Eligibility Requirements for Indenture Trustee..........................................39
   SECTION 7.09       Preferential Collection of Claims Against Issuer........................................40
   SECTION 7.10       Resignation or Removal of Indenture Trustee.............................................40
   SECTION 7.11       Successor Indenture Trustee.............................................................41
   SECTION 7.12       Merger or Consolidation of Indenture Trustee............................................42
   SECTION 7.13       Appointment of Co-Indenture Trustee or Separate Indenture Trustee.......................42
   SECTION 7.14       Indenture Trustee May Enforce Claims Without Possession of Note.........................44
   SECTION 7.15       Suits for Enforcement...................................................................44
   SECTION 7.16       Undertaking for Costs...................................................................44
   SECTION 7.17       Representations and Warranties of Indenture Trustee.....................................44
   SECTION 7.18       Tax Returns.............................................................................45

ARTICLE VIII EVENTS OF DEFAULT; REMEDIES......................................................................45

   SECTION 8.01       Events of Default.......................................................................45
   SECTION 8.02       Acceleration of Maturity, Rescission and Annulment......................................47
   SECTION 8.03       Remedies................................................................................48
   SECTION 8.04       Notice of Event of Default..............................................................48
   SECTION 8.05       Exercise of Power by Indenture Trustee..................................................48
   SECTION 8.06       Indenture Trustee May File Proofs of Claim..............................................48
   SECTION 8.07       Allocation of Money Collected...........................................................49
   SECTION 8.08       Waiver of Events of Default.............................................................50

   SECTION 8.09       Limitation On Suits.....................................................................50
   SECTION 8.10       Unconditional Right of Noteholders to Receive Principal and Interest....................51
   SECTION 8.11       Restoration of Rights and Remedies......................................................51
   SECTION 8.12       Rights and Remedies Cumulative..........................................................51
   SECTION 8.13       Delay or Omission Not Waiver............................................................51
   SECTION 8.14       Control by Controlling Parties..........................................................52
   SECTION 8.15       Sale of Pledged Property................................................................52
   SECTION 8.16       Action on Notes.........................................................................52

ARTICLE IX TERMINATION........................................................................................53

   SECTION 9.01       Termination of Obligations and Responsibilities.........................................53
   SECTION 9.02       Optional Redemption of Notes; Final Disposition of Funds................................53

ARTICLE X Noteholders' Lists and Reports......................................................................54

   SECTION 10.01      Trust To Furnish To Indenture Trustee Names and Addresses of Noteholders................54
   SECTION 10.02      Preservation of Information; Communications to Noteholders..............................55
   SECTION 10.03      Reports by Trust........................................................................55
   SECTION 10.04      Reports by Indenture Trustee............................................................55
   SECTION 10.05      Compliance Certificates and Opinions, etc...............................................56

ARTICLE XI MISCELLANEOUS PROVISIONS...........................................................................56

   SECTION 11.01      Amendment...............................................................................56
   SECTION 11.02      Conformity With Trust Indenture Act.....................................................57
   SECTION 11.03      Limitation on Rights of Noteholders.....................................................57
   SECTION 11.04      Counterparts............................................................................58
   SECTION 11.05      GOVERNING LAW...........................................................................58
   SECTION 11.06      Notices.................................................................................58
   SECTION 11.07      Severability of Provisions..............................................................58
   SECTION 11.08      Conflict with Trust Indenture Act.......................................................59
   SECTION 11.09      Third Party Beneficiary.................................................................59
   SECTION 11.10      Assignment..............................................................................59
   SECTION 11.11      Binding Effect..........................................................................59
   SECTION 11.12      Survival of Agreement...................................................................59
   SECTION 11.13      Captions................................................................................59
   SECTION 11.14      Exhibits................................................................................59
   SECTION 11.15      Calculations............................................................................59
   SECTION 11.16      No Proceedings..........................................................................60

Annex A        -  Defined Terms

EXHIBITS

Exhibit A      -  Form of Indenture Trustee's Acknowledgement of Receipt
Exhibit B      -  Form of Wiring Instructions
Exhibit C      -  Form of Class A Notes
Exhibit D      -  Form of Class B Notes
Exhibit E      -  Form of Transferee Certification (Non-144A)
Exhibit F      -  Form of Transferee Certification (144A QIB)
Exhibit G      -  Form of Transferee Certification (Investment Company)
Exhibit H      -  Form of Instrument of Transfer
Exhibit I      -  Form of Assignment
Exhibit J      -  Form of Note Insurer Consent for Subsequent Contracts

                     ABFS EQUIPMENT CONTRACT TRUST 1999-A

                Reconciliation and Tie between the Indenture,
                      dated as of June 1, 1999, and the
                   Trust Indenture Act of 1939, as amended


             Trust Indenture Act Section                                 Indenture Section
             ---------------------------                                 -----------------
                     Section  310(a)(1)                                     Section  7.08
                        (a)(2)                                                  7.08
                        (a)(3)                                                  7.13
                        (a)(4)                                             Not Applicable
                         (b)                                                 7.08; 7.10
                         (c)                                               Not Applicable
                        311(a)                                                  7.09
                         (b)                                                    7.09
                        312(a)                                                 10.02
                         (b)                                                   10.02
                         (c)                                                   10.02
                        313(a)                                                 10.04
                        (b)(1)                                     10.02; 10.04; 4.01; 4.02; 4.03
                        (b)(2)                                                 10.04
                         (c)                                                   10.04
                         (d)                                                   10.04
                        314(a)                                           10.03; 3.05; 6.06
                         (b)                                               Not Applicable
                        (c)(1)                                                 10.05
                        (c)(2)                                                 10.05
                        (c)(3)                                             Not Applicable
                         (d)                                               Not Applicable
                         (e)                                                   10.05
                         (f)                                               Not Applicable
                        315(a)                                               7.01; 7.05
                         (b)                                                    8.04
                         (c)                                                    8.05
                         (d)                                                    7.01
                         (e)                                                    7.01
                316(a) (last sentence)                                          2.07
                      (a)(1)(A)                                                 7.17
                      (a)(1)(B)                                                 8.06
                      317(a)(1)                                                 8.03
                        (a)(2)                                                  8.04
                         (b)                                                    6.09
                        318(a)                                                 11.09
                         (c)                                                   11.09

                  This INDENTURE, dated as of June 1, 1999 (this "Indenture"), is made by and among ABFS Equipment Contract Trust 1999-A, a Delaware business trust, as issuer (the "Issuer" or the "Trust"), American Business LEASING, Inc., a Pennsylvania corporation, as servicer (the "Servicer"), and THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity but solely as the indenture trustee (the "Indenture Trustee") and as back-up servicer (the "Back-up Servicer").

                                 WITNESSETH:

                  In consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

                  SECTION 1.01 Definitions. Capitalized terms used and not defined herein shall have the meanings specified in Annex A hereto.

                  SECTION 1.02 Incorporation by Reference of the Trust Indenture Act. Whenever this Indenture refers to a of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the Securities and Exchange Commission.

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "Indenture Trustee" or "institutional trustee" means the Indenture Trustee.

                  "obligor" on the indenture securities means the Issuer.

                  All other TIA terms used in this Indenture that are defined by the TIA, or defined by Commission rule have the meaning assigned to them by such definitions.

                  SECTION 1.03 General Interpretive Principles. For purposes of this Indenture except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Indenture have the meanings assigned to them in this Indenture and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect on the date hereof;

                  (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Indenture;

                  (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                  SECTION 1.04 Conflict with TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be part of and govern this Indenture, the latter provision shall control and all provisions required by the TIA are hereby incorporated by reference. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provisions shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

                                  ARTICLE II

                     PLEDGE OF INITIAL PLEDGED PROPERTY;
                         ORIGINAL ISSUANCE OF NOTES;
                      CONVEYANCE OF SUBSEQUENT CONTRACTS

                  SECTION 2.01 Pledge of Pledged Property. The Trust, simultaneously with the execution and delivery of this Indenture, does hereby pledge, deposit, transfer, assign, and otherwise grant to the Indenture Trustee, to be held in trust for the benefit of the Noteholders and the Note Insurer, as their interests may appear as provided in this Indenture, all the right, title, and interest of the Trust in and to (1) the Pledged Notes, (2) the Note Insurance Policy, (3) all Eligible Investments and all other amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account, and (4) an assignment of the Trust's security interest in all of the following items that have been pledged as collateral security for the Pledged Notes: (a) the security interest or any ownership interest of the Transferors in the Equipment, (b) the Contracts, including, without limitation, all Actual Payments and any other payments due or made with respect to the Contracts after the Cut-Off Date relating to such Contracts, (c) any guarantees of an Obligor's obligations under a Contract, (d) all other documents in the Contract Files relating to the Contracts, including, without limitation, any UCC financing statements related to the Contracts or the Equipment, (e) any Insurance Policies and Insurance Proceeds with respect to the Contracts, (f) the Receivables Pledge Agreement, the Receivables Sale Agreement and the Servicing Agreement, each as executed and delivered in accordance therewith, (g) all Eligible Investments and all other amounts on deposit in the Collection Account held by the Indenture

Trustee, (i) all Source Agreements and Source Agreement Rights to the extent they relate to any Contract and any Equipment covered by the Contracts, and (j) any and all income and proceeds of any of the foregoing (the property and interests in (1) through (4) above, collectively, constituting the "Pledged Property"); provided, however, that the pledge, transfer and assignment effected by this Section 2.01 shall not include the Initial Unpaid Amounts relating thereto.

                  This Indenture is a security agreement within the meaning of
Article 8 and Article 9 of the Uniform Commercial Code as in effect in the State of New York and the Commonwealth of Pennsylvania. The pledge provided for in this Section 2.01 is intended by the Trust to be a grant by the Trust to the Indenture Trustee, on behalf of the Noteholders and the Note Insurer, of a valid first priority perfected security interest in all of the Trust's right, title and interest in and to the Pledged Property,

                  SECTION 2.02 Indenture Trustee to Act as Custodian. The executed original counterpart of each Contract, together with the other documents or instruments, if any, which constitute a part of a Contract File, shall be held by the Indenture Trustee, as bailee for the benefit of the Noteholders and the Note Insurer.

                  SECTION 2.03 Conditions to Closing. As conditions to the execution, authentication and delivery of the Notes by the Indenture Trustee and the sale of the Notes by the Indenture Trustee (by issuance thereof by the Indenture Trustee upon the Trust's instructions) on the Closing Date, (a) the Issuer shall have received by wire transfer the net proceeds of sale of the Class A Notes and the Class B Notes in authorized denominations equal in the aggregate to the Initial Class A Note Principal Balance and the Initial Class B Note Principal Balance, and (b) each of the Indenture Trustee and the Note Insurer shall have received the following on or before the Closing Date:

                  (i) The List of Initial Contracts, certified by the President, any Senior Vice President, any Vice President or any Assistant Vice President of the Servicer;

                  (ii) Copies of a written consent of the members for each of the Transferors approving the execution, delivery and performance of the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of the Managing Member of such Transferor;

                  (iii) A copy of an officially certified document, dated not more than thirty (30) days prior to the Closing Date, evidencing the due organization and good standing of each Transferor in the State of Delaware;

                  (iv) Delivery of the executed Financing Statements with respect to the Contracts, in accordance with the Filing Requirements, prepared for filing;

                  (v) A certificate listing the Servicing Officers as of the Closing Date;

                  (vi) Executed copies of the Transaction Documents in form and substance acceptable to the Note Insurer;

                  (vii) Copies of resolutions of the Board of Directors of each of the Originator approving the execution, delivery and performance of the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of the Originator;

                  (viii) Copies of officially certified documents, dated not more than thirty (30) days prior to the Closing Date, evidencing the due organization and good standing of (x) ABL in the Commonwealth of Pennsylvania and (y) Federal Leasing in the State of New Jersey;

                  (ix)     An executed Note Insurance Policy;

                  (x) A custody receipt, substantially in the form of Exhibit A hereto, pursuant to which the Indenture Trustee certifies that it has received (a) a Contract File with respect to each Contract on the List of Contracts and (b) the Pledged Notes;

                  (xi)     All Necessary Consents;

                  (xii) A letter from Moody's that it has assigned a rating of "Aaa" to the Class A Notes;

                  (xiii) A letter from S&P that it has assigned a rating of "AAA" to the Class A Notes;

                  (xiv) A letter from DCR that it has assigned a rating of at least "BBB" to the Class B Notes; and

                  (xv) Opinions of counsel to the Originator, the Transferors and the Servicer, in form and substance acceptable to the Indenture Trustee and the Note Insurer, covering such matters as the Indenture Trustee or the Note Insurer may reasonably request including, without limitation, opinions concerning nonconsolidation, true sale, security interest, Federal tax and general corporate matters;

and (c) the Note Insurer shall have received in writing on or before the Closing Date the following:

                  (i) Acknowledgement by the Back-up Servicer that it and the Servicer have agreed to a format pursuant to which data will be received;

                  (xvi) An opinion of counsel to the Back-up Servicer, dated as of the Closing Date, as to the due authorization, execution and delivery of the Servicing Agreement by the Back-up Servicer; and

                  (xvii) An officer's certificate from a responsible officer of the Back-up Servicer, dated as of the Closing Date, to the effect that (i) the representations and warranties contained in Section 2.03 of the Servicing Agreement are true and correct in all material respects as of the Closing Date and (ii) no Event of Back-up Servicing Termination exists.

                  SECTION 2.04 Acceptance by Indenture Trustee. The Indenture Trustee acknowledges its acceptance, simultaneously with the execution and delivery of this Indenture, of all right, title and interest in and to the Pledged Property on behalf of the Noteholders and the Note Insurer, and declares that the Indenture Trustee holds and will hold such right, title and interest for the benefit of all present and future Noteholders and the Note Insurer, for the use and purpose and subject to the terms and provisions of this Indenture. The Trust hereby (x) appoints the Indenture Trustee as the Trust's attorney-in-fact with all power independently to enforce all of the Trust's rights against the Originator, the Transferors, the Source(s) and the Servicer hereunder, under the Transfer Agreements, the Source Agreements and under the Servicing Agreement, as applicable, and (y) directs the Indenture Trustee to enforce such rights. The Indenture Trustee hereby accepts such appointment and agrees to enforce such rights.

                  SECTION 2.05 Conveyance and Acceptance of Subsequent Contracts. (a) From time to time the Transferors will, not less than five (5) Business Days prior to each Subsequent Funding Date, deliver to the Note Insurer and the Indenture Trustee a List of Subsequent Contracts that are scheduled to be acquired by the Transferors, pledged by the Transferors to the Indenture Trustee, on behalf of the Issuer, and such security interest to be assigned by the Issuer to the Indenture Trustee, for the benefit of the Noteholders and the
Note Insurer, which Subsequent Contracts shall satisfy the requirements set forth in Section 2.05(c). If any of the Subsequent Contracts included on such List of Subsequent Contracts are not approved by the Note Insurer, the Transferors may, not less than two (2) Business Days prior to the related Subsequent Funding Date on or prior to the Funding Termination Date, deliver another Contract which has been approved by the Note Insurer.

                  (b) Subject to the conditions set forth in Section 2.05(c), in consideration of the Indenture Trustee's delivery to, or at the order of, the Transferors on the related Subsequent Funding Date, upon the order of the Servicer, with the prior written consent of the Note Insurer in the form of Exhibit J hereto, all or a portion of the Pre-Funded Amount in an amount equal to 95% of the aggregate Discounted Contract Principal Balance of each Subsequent Contract to be acquired on such Subsequent Funding Date, (a) the Transferors shall, on each Subsequent Funding Date, pledge to the Indenture Trustee, on behalf of the Issuer, all right, title and interest of such Transferor in and to, and (b) the Issuer shall, on each Subsequent Funding Date, assign to the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, all rights, and interests of the Issuer in and to, in each case, (x) each Subsequent Contract listed on the List of Subsequent Contracts delivered to the Note Insurer and the Indenture Trustee (including all Scheduled Payments due thereunder), (y) the security interest or ownership interest in the related Equipment and (z) the items listed in clauses (c), (d), (e), (i) and (j) of
Section 2.01, with respect to the Subsequent Contracts.

                  (c) The Issuer agrees that any pledge of Subsequent Contracts shall satisfy the following conditions:

                  (i) On or prior to the related Subsequent Funding Date, the Issuer shall have delivered to the Indenture Trustee an Assignment (and the Indenture Trustee shall have accepted such Assignment on behalf of the Note Insurer and the Noteholders) in substantially the form of Exhibit I attached hereto;

                  (ii) The Note Insurer shall have approved in writing the pledge to the Trust of such Subsequent Contracts, such approval to be evidenced conclusively by the receipt by the Indenture Trustee on the related Subsequent Funding Date of a written consent of the Note Insurer, substantially in the form of Exhibit J attached hereto;

                  (iii) The Indenture Trustee shall have received a written direction of the Servicer authorizing the Indenture Trustee to release from the Pre-Funding Account and pay to, or at the direction of, the Transferors, an amount equal to 95% of the aggregate Discounted Contract Principal Balances of all Subsequent Contracts (calculated as of the related Subsequent Funding Date) to be pledged to the Trust, and pledged to the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, on such Subsequent Funding Date;

                  (iv) The Indenture Trustee and the Note Insurer shall have received the List of Subsequent Contracts with respect to the related Subsequent Contracts together with the item listed in Section 2.03(b)(x) hereof with respect to the Subsequent Contracts;

                  (v) The Issuer shall have caused to be delivered to the Indenture Trustee and the Note Insurer, Opinions of Counsel with respect to the pledge to the Indenture Trustee, on behalf of the Issuer, of the Subsequent Contracts on such Subsequent Funding Date, substantially in the form of the respective Opinions of Counsel delivered on the Closing Date pursuant to Section 2.03(b)(xv);

                  (vi) Each Subsequent Contract shall be a Contract, with respect to which all of the representations and warranties set forth in
         Section 2.02 of the Servicing Agreement were true as of the related Subsequent Cut-Off Date;

                  (vii) As of the related Subsequent Cut-Off Date, none of the Subsequent Contracts then being pledged shall have a final scheduled payment date later than twelve months before the Class A Maturity Date;

                  (viii) No selection process believed by the Transferors and the Issuer to be materially adverse to the interests of the Noteholders or the Note Insurer was used in selecting the Subsequent Contracts; and

                  (ix) Such pledge shall not occur after the Funding Termination Date.

                  (d) Upon the release of the funds from the Pre-Funding Account as described in Section 2.05(c)(iii) above, the Indenture Trustee shall pay over such funds to the Transferors or their respective assigns, in consideration for the related Subsequent Receivables, which the Transferors shall have simultaneously acquired from the Originator pursuant to the Subsequent Receivables Sale Agreement, and pledged to the Trust pursuant to the Subsequent Receivables Pledge Agreement.

                  SECTION 2.06      Liabilities of the Trust and Parties
to this Indenture; Limitations Thereon. (a) The obligations evidenced by the Notes provide recourse only to the Trust Property and provide no recourse against the Originator, the Transferors, the Depositor, the

Servicer, the Indenture Trustee, the Owner Trustee or any other Person, other than the Note Insurer pursuant to the Note Insurance Policy.

                  (b) None of the Originator, the Transferors, the Depositor, the Servicer, the Back-up Servicer or any other Person shall be liable to the Indenture Trustee or the Noteholders except as provided in Article VI hereof and Sections 5.01, 5.03, 5.05 and 5.07 of the Servicing Agreement and
Section 6.03 of the Receivables Sale Agreement and the Receivables Pledge Agreement. Without limiting the generality of the foregoing, if any Obligor fails to pay any Scheduled Payment, Final Scheduled Payment, or other amounts due under a Contract, then none of the Indenture Trustee, the Noteholders or the
Note Insurer will have any recourse against the Originator, the Transferors, the Depositor, or the Servicer for such Scheduled Payment, Final Scheduled Payment, other amounts due under the Contract or any losses, damages, claims, liabilities or expenses incurred by the Indenture Trustee, any Noteholder or the Note Insurer as a direct or indirect result thereof, except as may be provided for in
Article VI hereof and Sections 5.01, 5.03, 5.05 and 5.07 of the Servicing Agreement and Section 6.03 of the Receivables Sale Agreement and the Receivables Pledge Agreement.

                  (c) The Indenture Trustee agrees that in the event of a default by an Obligor under the terms of a Contract, which default is not cured within any applicable cure period set forth in such Contract, the Indenture Trustee, the Noteholders and the Note Insurer shall be expressly limited to the sources of payment specified herein. In addition, the Indenture Trustee shall have the right to exercise the rights of the Originator under the Contract, the Insurance Policies and any document in the Contract File in the name of the Indenture Trustee, the Noteholders and the Note Insurer, either directly or through the Servicer as agent, and the Indenture Trustee is hereby directed by the Trust to exercise such rights; provided, however, that the Indenture Trustee shall not be required to take any action pursuant to this Section 2.06(c) except upon written instructions from the Servicer or the Note Insurer (unless a Note Insurer Default has occurred and is continuing). A carbon, photographic or other reproduction of this Indenture or any financing statement is sufficient as a financing statement in any State.

                  (d) The pledge of the Pledged Property by the Issuer pursuant to this Indenture does not constitute and is not intended to result in an assumption by the Indenture Trustee, the Trust, the Note Insurer, or any Noteholder of any obligation (except for the obligation not to disturb an Obligor's right of quiet enjoyment) of the Originator or the Servicer to any Obligor or other Person in connection with the Equipment, the Contracts, the Insurance Policies or any document in the Contract Files.

                  SECTION 2.07 Intended Tax Characterization. The parties hereto agree that it is their mutual intent that, for all applicable tax purposes, the Class A Notes and the Class B Notes shall constitute indebtedness and that for all applicable tax purposes, accordingly, the Trust shall be treated as sole and exclusive owner of the Pledged Property. Further, each party hereto, and each Noteholder (by receiving and holding a Note), hereby covenants to every other party hereto and the Noteholders to treat the Class A Notes and the Class B Notes as indebtedness for all applicable tax purposes in all tax filings, reports and returns and otherwise, and further covenants that neither it nor any of its Affiliates will take or participate in the taking of, or permit to be taken, any action that is inconsistent with the treatment of the Class A Notes or of the Class B Notes as indebtedness for tax purposes. All successors and assigns of the parties hereto shall be bound by the provisions hereof.

                  SECTION 2.08      Originator or Affiliates as Noteholders.
In determining whether the Noteholders of the required outstanding Percentage Interests have concurred in any direction, waiver or consent, Notes owned by the Originator, any other obligor upon the Notes or an Affiliate of the Originator shall be considered as though not outstanding, except that for the purposes of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Indenture Trustee actually knows are so owned shall be so disregarded.

                                 ARTICLE III

                   ACCOUNTS; ALLOCATION AND APPLICATION OF
                              THE TRUST PROPERTY

                  SECTION 3.01 Collection Account; Pre-Funding Account; Capitalized Interest Account.

                  (a)      The Collection Account.

                           (i) The Indenture Trustee shall establish and maintain the Collection Account for the benefit of the Trust, as an Eligible Bank Account, in the name of "ABFS Equipment Contract Trust 1999-A Collection Account, in trust for the benefit of the ABFS Equipment Contract Trust 1999-A." At the Servicer's written direction, the Indenture Trustee shall make withdrawals from the Collection Account only as provided in the Receivables Pledge Agreement in respect of payments on the Pledged Notes, and the Indenture Trustee shall apply the proceeds of such payments to make the disbursements set forth in Section 3.04(b) of this Indenture. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Indenture Trustee, for the benefit of the Trust.

                           (ii) At the times indicated in this Section 3.01(a)(ii) or in Section 3.01(a)(iii) below, the following amounts (net of Excluded Amounts) shall be deposited in the Collection Account in immediately available funds:

                                    (A) The Servicer shall deposit or cause to
                  be deposited the aggregate amounts of Actual Payments;

                                    (B) The Servicer shall deposit the
                  aggregate Servicer Advances payable pursuant to Section 4.03 of the Servicing Agreement;

                                    (C) The Servicer shall deposit any
                  Reacquisition Amounts payable by it under the Servicing Agreement, or by the Originator pursuant to Section 4.01 hereof;

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

                                    (D) The Indenture Trustee shall deposit
                  Investment Earnings (including, without limitation, Pre-Funding Earnings), as described in Section 3.02(a) hereof;

                                    (E) The Indenture Trustee shall transfer
                  from the Capitalized Interest Account, the Capitalized Interest Requirement, if any, with respect to each Payment Date occurring during the Pre-Funding Period; and

                                    (F) The Indenture Trustee shall deposit
                  the amount, if any, received by the Indenture Trustee as a result of a drawing on the Note Insurance Policy pursuant to
                  Section 3.03(a) hereof.

                  (iii) The Servicer shall so transfer the aggregate amount of Actual Payments to the Collection Account no later than two (2) Business Days after the Servicer's receipt of such amount and determination that such amounts relate to the Contracts, but in no event later than three (3) Business Days following receipt thereof. The Servicer shall so deposit the aggregate amount of Servicer Advances no later than the related Determination Date. Except as otherwise expressly set forth, any other deposits and transfers of funds to be made pursuant to this Section 3.01(a) shall be made no later than the third Business Day immediately preceding the related Payment Date.

                  (iv) Notwithstanding the foregoing, the Servicer may deduct from amounts otherwise payable to the Collection Account amounts previously deposited by the Servicer into the Collection Account but
         (i) subsequently uncollectable as a result of dishonor of the instrument of payment for or on behalf of the Obligor or (ii) later determined to have resulted from mistaken deposits.

            (b)   The Pre-Funding Account.

                  (i) The Indenture Trustee shall establish and maintain the Pre-Funding Account for the benefit of the Note Insurer and the Noteholders, as an Eligible Bank Account, in the name of "ABFS Equipment Contract Trust 1999-A Pre-Funding Account, in trust for the benefit of the registered holders of Equipment Contract-Backed Notes and the Note Insurer." At the Servicer's written direction, the Indenture Trustee shall make withdrawals from the Pre-Funding Account only as provided in Section 2.05 of this Indenture. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Pre-Funding Account and all proceeds thereof. The Pre-Funding Account shall be under the sole dominion and control of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer.

                  (ii) On the Closing Date, the Indenture Trustee shall deposit, on behalf of the Noteholders and the Note Insurer, in the Pre-Funding Account, the Original Pre-Funded Amount; provided, that the Original Pre-Funded Amount shall not exceed 30% of the Initial Aggregate Collateral Balance.

                  (iii) The Indenture Trustee shall withdraw and distribute or cause to be distributed the following moneys held in the Pre-Funding Account at the times specified, based on written instructions provided by the Servicer or other party as indicated:

                                    (A) On any Subsequent Funding Date, the
                  Servicer may instruct the Indenture Trustee to withdraw from amounts on deposit in the Pre-Funding Account an amount equal to 95% of the aggregate Discounted Contract Principal Balances (as of the Subsequent Cut-Off Date) of all Subsequent Contracts (which Subsequent Contracts have been approved in writing by the Note Insurer) to be pledged to the Trust on such Subsequent Funding Date and pay such amount to, or at the direction of, the Transferors as an additional advance of funds on the Pledged Notes;

                                    (B) On each Payment Date through and
                  including the Payment Date immediately following the last Subsequent Funding Date (or, if the last Subsequent Funding Date is also a Payment Date, then on the last Subsequent Funding Date), the Indenture Trustee shall transfer from the Pre-Funding Account to the Collection Account the Pre-Funding Earnings, if any, applicable to each such Payment Date; and

                                    (C) If all or any portion of the
                  Pre-Funded Amount remains in the Pre-Funding Account on the Payment Date which immediately follows the Funding Termination Date (or, in the event that the Funding Termination Date is a Payment Date, then on such Payment
                  Date), the Indenture Trustee shall withdraw from the Pre-Funding Account on such Payment Date the remaining Pre-Funded Amount and shall distribute (a) the Class A Accelerated Percentage of such amount to the Class A Noteholders, as a prepayment of principal on the Class A Notes and (b) the Class B Accelerated Percentage of such amount to the Class B Noteholders, as a prepayment of principal on the Class B Notes.

                  (c)      The Capitalized Interest Account.

                           (i) The Indenture Trustee shall establish and maintain the Capitalized Interest Account for the benefit of the Note Insurer and the Noteholders, as an Eligible Bank Account, in the name of "ABFS Equipment Contract Trust 1999-A Capitalized Interest Account, in trust for the benefit of the registered holders of Equipment Contract-Backed Notes and the Note Insurer." At the Servicer's written direction, the Indenture Trustee shall make withdrawals from the Capitalized Interest Account only as provided in Section 3.01(c)(ii) of this Indenture. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Capitalized Interest Account and all proceeds thereof. The Capitalized Interest Account shall be under the sole dominion and control of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer.

                           (ii) On the Closing Date, the Indenture Trustee will deposit from the proceeds of the sale of the Class A Notes and the Class B Notes, the Capitalized Interest Account Deposit in the Capitalized Interest Account. On each Payment Date occurring during the Pre-Funding Period only, the Indenture Trustee shall transfer from the

         Capitalized Interest Account to the Collection Account the Capitalized Interest Requirement, if any, for such Payment Date; provided that such amounts will be used only to pay (A) interest on the Notes and
         (B) the Premium Amount payable on such Payment Date. Any amount remaining on deposit in the Capitalized Interest Account on the Payment Date immediately following the end of the Pre-Funding Period (after taking into account any transfer to be made from the Capitalized Interest Account to the Collection Account on such Payment Date) shall be released by the Indenture Trustee to the Transferors (in proportion to the percentage of the Conveyed Assets held by each Transferor), and the Capitalized Interest Account shall thereafter be closed.

                  SECTION 3.02 Investment of Monies Held in the Accounts; Subaccounts. (a) The Servicer shall direct the Indenture Trustee in writing to invest the amounts in any Account in Eligible Investments that mature not later than the Business Day immediately preceding the next Payment Date following the investment of such amounts. Eligible Investments shall not be sold or disposed of prior to their maturities. Investment Earnings on amounts held in any Account shall be deposited in the Collection Account as earned. The amount of any Insured Payment shall be held uninvested.

                  (b) The Indenture Trustee and the Servicer may, from time to time and in connection with the administration of any Account, establish and maintain with the Indenture Trustee one or more sub-accounts of any of the Accounts, as the Indenture Trustee, the Note Insurer and/or the Servicer may consider useful.

                  SECTION 3.03 The Note Insurance Policy. (a) On each Determination Date, the Servicer shall determine with respect to the immediately following Payment Date, the amounts to be on deposit in the Collection Account on such Determination Date with respect to the immediately preceding Collection Period and equal to the total of (x) Available Funds with respect to such Collection Period, minus (y) the Trust Operating Expenses (the "Available Distribution Amount"), and shall inform the Indenture Trustee in writing no later than 10:00 a.m., New York City time, on such Determination Date of the results of such determination.

                  (b) If the Class A Insured Distribution Amount for any Payment Date exceeds the Available Distribution Amount for such Payment Date (such event being an "Available Funds Shortfall"), the Indenture Trustee shall complete a Notice in the form of Exhibit A to the Note Insurance Policy and submit such notice to the Note Insurer via facsimile transmission no later than 12:00 noon New York City time on the second Business Day preceding such Payment Date as a claim for an Insured Payment in an amount equal to such Available Funds Shortfall.

                  (c) Upon receipt of Insured Payments from the Note Insurer, the Indenture Trustee shall immediately deposit such Insured Payments in the Collection Account pursuant to Section 3.01(a)(ii)(F) and shall distribute such Insured Payments, or the proceeds thereof, in accordance with
Section 3.04 hereof to the Class A Noteholders exclusively. The parties hereto recognize that the making of an Insured Payment does not relieve any of the parties hereto of any obligation hereunder or under any of the Transaction Documents.

                  (d) The Indenture Trustee shall (x) receive Insured Payments as attorney-in-fact of each of the Class A Noteholders and (y) disburse such Insured Payment to the Class A

Noteholders as set forth in Section 3.04 hereof. The Note Insurer shall be entitled to receive the related Reimbursement Amount pursuant to Sections 3.04(b)(xi) hereof with respect to each Insured Payment made by the Note Insurer. The Trust hereby agrees for the benefit of the Note Insurer (and each Noteholder, by acceptance of its Notes, will be deemed to have agreed) that to the extent the Note Insurer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the Class A Noteholders, the Note Insurer will be entitled to receive the related Reimbursement Amount pursuant to Sections 3.04(b)(xi) hereof.

                  (e) The Class A Notes will be insured by the Note Insurance Policy pursuant to the terms set forth therein, notwithstanding any provisions to the contrary contained in this Indenture. All amounts received under the Note Insurance Policy shall be used solely for the payment when due to the Class A Noteholders of the Insured Payment.

                  (f) If a Responsible Officer of the Indenture Trustee at any time has actual knowledge that there will not be sufficient moneys in the Collection Account to make required payments of principal and interest on the Pledged Notes in an amount necessary to subsequently make all required payments of principal and interest to the Class A Noteholders on the applicable Payment Date, the Indenture Trustee shall immediately notify the Note Insurer or its designee by telephone, promptly confirmed in writing by overnight mail or facsimile transmission, of the amount of such deficiency. In addition, if a Responsible Officer of the Indenture Trustee has actual notice that any of the Class A Noteholders have been required to disgorge payments of principal or interest on the Class A Notes pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes a voidable preference to such Holders within the meaning of any applicable bankruptcy laws, then the Indenture Trustee shall notify the Note Insurer or its designee of such fact by telephone, promptly confirmed in writing by overnight mail or facsimile transmission. Such notice shall be in addition to the procedures set forth in the Note Insurance Policy for making a claim under the Note Insurance Policy.

                  (g) Anything herein to the contrary notwithstanding, any payment with respect to the principal of or interest on the Class A Notes which is made with moneys received pursuant to the terms of the Note Insurance Policy shall not be considered payment by the Issuer of the Class A Notes, shall not discharge the Issuer in respect of its obligation to make such payment and shall not result in the payment of or the provision for the payment of the principal of or interest on the Class A Notes within the meaning of Section 9.01 hereof. The Issuer and the Indenture Trustee acknowledge that, without the need for any further action on the part of the Note Insurer, the Issuer, the Indenture Trustee or the Note Registrar (i) to the extent the Note Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class A Notes to the Holders of such Class A Notes, the Note Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Issuer, and (ii) the Note Insurer shall be paid such principal and interest in its capacity as a Holder of the Class A Notes, but only from the sources and in the manner provided herein for the payment of such principal and interest in each case only after the Holders of the Class A Notes have received payment of all scheduled payments of principal and interest due thereon.

                  (h) Without limiting the provisions of Article VIII here of or the rights or interests of the Holders as otherwise set forth herein, so long as no Note Insurer Default exists, the Indenture Trustee shall cooperate in all respects with any reasonable request by the Note

Insurer for action to preserve or enforce the Note Insurer's rights or interests under this Indenture, including, without limitation, upon occurrence and continuance of an Event of Default, a request to take any one or more of the following actions:

                           (i) institute proceedings for the collection of all amounts then payable on the Class A Notes, or under this Indenture in respect of the Class A Notes, enforce any judgment obtained and collect from the Issuer moneys adjudged due;

                           (ii) institute proceedings from time to time for the complete or partial foreclosure of this Indenture; and

                           (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Note Insurer hereunder.

                  (i) The parties hereto grant to the Note Insurer, as long as no Note Insurer Default is continuing, the right of prior approval of amendments or supplements to the Transaction Documents and of the exercise of any option, vote, right, power or the like available to the Class A Noteholders hereunder.

                  SECTION 3.04 Disbursements From Collection Account. (a) On each Payment Date, the Indenture Trustee shall pay the Available Funds then on deposit in the Collection Account with respect to the immediately preceding Collection Period, as indicated on the Monthly Statement, as applicable, to the Persons to which such money is then due, calculated on the basis of and in accordance with the Monthly Statement for the related Collection Period; provided, however, that in the event the Servicer fails to deliver a Monthly Statement by a Payment Date the Indenture Trustee shall, nevertheless, pay interest on the Notes from the sources of funding set forth herein, in each case in an amount equal to the product of (i) one-twelfth, (ii) the Note Rate and
(iii) the related Note Principal Balance, as reflected on the Monthly Statement most recently delivered by the Servicer (net of any principal payments in respect thereof on the immediately preceding Payment Date).

                  (b) On each Payment Date, the Indenture Trustee shall pay such money to the following Persons, in the following order of priority, without duplication:

                           (i) To the Originator by wire transfer of immediately available funds, the aggregate amount of any Excluded Amounts or Initial Unpaid Amounts inadvertently deposited in the Collection Account;

                           (ii) From the amount then remaining in the Collection Account, to any party entitled thereto, by check, any indemnity payments paid pursuant to any Contract, to the extent that such amounts are inadvertently deposited in the Collection Account;

                           (iii) From the Available Funds then remaining in the Collection Account, to the Servicer by wire transfer to the account designated in writing by the Servicer of immediately available funds, the aggregate amount of the following, in the following priority:

                  (A) An amount equal to the unreimbursed Servicer Advances (other than Servicer Advances for the current Collection Period);

                  (B) An amount equal to the Servicer Fee owing on such Payment Date, plus any unpaid Servicer Fee owing from prior Collection Periods; and

                  (C) Any Servicing Charges inadvertently deposited in the Collection Account;

                  (iv) From the Available Funds then remaining in the Collection Account, to the Back-up Servicer by wire transfer to the account designated in writing by the Back-up Servicer of immediately available funds, an amount equal to the Back-up Servicer Fee owing on such Payment Date, plus any unpaid Back-up Servicer Fees from prior Collection Periods;

                  (v) From the Available Funds then remaining in the Collection Account, to the Note Insurer by wire transfer to the account designated in writing by the Note Insurer, an amount equal to the Premium Amount owing on such Payment Date, plus any unpaid Premium Amounts from prior Collection Periods;

                  (vi) From the Available Funds then remaining in the Collection Account, to the Indenture Trustee by wire transfer to the account designated in writing by the Indenture Trustee, an amount equal to the Indenture Trustee Fees owing on such Payment Date, plus any unpaid Indenture Trustee Fees from prior Collection Periods;

                  (vii) From the Available Funds then remaining in the Collection Account, to the Indenture Trustee by wire transfer to the account designated in writing by the Indenture Trustee, an amount equal to the reimbursable expenses due and unpaid to the Indenture Trustee in accordance with Section 7.07(a)(ii) hereof, up to the $30,000 limitation set forth in Section 7.07(a)(ii);

                  (viii) From (x) the Available Funds then remaining in the Collection Account plus (y) the proceeds of any applicable Insured Payment, to the Class A Noteholders, the Class A Note Interest for the related Collection Period;

                  (ix) As long as no Cumulative Loss Event has occurred, from the Available Funds then remaining in the Collection Account, to the extent that such disbursement shall not result in an Available Funds Shortfall or any unpaid Reimbursement Amount, from Available Funds then remaining in the Collection Account to the Class B Noteholders an amount equal to the Class B Note Priority Interest for the related Collection Period;

                  (x) From (x) the Available Funds then remaining in the Collection Account plus (y) the proceeds of any applicable Insured Payment, until the Class A Note Principal Balance has been reduced to zero, to the Class A Noteholders from the Available Funds then remaining in the Collection Account, the sum of (a) the Class A Base Principal Distribution Amount for such Payment Date and (b) any Class A Overdue Principal;

                  (xi) From the Available Funds then remaining in the Collection Account, to the Note Insurer by wire transfer to the account designated in writing by the Note Insurer, the Reimbursement Amount, if any, owing on such Payment Date;

                  (xii) if a Cumulative Loss Event has occurred, from the Available Funds then remaining in the Collection Account, to the class B noteholders, the Class B Note Priority Interest for the related Collection Period (to the extent the disbursement of the Class B Note Priority Interest will not result in (a) an Available Funds Shortfall or (b) any unpaid Reimbursement Amount);

                  (xiii) From Available Funds then remaining in the Collection Account, to the Class B Noteholders an amount equal to the Class B Note Junior Interest for the related Collection Period;

                  (xiv) From the Available Funds then remaining in the Collection Account, until the Class B Note Principal Balance has been reduced to zero, to the Class B Noteholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Class B Base Principal Distribution Amount for such Payment Date and (b) any Class B Overdue Principal, allocated, first, to the Class B Collateralized Note Balance, and, second, to the Class B Uncollateralized Note Balance; provided, however, that if a Restricting Event exists on such Payment Date and the Class A Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class A Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class B Noteholders under this clause (xiv), shall instead be paid to the Class A Noteholders pursuant to this clause (xiv) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce the Class A Note Principal Balance to zero;

                  (xv) From the Available Funds then remaining in the Collection Account, to the Indenture Trustee, the Indenture Trustee Expenses then due, together with any Indenture Trustee Expenses from prior Collection Periods, in excess of the $30,000 limitation set forth in Section 7.07(a)(ii) hereof, and up to the aggregate $45,000 limitation set forth in Section 7.07(a)(iii);

                  (xvi) From the Available Funds then remaining in the Collection Account, to the Servicer by wire transfer of immediately available funds to the account designated in writing by the Servicer, any other amounts due the Servicer as expressly provided in the Servicing Agreement; and

                  (xvii) From the Available Funds then remaining in the Collection Account, to the Residual Holders, as sponsors of the Trust, any remaining Available Funds; provided, however, that

             (I) if a Restricting Event does not exist on such Payment Date, but if any payment of funds to the Residual Holders on such Payment Date would result in the Residual Balance being less than 3% of the Initial Aggregate

                  Collateral Balance such entire remaining amount of Available Funds then remaining, regardless of any allocation to principal or interest in respect of the Residual Balance, shall not be paid to the Residual Holders but shall instead be paid (x) if the Class A Note Principal Balance on such Payment Date (after giving effect to all payments of principal to the Class A Noteholders made on such Payment Date pursuant to clauses (x) and (xiv)) exceeds zero, to the Class A Noteholders pursuant to this clause (xvii) as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce such balance to zero; and (y) if the Class A Note Principal Balance is zero, but the Class B Note Principal Balance on such Payment Date (after giving effect to all payments of principal to the Class B
                  Noteholders made on such Payment Date pursuant to clause
                  (xiv)) exceeds zero, the amount otherwise required to be paid to the Residual Holders under this clause (xvii) shall instead be paid to the Class B Noteholders pursuant to this clause (xvii) as an additional reduction of the Class B Note Principal Balance up to the amount necessary to reduce such balance to zero; and

             (II) if a Restricting Event exists on such Payment Date, the amount otherwise required to be paid to the Residual Holders under this clause (xvii) shall instead be paid (x) if the Class A Note Principal Balance on such Payment Date (after giving effect to all payments of principal to the Class A Noteholders made on such Payment Date pursuant to clauses
                  (x) and (xiv)) exceeds zero, to the Class A Noteholders pursuant to this clause (xvi) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce such balance to zero; (y) if the Class A Note Principal Balance is zero, but the Class B Note Principal Balance on such Payment Date (after giving effect to all payments of principal to the Class B Noteholders made on such Payment Date pursuant to clause (xiv)) exceeds zero, the amount otherwise required to be paid to the Residual Holders under this clause (xvii) shall instead be paid to the Class B Noteholders pursuant to this clause
                  (xvii) during such time as a Restricting Event is continuing as an additional reduction of the Class B Note Principal Balance up to the amount necessary to reduce such balance to zero; and (z) if the Class A Note Principal Balance and the Class B Note Principal Balance are each zero, such amount shall be paid to the Residual Holders pursuant to this clause (xvii).

             (c) All payments to Noteholders shall be made on each Payment Date to each Noteholder of record on the related Record Date by check, or, if requested by a Noteholder holding $5,000,000 or more of any Class of Notes, by wire transfer to the account designated in writing in the form of Exhibit B hereto (or such other account as such Noteholder may designate in writing) delivered to the Indenture Trustee on or prior to the related Determination Date, in immediately available funds, in amounts equal to such Noteholder's pro rata share (based on the aggregate Class A Percentage Interest in the case of the Class A Noteholders and the aggregate Class B Percentage Interest in the case of the Class B Noteholders) of such payment.

                  SECTION 3.05 Statements to Noteholders. (a) If the Servicer has delivered the Monthly Statement on the preceding Determination Date, then on each Payment Date the Servicer will forward it to the Note Insurer, and the Indenture Trustee will mail to the Rating Agencies and each Noteholder, a statement (which statement will be prepared by the Servicer and furnished to the Indenture Trustee in the Monthly Statement delivered pursuant to Section 4.07 of the Servicing Agreement or otherwise pursuant to this Indenture), setting forth the following information (per $1,000 of Initial Class A Note Principal Amount or of Initial Class B Note Principal Amount (as the case may be) as to (i) and (ii) below):

                        (i) With respect to a statement to a Class A Noteholder or a Class B Noteholder, the amount of such payment allocable to such Noteholder's Percentage Interest of the Class A or Class B Base Principal Distribution Amount and Class A or Class B Overdue Principal, as applicable;

                        (ii) With respect to a statement to a Noteholder, the amount of such payment allocable to such Noteholder's Percentage Interest of Class A or Class B Note Current Interest and Class A or Class B Overdue Interest, as applicable;

                        (iii) The aggregate amount of fees and compensation received by the Servicer pursuant to Section 3.04 hereof for the Collection Period;

                        (iv) The aggregate Class A Note Principal Balance, the aggregate Class B Note Principal Balance, the Class A Percentage, the Class B Percentage, the Class A Note Factor, the Class B Note Factor, the Pool Factor and the Aggregate Discounted Contract Principal Balance, after taking into account all distributions made on such Payment Date;

                        (v) The total unreimbursed Servicer Advances with respect to the related Collection Period;

                        (vi) The amount of Defaulted Contract Recoveries for the related Collection Period and the Aggregate Discounted Contract Principal Balance for all Contracts that became Defaulted Contracts during the related Collection Period calculated immediately prior to the time such Contracts became Defaulted Contracts;

                        (vii) The total number of Contracts and the Aggregate Discounted Contract Principal Balance thereof, together with the number and Aggregate Discounted Contract Principal Balance of all Contracts as to which the Obligors, have missed one, two, three or four Scheduled Payments (including Final Scheduled Payments), and Delinquent Contracts reconveyed; and

                        (viii) During the Pre-Funding Period only, the amount on deposit in the Pre-Funding Account and the Capitalized Interest Account after giving effect to withdrawals from such Accounts on such Payment Date.

                  (b) By January 31 of each calendar year, commencing January 31, 2000, or as otherwise required by applicable law, the Indenture Trustee shall furnish to each Person who at any time during the immediately preceding calendar year was a Noteholder a statement prepared by the Servicer, and delivered to the Indenture Trustee, containing the applicable aggregate amounts with respect to such Noteholder hereof for such calendar year or, in the event such Person was a Noteholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Noteholder's preparation of Federal income tax returns. In addition to the foregoing the Servicer and the Indenture Trustee (to the extent the Servicer has provided the necessary information to the Indenture Trustee) shall make available to Noteholders, the Rating Agencies or the Note Insurer (unless a Note Insurer Default has occurred and is continuing) any other information provided to the Servicer or the Indenture Trustee or otherwise in the Indenture Trustee's possession reasonably requested by Noteholders, the Rating Agencies or the Note Insurer in connection with tax matters, in accordance with the written directions of the Servicer.

                  (c) The Servicer shall furnish to each Noteholder and the Note Insurer (unless a Note Insurer Default has occurred and is continuing), on request, during the term of this Indenture, such periodic, special or other reports or information not specifically provided for herein, as shall be necessary, reasonable or appropriate with respect to such Noteholder or the Note Insurer all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Noteholder or the Note Insurer may reasonably require and as the Servicer may reasonably be able to produce; provided, however, that, as a condition of furnishing such materials, the Servicer may require such Noteholder to execute a confidentiality agreement in form and substance acceptable to the Servicer.

                  (d)      The Indenture Trustee shall promptly send to the
Note Insurer, each Noteholder and to the Rating Agencies in writing:

                        (ix) Notice of any breach by the Transferors, the Trust, the Originator or the Servicer of any of their respective representations, warranties and covenants made herein, in the Servicing Agreement or in any other Transaction Document;

                        (x) A copy of each Servicer compliance statement delivered to the Indenture Trustee pursuant to Section 4.08 of the Servicing Agreement;

                        (xi) Notice of any breach by the Indenture Trustee of its representations and warranties set forth in Section 7.17 hereof of which a Responsible Officer has actual knowledge;

                        (xii) Notice of the occurrence of any Event of Default or Restricting Event;

                        (xiii) Notice of any Event of Servicing Termination or default under the Insurance Agreement, or any other default under any of the Transaction Documents;

                        (xiv) Notice of any Event of Back-up Servicing Termination;

                        (xv)   Notice of an Note Insurer Default; and

                        (xvi) Notice of the resignation or removal of the Indenture Trustee;

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


provided, however, that in each case the Indenture Trustee shall only be required to send such notices and other items to the Noteholders to the extent that the Indenture Trustee has itself received the related information and the Noteholders have not already received such notice or other items. Except as may be specifically provided herein, the Indenture Trustee shall have no obligation to seek to obtain any such information.

                  SECTION 3.06 Compliance With Withholding Requirements. Notwithstanding any other provisions of this Indenture, the Indenture Trustee, as paying agent for and on behalf of, and at the direction of the Servicer, shall comply with all Federal withholding requirements respecting payments (or advances thereof) to Noteholders as may be applicable to instruments constituting indebtedness for Federal income tax purposes. Any amounts so withheld shall be treated as having been paid to the related Noteholder for all purposes of this Indenture. In no event shall the consent of Noteholders be required for any withholding.


                                  ARTICLE IV

                      REMOVAL OF NON-CONFORMING PLEDGED
                     PROPERTY; SUBSTITUTION OF CONTRACTS

                  SECTION 4.01      Removal of Non-Conforming Pledged Property.
(a) Upon discovery by the Trust, the Note Insurer, the Servicer (or any of its successors or assigns) or in the case of the Indenture Trustee, upon actual knowledge of a Responsible Officer of the Indenture Trustee, of a breach of any of the representations or warranties set forth in Section 2.02 of the Servicing Agreement that materially and adversely affects the interest of the Note Insurer, any Noteholders, any Contract, the related Equipment or the related Contract File, as the case may be, or if the Servicer fails to cause delivery of evidence of filing or copies of any UCC financing statement in accordance with the Servicing Agreement (any such event, a "Warranty Event"), the party (including any such successor or assign) discovering such breach shall give prompt written notice to the other parties. As of the later of (x) the last day of the calendar month of such discovery or such receipt of notice of breach or
(y) two weeks from the date of such discovery or such receipt of notice of breach (or, at the Originator's election, any earlier date), the Originator shall deposit (or cause to be deposited) in the Collection Account the Reacquisition Amount with respect to such Contract or replace such Contract with a Substitute Contract pursuant to Section 4.02 hereof. Any such nonconforming Contract so removed shall not be deemed to be a Defaulted Contract for purposes of this Article IV.

                  (b) The obligation of an Originator to remove any Contract and to remit the Reacquisition Amount, as appropriate, with respect to the related Contract as to which a breach has occurred and is continuing shall constitute the sole remedy against the Originator for such breach available to the Indenture Trustee and the Noteholders, except to the extent that such breach is the result of any fraud or willful misconduct on the part of the Originator.

                  SECTION 4.02 Substitution of Contracts. (a) Subject to the provisions of Sections 4.02(b) through (d) hereof, the Originator, with the written consent of the Note Insurer (unless a Note Insurer Default has occurred and is continuing), upon notice from the Servicer, may substitute one or more Contracts (each a "Substitute Contract") and the related Equipment and replace a Contract and the related Equipment that (i) becomes a Defaulted Contract or an Early Termination Contract or (ii) is the subject of a Prepayment, a Casualty Loss or a Warranty Event.

                  (b) Each Substitute Contract shall be a Contract, with respect to which all of the representations and warranties set forth in Section
2.02 of the Servicing Agreement were true as of the related Substitute Contract Cut-Off Date.

                  (c) Prior to any substitution pursuant to this Section 4.02, the Indenture Trustee shall have received an executed transfer agreement between the related Transferor and the Originator providing for the unconditional sale and transfer of the Substitute Contracts and related Equipment by the Originator to such Transferor, the List of Substitute Contracts reflecting the substitution, a release request, in form and substance acceptable to the Transferors and the Indenture Trustee, with respect to the Contract being replaced and the originally executed trust receipt relating thereto.

                  (d) No such substitution under this Section 4.02 shall be permitted on any Transfer Date if:

                        (xvii) on a cumulative basis from the Initial Cut-Off Date, the sum of the Discounted Contract Principal Balances (as of the related Substitute Cut-Off Date) of such Substitute Contracts would exceed ten percent (10%) of the Initial Aggregate Collateral Balance;

                        (xviii) as of the related Substitute Cut-Off Date, the Substitute Contracts then being pledged have an Aggregate Discounted Contract Principal Balance that is less than the Aggregate Discounted Contract Principal Balance of the Contracts being replaced;

                        (xix) as of the related Substitute Cut-Off Date, any of the Substitute Contracts then being pledged have a final scheduled payment date later than twelve months before the Class A Maturity Date;

                        (xx) the Servicer makes a good faith determination that the credit quality of the Substitute Contract is not worse than that of the Contract being replaced; and

                        (xxi)  as a result thereof, (x) the sum of the
         Scheduled Payments on all Contracts, after giving effect to such substitutions, due in any Collection Period thereafter would be less than (y) the sum of the Scheduled Payments which would otherwise be due in such Collection Period, prior to giving effect to such substitution.

                  (e) Upon the replacement of a Contract and the related Equipment with a Substitute Contract as described above, the security interest of the Indenture Trustee in such replaced Contract, the related Equipment and all proceeds thereon shall be terminated and such Substitute Contract and the related Equipment shall be transferred to the Transferor, pledged to the Trust as collateral security for the Pledged Notes, and such security interest shall be assigned to the Indenture Trustee, for the benefit of the Noteholders and the
Note Insurer.

                  SECTION 4.03      Release of Trust Property. (a) The
Indenture Trustee when required by the provisions of this Indenture and with the prior written consent of the Note Insurer (unless a Note Insurer Default has occurred and is continuing) shall execute instruments provided to it in order to release property from the Lien of this Indenture, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, the Servicing Agreement and the Receivables Pledge Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article IV shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

                  (b) The Indenture Trustee shall, at such time as the parties' obligations under this Indenture terminate pursuant to Section 9.01 hereof, release any remaining portion of the Trust Property that secured the Notes from the Lien of this Indenture and release to the Trust or any other Person entitled thereto any funds then on deposit in the Collection Account and any subaccounts thereof as may have been established pursuant to Section 3.02(b); provided, that with the prior written consent of the Note Insurer (so long as no Note Insurer Default has occurred and is continuing), the Trust Property may be released after the date on which there are no Notes outstanding and all sums due the Indenture Trustee and the Note Insurer pursuant to this Indenture, the Insurance Agreement and any other Transaction Document have each been paid and prior to the expiration of the 123-day period reference in Section
9.01. The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section 4.03(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel, the prior written consent of the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 10.05 hereof.

                                  ARTICLE V

                                  THE NOTES

                  SECTION 5.01 The Notes. (a) The Class A Notes will be issued in denominations of $100,000 and $1,000 increments above $100,000 up to the Initial Class A Note Principal Balance and the Class B Notes will be issued in denominations of $100,000 and $1,000 increments above $100,000 up to the Initial Class B Note Principal Balance. Each Note shall represent a validly issued and binding obligation, but only if such Note has been executed on behalf of the Trust by a Responsible Officer of the Owner Trustee by manual signature, and authenticated on behalf of the Indenture Trustee by a Responsible Officer of the Indenture Trustee by manual signature. Each Note bearing the manual signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust shall continue to be a valid and binding obligation, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Note or did not hold such offices at the date of such Note. No Note shall be entitled to any benefit under this Indenture, or be valid for any purpose, unless there appears on such Note a certificate of authentication substantially in the form set forth in the form of the Notes of the related Class, each attached as Exhibits hereto, signed by the Indenture Trustee by manual signature, and such signature upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. All Class A Notes shall be substantially in the form set forth in Exhibit C and all Class B Notes shall be substantially in the form set forth in Exhibit D hereto. Each Note shall be dated the date of its authentication. Neither the Notes nor the Contracts are insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                  (b) It is intended that the Notes be registered so as to participate in a global book-entry system with the Depository, as set forth herein. The Class A Notes shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A Note with a denomination equal to the Initial Class A Note Principal Balance. The Class B Notes shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class B Note, with a denomination equal to the Initial Class B Note Principal Balance. Upon initial issuance, the ownership of each such Class A Note and Class B Note shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

                  The Trust and the Indenture Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

                  With respect to Notes registered in the Register in the name of Cede & Co., as nominee of the Depository, the Trust and the Indenture Trustee shall have no responsibility or obligation to Direct Participants or Indirect Participants or beneficial owners for which the Depository holds Notes from time to time as a trustee. Without limiting the immediately preceding sentence, the Trust, the Servicer and the Indenture Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct Participants or Indirect Participant with respect to any ownership interest in any Note, (ii) the delivery to any Direct Participants or Indirect Participant or any other Person, other than a Noteholder, of any notice with respect to the Notes or
(iii) the payment to any Direct Participants or Indirect Participant or any other Person, other than a Noteholder, of any amount with respect to any distribution of principal or interest on the Notes. No Person other than a Noteholder shall receive a certificate evidencing a Class A Note or Class B Note.

                  Upon delivery by the Depository to the Indenture Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Noteholders appearing as Noteholders at the close of business on a Record Date, the name "Cede & Co." in this Indenture shall refer to such new nominee of the Depository.

                  (c) In the event that (i) the Depository or the Servicer advises the Indenture Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Notes and the Servicer or the Depository is unable to locate a qualified successor or (ii) the Indenture Trustee at its sole option elects to terminate the book-entry system through the Depository, the Notes shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Servicer may determine that the Notes shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Servicer, or such depository's agent or designee but, if the Servicer does not select such alternative global book-entry system, then the Notes may be registered in whatever name or names Noteholders transferring Notes shall designate, in accordance with the provisions hereof; provided, however, that any such registration shall be at the expense of the Servicer.

                  (d) Notwithstanding any other provision of this Indenture to the contrary, so long as any Note is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Notes as the case may be and all notices with respect to such Notes as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

                  In the event any Notes are issued in book-entry form with the Depository: (i) the Indenture Trustee may deal with the Depository as the authorized representative of the Noteholders; (ii) the rights of the Noteholders shall be exercised only through the Depository and shall be limited to those established by law and agreement between the Noteholders and the Depository; (iii) the Depository will make book-entry transfers among the direct participants of the Depository and will receive and transmit distributions of principal and interest on the Notes to such direct participants; and (iv) the direct participants of the Depository shall have no rights under this Indenture under or with respect to any of the Notes held on their behalf by the Depository, and the Depository may be treated by the Indenture Trustee and its agents, employees, officers and directors as the absolute owner of the Notes for all purposes whatsoever.

                  SECTION 5.02 Initial Issuance of Notes. (a) The Indenture Trustee shall, upon the written instruction of the Trust, in exchange for the Pledged Property, authenticate and deliver Class A Notes and Class B Notes executed by the Trust in authorized denominations equaling in the aggregate the Initial Class A Note Principal Balance and the Initial Class B Note Principal Balance, respectively.

                  (b) Notwithstanding anything herein to the contrary, in the case of the initial sale of a Note, the acquirer of such Note shall be deemed to have represented and warranted (i) that it is not acquiring its interest in the Note with the assets of (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which is subject to Title I of ERISA, (B) a plan or other arrangement described in Section 4975 of the Code or (C) any entity whose underlying assets include plan assets by reason of an investment in such entity by a plan described in (A) or (B) above (collectively, a "Benefit Plan Investor") or (ii) that it is purchasing Class A Notes and its purchase and continued holding of the Class A Notes will be covered by a U.S. Department of Labor Class Exemption.

                  SECTION 5.03 Registration of Transfer and Exchange of Notes. (a) The Indenture Trustee, as initial Note Registrar, shall maintain, or cause to be maintained, at the Corporate Trust Office, a register (the "Register") in which the Indenture Trustee shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided. All Notes shall be so registered.

                  (b) Upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Trust shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized denominations of the same class, of a like aggregate Class A Percentage Interest or Class B Percentage Interest, as the case may be, dated the date of such authentication; provided that, none of the Notes may be transferred to the Transferors or any of their respective Affiliates unless the Indenture Trustee, the Noteholders, the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) and the Rating Agencies shall have been furnished with an Opinion of Counsel experienced in Federal bankruptcy matters to the effect that such sale or transfer would not adversely affect the character of the conveyance of the Conveyed Assets to the Transferors as an absolute transfer.

                  (c) At the option of a Noteholder, Notes may be exchanged for other Notes of the same Class (of authorized denominations in the case of Class A Notes and Class B Notes) of a like aggregate Class A Percentage Interest or Class B Percentage Interest, as the case may be, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Trust shall execute, and the Indenture Trustee shall authenticate and deliver the Notes that the Noteholder making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer substantially in the form of Exhibit H hereto, duly executed by the Noteholder thereof or its attorney duly authorized in writing.

                  (d) No service charge shall be made for any registration of transfer of any Note or for the exchange of any Note, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer of any Note or exchange of any Note.

                  (e) Once definitive Notes have been issued, no sale or other transfer of any Note shall be made to any Person unless such Person delivers to the Indenture Trustee a completed representation letter in substantially the form attached as either Exhibit F or Exhibit G hereto.

                  (f) All Notes surrendered for registration of transfer and all Notes surrendered for exchange shall be delivered to the Indenture Trustee and cancelled and subsequently destroyed by the Indenture Trustee in accordance with its customary practices in effect from time to time.

                  (g) Notwithstanding the foregoing, in the case of any sale or other transfer of record or beneficial ownership of a Note, the transferee of such Note shall be deemed to have represented and warranted (i) that it is not a Benefit Plan Investor or (ii) that it is purchasing the Class A Notes and its purchase and continued holding of the Class A Notes will be covered by a U.S. Department of Labor Class Exemption.

                  SECTION 5.04 Mutilated, Destroyed, Lost or Stolen Notes. If any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Trust, the Servicer and the Indenture Trustee such security or indemnity satisfactory to each of them as may be required by them to save each of them harmless, then, in the absence of notice to the Indenture Trustee that any such Note has been acquired by a bona fide purchaser, the Trust shall execute and the Indenture Trustee shall authenticate and deliver in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note a new Note of like Class and Percentage Interest. In connection with the issuance of any new Note under this Section 5.04, the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Note issued pursuant to this Section 5.04 shall constitute a Note duly issued by the Trust, as if originally issued, whether or not the lost, stolen or destroyed Note shall be found at any time.

                  SECTION 5.05 Persons Deemed Owners. The Note Insurer and the Indenture Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving distributions pursuant to
Section 3.04 hereof and for all other purposes whatsoever, and the Note Insurer and the Indenture Trustee shall not be affected by any notice to the contrary.

                  SECTION 5.06 Access to List of Noteholders' Names and Addresses. The Indenture Trustee will furnish or cause to be furnished to the Servicer within fifteen (15) days after receipt by the Indenture Trustee of a request therefor from the Servicer in writing, a list, of the names and addresses of the Noteholders as of the most recent Record Date. If one or more Noteholders representing a Class A Percentage Interest or a Class B Percentage Interest of not less than 25% (an "Applicant") shall apply in writing to the Indenture Trustee, and such application shall state that the Applicant desires to communicate with other Noteholders with respect to its rights under this Indenture or under the Notes, then the Indenture Trustee shall, within five (5) Business Days after the receipt of such application, send such notice to the current list of Noteholders. Every Noteholder, by receiving and holding a Note, agrees with the Trust, the Servicer and the Indenture Trustee that none of the Trust, the Servicer or the Indenture Trustee shall be held accountable by reason of the disclosure of any such information, regardless of the source from which such information was derived.

                  SECTION 5.07 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and where required to the Trust, the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Indenture Trustee, the Trust, the Originator and the Servicer, if made in the manner provided in this Section 5.07.

                  (b) The fact and date of the execution by any Noteholder of any such instrument or writing may be proven in any reasonable manner which the Indenture Trustee deems sufficient.

                  (c) The ownership of Notes shall be proven by the Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder shall bind every holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or omitted to be done by the Indenture Trustee, the Trust or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

                  SECTION 5.08      No Proceedings. By its acceptance of a
Note, each Noteholder shall be deemed to have agreed that it will not directly or indirectly institute, or cause to be instituted, against the Residual Holders or the Trust any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of the Trust.

                                  ARTICLE VI

                                  THE TRUST

                  SECTION 6.01 Liability of the Trust. The Trust shall be liable for payments in respect of the Notes in accordance herewith only to the extent of the obligations specifically undertaken by the Trust herein.

                  SECTION 6.02 Limitation on Liability of the Trust. Neither the Owner Trustee nor the directors, officers, employees or agents of the Trust or the Owner Trustee shall be under any liability to the Indenture Trustee, the Noteholders, the Originator, the Servicer, the Residual Holders or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the Trust's execution and delivery of this Indenture and the issuance of the Notes. The Trust shall not be under any liability to the Indenture Trustee, the Noteholders, the Originator, the Servicer, the Residual Holders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Trust pursuant to this Indenture whether arising from express or implied duties under this Indenture; provided, however, that this provision shall not protect the Trust against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, misrepresentation or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Trust may rely in good faith on any document of any kind prima facie properly executed and submitted by any other Person respecting any matters arising hereunder.

                  SECTION 6.03      Indemnity for Liability Claims. The
Residual Holders, on behalf of the Trust, shall be deemed to have agreed to indemnify, defend and hold harmless the Indenture Trustee (which shall include any of its directors, employees, officers and agents), the Owner Trustee (which shall include any of its directors, employees, officers and agents), the Noteholders and the Note Insurer against and from any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, repossession or operation of the Equipment to the extent not covered by the Servicer's indemnity provided by Section 5.01 of the Servicing Agreement; provided, however, that such amounts shall be payable solely from amounts payable to the Residual Holders pursuant to Section 3.04(b)(xvi) hereof.

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

                  SECTION 6.04 Liabilities. Notwithstanding any provision of this Indenture, by entering into this Indenture, the Trust and the Residual Holders agree to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those losses incurred by a Class A Noteholder or a Class B Noteholder in the capacity of an investor in the Class A Notes or the Class B Notes) imposed on or asserted against the Trust or otherwise arising out of or based on the arrangements created by this Indenture (to the extent of the Trust Property remaining after the Class A Noteholders, the Class B Noteholders and the Note Insurer have been paid in full are insufficient to pay such losses, claims, damages or liabilities).

                  SECTION 6.05      [Reserved].

                  SECTION 6.06 Annual Statement as to Compliance. The Servicer, on behalf of the Trust, will deliver to the Indenture Trustee and the
Note Insurer, within 90 days after the end of each fiscal year of the Trust (commencing with the fiscal year ended December 31, 1999), and otherwise in compliance with the requirements of TIA Section 314(a)(4) an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

                  (xxii) a review of the activities of the Trust during such year and of performance under this Indenture has been made under such Authorized Officer's supervision; and

                  (xxiii) to the best of such Authorized Officer's knowledge, based on such review, the Trust has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

                  SECTION 6.07      Payment of Principal and Interest. The
Trust will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Trust to such Noteholder for all purposes of this Indenture.

                  SECTION 6.08 Maintenance of Office or Agency. The Trust will maintain in New York, New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Trust in respect of the Notes and this Indenture may be served. The Trust hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Trust will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Trust shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Trust hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

                  SECTION 6.09      Money for Payments to be Held in Trust.
(a) On or before each Payment Date, the Trust shall deposit or cause to be deposited in the Collection Account,

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


but only from the sources described herein, an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the paying agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

                  (b) The Trust will cause each paying agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee and the
Note Insurer an instrument in which such paying agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as paying agent, it hereby so agrees), subject to the provisions of this Section, that such paying agent will:

                           (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                           (ii) give the Indenture Trustee notice of any default by the Trust (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

                           (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such paying agent;

                           (iv) immediately resign as a paying agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a paying agent at the time of its appointment; and

                           (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                  (c) The Trust may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any paying agent to pay to the Indenture Trustee all sums held in trust by such paying agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such paying agent; and upon such a payment by any paying agent to the Indenture Trustee, such paying agent shall be released from all further liability with respect to such money.

                  (d) Subject to Section 9.02(d) hereof and to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any paying agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Trust with the written consent and direction of the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) and shall be deposited by the Indenture Trustee in the Collection Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Trust for payment thereof (but only to the extent of the amounts so paid to the Trust), and all liability of the Indenture Trustee or such paying agent with respect to such trust money shall thereupon cease; provided, however, that, if such money or any portion thereof had been previously deposited by the Note Insurer with the Indenture Trustee for the payment of principal or interest on the Notes, to the extent any amounts are owing to the Note Insurer, such amounts shall be paid promptly to the Note Insurer, upon receipt of a written request by the Note Insurer to such effect; and provided, further, that the Indenture Trustee or such paying agent, before being required to make any such repayment, shall at the expense of the Trust cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Trust. The Indenture Trustee shall also adopt and employ, at the expense of the Trust, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any paying agent, at the last address of record for each such Holder).

                  SECTION 6.10 Existence. Except as otherwise permitted by the provisions of Section 6.14, the Trust will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless, with the prior written consent of the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) and the satisfaction of the Rating Agency Condition, it becomes, or any successor Trust hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Trust will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and each other instrument or agreement included in the Pledged Property.

                  SECTION 6.11 Protection of Trust Property. The Trust intends the security interest granted pursuant to this Indenture in favor of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, to be prior to all other Liens in respect of the Trust Property, and the Trust shall take all actions necessary to obtain and maintain, in favor of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, a first Lien on, and a first priority, perfected security interest in, the Trust Property. The Trust will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                           (i) grant more effectively all or any portion of the Trust Property;

                           (ii) maintain or preserve the Lien and security interest (and the priority thereof) in favor of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, created by this Indenture or carry out more effectively the purposes hereof;

                           (iii) perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;

                           (iv)     enforce any of the Pledged Property;

                           (v) preserve and defend title to the Trust Property and the rights of the Indenture Trustee in such Trust Property against the claims of all persons and parties; and

                           (vi) pay all taxes or assessments levied or assessed upon the Trust Property when due.

The Trust hereby designates the Indenture Trustee as its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required by the Indenture Trustee or the Note Insurer pursuant to this Section 6.11.

                  SECTION 6.12 Performance of Obligations; Servicing of Receivables. (a) The Trust will not take any action, and will use its best efforts not to permit any action to be taken by others, that would release any Person from any of such Person's covenants or obligations under any instrument or agreement included in the Trust Property or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the other Transaction Documents or any other instrument or agreement.

                  (b) The Trust may contract with other Persons acceptable to the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and the Note Insurer in an Officer's Certificate of the Trust shall be deemed to be action taken by the Trust. Initially, the Trust has contracted with the Servicer to substantially perform the Trust's duties under this Indenture, and in such regard, the Trust may rely upon information provided by the Servicer in connection with any Officer's Certificate of the Trust to be provided pursuant to this Indenture and any other action to be take by the Trust pursuant to this Indenture.

                  (c) The Trust will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents and in the instruments and agreements included in the Trust Property, including, but not limited to, preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture, the Servicing Agreement and the other Transaction Documents in accordance with and within the time periods provided for herein and therein.

                  (d) If a Responsible Officer of the Owner Trustee shall have actual knowledge of the occurrence of (i) an Event of Servicing Termination under the Servicing Agreement, (ii) a Restricting Event under this Indenture or
(iii) an Event of Default under this Indenture, the Trust shall promptly notify the Indenture Trustee, the Note Insurer and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Trust is taking in respect of such default. If

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

a Servicer Termination Event shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Contracts, the Trust shall take all reasonable steps available to it to remedy such failure.

                  SECTION 6.13 Negative Covenants. So long as any Notes are Outstanding, the Trust shall not:

                  (a) except as expressly permitted by this Indenture or the Transaction Documents, sell, transfer, exchange or otherwise dispose of any of the Trust Property, unless directed to do so by the Note Insurer (or, in the case of a Note Insurer Default, the Majority Holders);

                  (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Property; or

                  (c) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the Lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Property or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on Equipment and arising solely as a result of an action or omission of the related Obligor), (iii) permit the Lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Property or (iv) amend, modify or fail to comply with the provisions of the Transaction Documents without the prior written consent of the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) and the satisfaction of the Rating Agency Condition.

                  SECTION 6.14 Trust May Consolidate, Etc. Only on Certain Terms. (a) The Trust shall not consolidate or merge with or into any other Person, unless:

                           (i) the Person (if other than the Trust) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee and the Note Insurer (so long as no Note Insurer Default has occurred and is continuing), the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Trust to be performed or observed, all as provided herein;

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


                           (ii) immediately after giving effect to such transaction, no Event of Default or Restricting Event shall have occurred and be continuing;

                           (iii) the Trust shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Note Insurer (so long as no Note Insurer Default has occurred and is continuing)) to the effect that such transaction will not have any material adverse tax consequence to the Trust, the Note Insurer or any Noteholder;

                           (iv) any action as is necessary to maintain the Lien and security interest created by this Indenture shall have been taken;

                           (v) the Trust shall have delivered to the Indenture Trustee and the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article VI and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange
         Act);

                           (vi) the Rating Agencies have confirmed that such transaction will not result in the reduction or withdrawal of any rating on each Class of Notes; and

                           (vii) the Note Insurer has given its prior written consent (or, in the case of a Note Insurer Default, the Majority Holders).

                  (b) The Trust shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Property, to any Person, unless:

                           (i) the Person that acquires by conveyance or transfer the properties and assets of the Trust the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture
         Trustee, in form satisfactory to the Indenture Trustee and the
         Note Insurer (or, in the case of a Note Insurer Default, the Majority Holders), the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each of the Transaction Documents on the part of the Trust to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Trust against and from any loss, liability or expense arising under or related to this Indenture and the Notes and
         (E) expressly agree by means of such supplemental indenture that such Person (or if a group of persons, then one specified Person) shall prepare (or cause to be prepared) and make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

                          (ii) immediately after giving effect to such transaction, no Event of Default or Restricting Event shall have occurred and be continuing;

                          (iii) the Trust shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Note Insurer (so long as no Note Insurer Default has occurred and is continuing)) to the effect that such transaction will not have any material adverse tax consequence to the Trust, the Note Insurer or any Noteholder;

                          (iv) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

                          (v) the Trust shall have delivered to the Indenture Trustee and the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article VI and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange
         Act);

                          (vi) the Rating Agencies have confirmed that such transaction will not result in the reduction or withdrawal of any rating on each Class of Notes; and

                          (vii) the Note Insurer has given its prior written consent (or, in the case of a Note Insurer Default, the Majority Holders).

                  SECTION 6.15 Successor or Transferee. (a) Upon any consolidation or merger of the Trust in accordance with Section 6.14, the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Trust under this Indenture with the same effect as if such Person had been named as the Trust herein.

                  (b) Upon a conveyance or transfer of all the assets and properties of the Trust pursuant to Section 6.14(b), the Trust will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Trust with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee and the Note Insurer stating that the Trust is to be so released.

                  SECTION 6.16 No Other Business. The Trust shall not engage in any business other than financing, purchasing, owning, selling and managing the Pledged Notes in the manner contemplated by this Indenture and the other Transaction Documents and activities incidental thereto.

                  SECTION 6.17 No Borrowing. The Trust shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for (i) the Notes and (ii) obligations owing from time to time to the Note Insurer . The proceeds of the Notes shall be used exclusively to fund the Trust's purchase of the Pledged Notes and the other assets constituting the Pledged Property and to pay the Trust's organizational, transactional and start-up expenses.

                  SECTION 6.18 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Servicing Agreement or this Indenture, the Trust shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

                  SECTION 6.19 Capital Expenditures. The Trust shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personal).

                  SECTION 6.20 Compliance with Laws. The Trust shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Trust to perform its obligations under the Notes, this Indenture or any other Transaction Document.

                  SECTION 6.21 Further Instruments and Acts. Upon request of the Indenture Trustee or the Note Insurer (so long as no Note Insurer Default has occurred and is continuing), the Trust will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and the other Transaction Documents.

                                 ARTICLE VII

                            THE INDENTURE TRUSTEE

                  SECTION 7.01 Duties of Indenture Trustee. (a) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge has occurred and has not been cured or waived, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that are specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they conform as to form to the requirements of this Indenture. No acceptance of, or reliance on, any such item by the Indenture Trustee shall constitute a representation by the Indenture Trustee of the enforceability or sufficiency of such item.

                  (c) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                          (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture; the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture; no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Indenture Trustee and, if specifically required to be furnished pursuant to any provision of this Indenture, conforming to the requirements of this Indenture;

                          (ii) The Indenture Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Indenture Trustee unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

                          (iii) The Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture, pursuant to the direction of the Holders of Notes evidencing the greatest Percentage Interests in the related Class, but in no event less than 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising, suffering or omitting to take any trust or power conferred upon the Indenture Trustee, under this Indenture;

                          (iv) The Indenture Trustee shall not be charged with knowledge of any Event of Servicing Termination, any Event of Default or Restricting Event unless a Responsible Officer of the Indenture Trustee obtains actual knowledge of such failure or event or the Indenture Trustee receives written notice of such failure or event from the Servicer, the Trust, the Note Insurer or any Noteholder; and

                          (v) The Indenture Trustee shall have no duty to monitor the performance of the Servicer (as custodian or otherwise), nor shall it have any liability in connection with the malfeasance or nonfeasance by the Servicer; provided, however, that the foregoing shall not diminish or in any way modify any obligation of the Back-up Servicer under the Servicing Agreement. The Indenture Trustee shall have no liability in connection with compliance of the Servicer or the Trust with statutory or regulatory requirements related to the Contracts or the related Equipment. The Indenture Trustee shall not make or be deemed to have made any representations or warranties with respect to the Contracts or related Equipment or the validity or sufficiency of any pledge of the Contracts to the Trust or the Indenture Trustee. The Indenture Trustee shall have no obligation or liability in respect of the maintenance of casualty or liability insurance in connection with the Contracts or the related Equipment.

                  (d) The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Indenture or the Servicing Agreement except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Indenture.

                  (e) On each Determination Date, the Indenture Trustee shall give notice, by facsimile, to a Servicing Officer of the Servicer and the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) if the total amount then on deposit in the Collection Account is less than the amount indicated in the Monthly Statement.

                  (f) The Indenture Trustee shall immediately notify the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) and each Rating Agency of: (i) any proposed change herein or supplement hereto; (ii) the occurrence of any Event of Default, Event of Servicing Termination, Event of Back-up Servicing Termination or Restricting Event actually known to a Responsible Officer of the Indenture Trustee; (iii) any proposed change of the Indenture Trustee hereunder; (iv) any matter to be put to the Noteholders for election hereunder; (v) any proposed exercise by the Noteholders of any option, vote, right, power or the like hereunder; and (vi) any other matter, notice of which is required hereunder to be given to any of the Noteholders or to the Indenture Trustee.

                  SECTION 7.02 Eligible Investments. The Servicer shall direct the Indenture Trustee to invest in Eligible Investments, as further specified from time to time by written notice to the Indenture Trustee executed by a Servicing Officer, any cash amounts deposited in the Accounts pursuant to the terms of this Indenture or the Servicing Agreement, immediately upon deposit of any such cash amounts; provided, however, that each such Eligible Investment (i) shall mature no later than the Business Day immediately preceding the Payment Date in respect of the Collection Period during which such deposit was made and
(ii) shall not be sold or disposed of prior to its maturity. The Indenture Trustee shall not be liable or responsible for the selection of or losses on any investments made by it pursuant to and in compliance with such instructions of the Servicer pursuant to this Section 7.02. The Indenture Trustee shall have no obligation to initiate any investments in the absence of such written direction.

                  SECTION 7.03 Indenture Trustee's Assignment of Contracts. If in any enforcement suit or legal proceeding it is held, or in connection with the collection of a Defaulted Contract the Servicer or its assigns reasonably anticipates that the Servicer or its assigns may not or will not be able to enforce a Contract on the ground that neither the Servicer nor its assigns are a real party-in-interest or a holder entitled to enforce the Contract, then the Indenture Trustee shall, at the Servicer's or its assigns' expense, take such steps as the Indenture Trustee deems necessary to enforce the Contract, including (i) bringing suit in the Indenture Trustee's name or the names of the Noteholders and the Note Insurer and (ii) executing and delivering all such instruments or documents as shall be required to transfer title to a Contract to the Servicer or its assigns or otherwise enforce such Contract.

                  SECTION 7.04 Certain Matters Affecting the Indenture Trustee. Except as otherwise provided in Section 7.01:

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                  (a) The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) The Indenture Trustee may consult with counsel and any Opinion of Counsel or advice shall constitute full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel or advice;

                  (c) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Note Insurer (or, in the case of a Note Insurer Default, any of the Noteholders), pursuant to the provisions of this Indenture unless the Note Insurer or such Noteholders shall have offered to the Indenture Trustee such security or indemnity satisfactory to it against the costs, expenses, and liabilities that may be incurred therein or thereby that are reasonable in the opinion of the Indenture Trustee (the unsecured indemnity agreement of the Note Insurer being satisfactory in all such instances); provided, however, that nothing contained herein shall relieve the Indenture Trustee of the obligations, upon the occurrence of an Event of Default (that has not been cured), to exercise such of the rights and powers vested in it by this Indenture and to use the same degree of skill and care in their exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs;

                  (d) The Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                  (e) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge and after the curing of all Events of Default that may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) or by the Holders of Notes of any Class evidencing Percentage Interests of not less than 25% of such Class; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to it against such cost, expense or liability as a condition to so proceeding (the unsecured indemnity agreement of the Note Insurer being satisfactory in all such instances). The reasonable expense of every such examination shall be paid by the requesting party. Nothing in this clause (e) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors; and

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

                  (f) The Indenture Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or by or through agents or attorneys or a custodian. The Indenture Trustee shall not be responsible for the misconduct, negligence or for the supervision of any of the Indenture Trustee's agents or attorneys appointed with due care by the Indenture Trustee hereunder or that of the Originator, the Servicer or the Trust.

                  SECTION 7.05 Indenture Trustee Not Liable for Notes or Contracts. The Notes do not represent an obligation issued by the Indenture Trustee or any Affiliate thereof. The promise to pay the Notes according to their terms and the terms of this Indenture set forth in the Notes and in
Section 2.05 hereof provides recourse to the Pledged Property and, with respect to the Class A Notes, the Note Insurance Policy only. The Indenture Trustee does not assume any responsibility for the accuracy of the statements herein or in the Notes (other than as set forth in Section 7.17 and the certificate of authentication on the Notes). The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes (other than the certificate of authentication on the Notes) or of any Contract or related document. The Indenture Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any security interest in any Equipment or any Contract, to the perfection or priority thereof, or to the efficacy of the Trust or any portion thereof to pay any Note, the existence or validity of any Contract, the validity of the pledge of any Contract to the Indenture Trustee, on behalf of the Trust, or of any intervening assignment, the review of any Contract, any Contract File or the Computer Tape (it being understood that neither the Indenture Trustee nor any of its agents have reviewed or intend to review such matters, the sole responsibility for such review being vested in the Trust), the completeness of any Contract File, the receipt by it or its custodian of any Contract, the performance or enforcement of any Contract, subject to Section 4.01 of the Servicing Agreement, the compliance by the Trust with any covenant or the breach by the Originator or the Trust of any warranty or representation made under the Servicing Agreement, under the Transfer Agreements or in any related document or the accuracy of any such warranty or representation, any investment of monies in the Collection Account (except to the extent that the Indenture Trustee, in its individual capacity, is an obligor with respect to any such investment) or any loss resulting therefrom, the acts or omissions of the Servicer, or any Obligor, any action of the Servicer taken in the name of the Indenture Trustee, any action by the Indenture Trustee taken at the instruction of the Servicer or the preparation and filing of tax returns for the Trust. No recourse shall be had for any claim based on any provision of this Indenture, the Notes or any Contract or assignment thereof against The Bank of New York, in its individual capacity, and The Bank of New York, in its individual capacity shall not have any personal obligation, liability or duty whatsoever to any Noteholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein, except for such liability as is determined to have resulted from its own negligence or willful misconduct. The Indenture Trustee shall not be accountable for the use or application by the Originator or the Trust of any of the Notes or of the proceeds of such Notes or for the use or application of any funds paid to the Servicer in respect of the Contracts.

                  SECTION 7.06 Indenture Trustee May Own Notes. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights as it would have if it were not Indenture Trustee, subject to the definition of the term "Noteholder" in Annex A hereto.

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                  SECTION 7.07      Indenture  Trustee's  Fees and  Expenses.
(a) The Servicer,  on behalf of the Residual  Holders, agrees:

                          (i) to pay to the Indenture Trustee, pursuant to Section 3.04(b)(vi), as applicable, on each Payment Date reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of an Indenture Trustee of an express trust); and

                          (ii) except to the extent otherwise expressly provided herein, to reimburse the Indenture Trustee, pursuant to
         Section 3.04(b)(vii), as applicable, upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and expenses and disbursements of any of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; provided, that for purposes of this clause (ii), such expenses, disbursements and advances shall be limited to an aggregate amount of $30,000 over the life of the transaction; and

                          (iii) to reimburse the Indenture Trustee, pursuant to Section 3.04(b)(xiv), as applicable, for all reasonable expenses, disbursements and advances that would have been paid pursuant to Section 7.07(a)(ii) but for the $30,000 limitation; provided, that for purposes of this clause (iii), such expenses, disbursements and advances shall be limited to an aggregate amount of $45,000 over the life of the transaction (for an aggregate limitation pursuant to clauses (ii) and (iii) of $75,000).

                  (b) The Servicer's obligations under this Section 7.07 shall survive the termination of this Indenture or the earlier resignation or removal of the Indenture Trustee. The Indenture Trustee shall not be entitled to any other or additional compensation or reimbursement, except as expressly provided herein or as otherwise agreed from time to time.

                  (c) Subject to Section 7.10 hereof, the failure by the Servicer to pay to the Indenture Trustee any compensation or other expenses shall not relieve the Indenture Trustee of its obligations hereunder.

                  (d) In the event the Indenture Trustee performs services or incurs expenses in the context of a proceeding described in Sections 6.01(a)(iv), 6.01(a)(v) or 6.01(a)(vii) of the Servicing Agreement, the fees for such services and such expenses shall be considered expenses of administration for the purposes of any bankruptcy laws or laws relating to creditors rights generally.

                  SECTION 7.08 Eligibility Requirements for Indenture Trustee. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee hereunder shall at all times be a corporation acceptable to the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) having its principal office in a State, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, have a deposit rating of at least "investment grade" from the

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

Rating Agencies, and subject to supervision or examination by federal or State authority; provided, however, that no entity shall qualify as Indenture Trustee hereunder to the extent that such qualification would, in itself, affect any then current rating of the Class A Notes or the Class B Notes by the Rating Agencies. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 7.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Any successor Indenture Trustee's deposit ratings shall be at least "investment grade" by the Rating Agencies. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 7.09 hereof. The Indenture Trustee shall comply with TIA
Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Trust are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 7.09 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                  SECTION 7.10 Resignation or Removal of Indenture Trustee. (a) The Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Trust, the
Note Insurer and each Noteholder which resignation will not become effective until such time as a successor Indenture Trustee has been appointed in accordance with the provisions of this Section 7.10. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Indenture Trustee acceptable to the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Indenture Trustee and one copy to the successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee, which successor must be reasonably acceptable to the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) and whose appointment satisfies the Rating Agency Condition.

                  (b) If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 hereof and shall fail to resign after written request therefor by the Servicer, the Note Insurer (so long as no Note Insurer Default has occurred and is continuing), the Holders of Notes of any Class evidencing Percentage Interests of more than 25% of such Class, or, if at any time the Indenture Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Servicer may, with the consent of the Note Insurer (so long as no Note Insurer Default has occurred and is continuing), and shall, at the direction of (i) the Note Insurer (so long as no Note

Insurer Default has occurred and is continuing), or (ii) at the direction of the Holders of Notes of any Class evidencing Percentage Interests of more than 25% of the related Class (with the consent of the Note Insurer (so long as no Note Insurer Default has occurred and is continuing)), remove the Indenture Trustee. Notwithstanding anything in this Indenture to the contrary, the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) shall have the right to remove the Indenture Trustee for "cause." For purposes of this section, "cause" shall mean (i) the negligence or willful misconduct of the Indenture Trustee in the performance of its duties under this Indenture or the Insurance Agreement or (ii) the failure or unwillingness of the Indenture Trustee to perform its duties under this Indenture or the Insurance Agreement; provided, however, the Note Insurer may not remove the Indenture Trustee for "cause" pursuant to clause (ii) of the immediately preceding sentence unless it has (A) consulted with the Indenture Trustee in good faith and provided notice to the Indenture Trustee regarding any actions or omissions of the Indenture Trustee under this Indenture or the Insurance Agreement which the Note Insurer believes constitutes a failure or unwillingness (if such failure or unwillingness is capable of remedy) of the Indenture Trustee to perform its duties under this Indenture or the Insurance Agreement and (B) provided the Indenture Trustee with the opportunity to remedy such failure or unwillingness within ten (10) Business Days (or such longer period to which the Note Insurer may reasonably consent) following the receipt by the Indenture Trustee of written notice thereof. In the event that the Indenture Trustee is removed by the Note Insurer pursuant to this Section, the removal and substitution procedures set forth in this Section 7.10 and Section 7.11 hereof shall be followed. If the Note Insurer, Servicer or Noteholders remove the Indenture Trustee, the Servicer or such Noteholders shall promptly appoint a successor Indenture Trustee (acceptable to the Note Insurer (so long as no Note Insurer Default has occurred and is continuing)) by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor Indenture Trustee.

                  (c) Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to this Section 7.10 shall not become effective until acceptance of appointment by the successor Indenture Trustee as provided in Section 7.11 hereof. Notice of the resignation or removal of the Indenture Trustee shall be given in writing to the Rating Agencies by the Servicer. In the event no successor Indenture Trustee has been appointed within thirty (30) days of the resignation or removal of the Indenture Trustee, the Indenture Trustee may petition a court of competent jurisdiction to appoint a successor Indenture Trustee.

                  SECTION 7.11 Successor Indenture Trustee. (a) Any successor Indenture Trustee appointed as provided in Section 7.10 hereof shall execute, acknowledge and deliver to the Servicer, the Trust and predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Indenture Trustee. The predecessor Indenture Trustee shall deliver to the successor Indenture Trustee all documents and statements held by it hereunder. The Servicer, the Trust and the predecessor Indenture Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Indenture Trustee all

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

such rights, powers, duties and obligations. The predecessor Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee hereunder.

                  (b) No successor Indenture Trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor Indenture Trustee shall be acceptable to the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) and shall satisfy the Rating Agency Condition and eligible as the Indenture Trustee under the provisions of Section 7.08 hereof, and as a successor Servicer under the provisions of Section 6.02 of the Servicing Agreement.

                  (c) Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 7.11, the Servicer shall mail notice of the succession of such Indenture Trustee hereunder to the Note Insurer and all Noteholders at their addresses as shown in the Note Register. If the Servicer fails to mail such notice within ten (10) days after acceptance of appointment by such successor Indenture Trustee, then the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Servicer.

                  SECTION 7.12 Merger or Consolidation of Indenture Trustee. Any corporation into which the Indenture Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 7.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 7.13 Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Equipment may at the time be located, the Indenture Trustee shall, with the consent of the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) and the satisfaction of the Rating Agency Condition, or the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) shall have the power from time to time, and shall execute and deliver all instruments to appoint one or more Persons approved by the Indenture Trustee to act as co-Indenture Trustee or co-Indenture Trustees, jointly with the Indenture Trustee, or separate Indenture Trustee or separate Indenture Trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the Note Insurer, as their interests appear herein, such title to the Trust, or any part thereof, and, subject to the other provisions of this
Section 7.13, such powers, duties, obligations, rights and trusts as the Servicer, the Trust and the Indenture Trustee may consider necessary or desirable; provided, however, that if there is a conflict between the Trust, the Indenture Trustee and the Note Insurer regarding the appointment of a co-Indenture Trustee or separate Indenture Trustee, the Note Insurer shall prevail (so long as no Note Insurer Default has occurred and is continuing). If the Servicer shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in the case an Event of Servicing Termination shall have occurred and be continuing, the Indenture Trustee and the Trust, acting jointly, shall have the power to make such appointment; provided, however, that if the Trust shall not have joined

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

in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Indenture Trustee alone shall have the power to make such appointment. No co-Indenture Trustee or separate Indenture Trustee hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under Section 7.08 hereof, and no notice to Noteholders of the appointment of any co-Indenture Trustee or separate Indenture Trustee shall be required under Section 7.12 hereof.

                  (b) Every separate Indenture Trustee and co-Indenture Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                          (i) All rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate Indenture Trustee or co-Indenture Trustee jointly (it being understood that such separate Indenture Trustee or co-Indenture Trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Indenture Trustee hereunder or as successor to the Servicer hereunder), the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Indenture Trustee or co-Indenture Trustee but solely at the direction of the Indenture Trustee;

                          (ii)       No separate Indenture Trustee or
         co-Indenture Trustee hereunder shall be personally liable by reason of any act or omission of any other separate Indenture Trustee or co-Indenture Trustee hereunder; and

                          (iii) The Indenture Trustee may at any time accept the resignation of or remove any separate Indenture Trustee or co-Indenture Trustee.

                  (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate Indenture Trustees and co-Indenture Trustees, as effectively as if given to each of them. Every instrument appointing any separate Indenture Trustee or co-Indenture Trustee shall refer to this Indenture and the conditions of this Article VII. Each separate Indenture Trustee and co-Indenture Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Servicer and the Trust.

                  (d) Any separate Indenture Trustee or co-Indenture Trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate Indenture Trustee or co-Indenture Trustee shall die, become incapable of acting, resign or be removed, then all of its estates, properties, rights,

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

remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor separate Indenture Trustee or successor co-Indenture Trustee.

                  (e) The Servicer shall be responsible for the payment of any fees or expenses of any separate Indenture Trustee or co-Indenture Trustee.

                  SECTION 7.14 Indenture Trustee May Enforce Claims Without Possession of Note. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name or in its capacity as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

                  SECTION 7.15 Suits for Enforcement. In case an Event of Servicing Termination or other default by the Servicer under the Servicing Agreement or under this Indenture shall occur and be continuing, the Indenture Trustee, in its discretion, may, subject to the provisions of 6.04 of the Servicing Agreement, proceed to protect and enforce its rights and the rights of the Noteholders and the Note Insurer under this Indenture by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy, as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee, the Noteholders or the Note Insurer.

                  SECTION 7.16 Undertaking for Costs. All parties to this Indenture agree (and each Holder of any Note by its acceptance thereof shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.16 shall not apply to any suit instituted by the Indenture Trustee or the Note Insurer, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the then outstanding Note Principal Balance, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the maturities for such payments, including the stated maturity as applicable.

                  SECTION 7.17 Representations and Warranties of Indenture Trustee. The Indenture Trustee represents and warrants for the benefit of the Noteholders and the Note Insurer that:

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                  (a)      Organization and Good Standing. The Indenture Trustee
         is a banking corporation duly organized, validly existing and in good standing under the laws of the state of New York.

                  (b) Authorization. The Indenture Trustee has the power, authority and legal right to execute, deliver and perform this Indenture, and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.

                  (c) Binding Obligations. This Indenture, assuming due authorization, execution and delivery by all other parties thereto, constitutes the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity.

                  SECTION 7.18 Tax Returns. In the event the Trust shall be required to file tax returns, the Indenture Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Owner Trustee for signature at least five (5) Business Days before such returns are due to be filed. The Servicer, upon request, will furnish the Indenture Trustee with all such information known to the Servicer as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Indenture Trustee or the Owner Trustee in their respective individual capacities be liable for any liabilities, costs or expenses of the Trust, the Noteholders or the Servicer arising under any tax law or regulation, including, without limitation, Federal, State or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from any failure to comply therewith).

                                 ARTICLE VIII

                         EVENTS OF DEFAULT; REMEDIES

                  SECTION 8.01 Events of Default. "Event of Default" wherever used herein means any one of the following events (whatever the reason for such Event of Default and without regard to whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) failure to distribute or cause to be distributed to the Indenture Trustee, for the benefit of the Noteholders, all or part of any payment of interest required to be made on each Payment Date under the terms of such Notes or this Indenture when due and payable; or

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                  (b)      failure to distribute or cause to be distributed to
         the Indenture Trustee, for the benefit of the Noteholders (x) on any Payment Date, an amount equal to the principal due on the outstanding Notes as of such Payment Date to the extent that sufficient Available Funds are on deposit in the Collection Account or (y) on the Class A Maturity Date or the Class B Maturity Date, as the case may be, any remaining principal owed on the outstanding Class A Notes or Class B Notes, as the case may be; or

                  (c) default in the performance, or breach, of any other covenant of the Issuer in this Indenture, and continuance of such default or breach for a period of thirty (30) days after the earliest of (i) any officer of the Issuer first acquiring the knowledge thereof,
         (ii) the Indenture Trustee's giving written notice thereof to the Issuer, or (iii) the Note Insurer or the Holders of a majority of the then Outstanding Note Principal Balance of the Notes giving written notice thereof to the Issuer and the Indenture Trustee; or

                  (d) any representation or warranty of the Issuer made in this Indenture or any other writing provided to the Holders of the Notes proves to be incorrect in any material respect as of the time when the same has been made; provided, however, that the breach of any representation or warranty made by the Issuer will be deemed to be "material" only if it negatively affects the Note Insurer or the Noteholders, the enforceability of this Indenture or the Notes; or

                  (e) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) a decree or order adjudging the Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Issuer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (f) the commencement by the Issuer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of any such Person or of any substantial part or its property, or the making by it of an assignment for the benefit of creditors, or the failure of any such Person to pay its debts generally as they become due, or the taking of corporate action by any such Person in furtherance of any such action; or

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

                  (g) the Issuer becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

                  (h) an event of default shall have occurred and be continuing under the Insurance Agreement; or

                  (i) a Transferor Event of Default shall occur and be continuing with respect to either of the Pledged Notes.

                  SECTION 8.02 Acceleration of Maturity, Rescission and Annulment. (a) If an Event of Default occurs and is continuing, then and in every such case the Indenture Trustee, at the written direction of the Controlling Parties, shall declare the principal of all of the Notes to be immediately due and payable, by a notice in writing to the Servicer, and upon any such declaration such principal (together with all accrued and previously unpaid interest) shall become immediately due and payable; provided, that, with respect to Events of Default enumerated in Section 8.01(e) and (f), the principal of all Notes shall become immediately due and payable without further action of any Person. The Indenture Trustee shall give notice to each Noteholder, the Note Insurer and the Rating Agencies of such declaration.

                  (b) At any time, after such a declaration of acceleration has been made, but before any sale of the Pledged Property has been made or a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article VIII provided, the Controlling Parties, by written notice to the Servicer and the Indenture Trustee, may rescind and annul such declaration and its consequence if monies have been paid or deposited with the Indenture Trustee in a sum sufficient to pay:

                          (i) all overdue installments of interest on all Class A Notes and Class B Notes;

                          (ii) the principal of any of the Class A Notes or Class B Notes which has become due otherwise than by such declaration of acceleration and interest thereon at the applicable Note Rate;

                          (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Class A Notes and Class B Notes at the rate specified therefor in the related Note ; and

                          (iv) all sums paid or advanced, together with interest thereon, by the Indenture Trustee or the Note Insurer hereunder or under the Insurance Agreement or the Note Insurance Policy, as applicable, and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, the Note Insurer and their respective agents and counsel.

                  No such rescission shall affect any subsequent default or impair any right consequent thereon.

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

                  Subsequent to any such declaration of acceleration and so long as such declaration and its consequences have not been rescinded and annulled, prior to the exercise by the Indenture Trustee of the remedies set forth in
Section 8.03(a) or (c) hereof, the Indenture Trustee shall give the Noteholders and the Note Insurer ten days' notice of its intention to take such actions.

                  SECTION 8.03 Remedies. If an Event of Default shall have occurred and be continuing, the Indenture Trustee, at the written direction of the Controlling Parties, shall do one or more of the following as shall be directed by the Controlling Party:

                  (a) institute, in its own name and as Indenture Trustee, Proceedings for the collection of the entire amount of principal and interest remaining unpaid on the Notes, or under this Indenture in respect of the Notes, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Pledged Property securing the Notes the monies adjudged due;

                  (b) sell the Pledged Property or any portion thereof or rights or interest therein, at one or more sales called and conducted in any commercially reasonable manner permitted by law;

                  (c) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Pledged Property securing the Notes; or

                  (d) exercise any remedies of a secured party under the UCC or other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Note Insurer or the Noteholders hereunder.

                  SECTION 8.04 Notice of Event of Default. Within two (2) Business Days after a Responsible Officer obtaining actual knowledge of the occurrence of any Event of Default, the Indenture Trustee shall transmit, by certified mail return receipt requested, hand delivery or overnight courier, to all Noteholders, as their names and addresses appear in the Register, notice of such Event of Default, unless such Event of Default shall have been cured or waived.

                  SECTION 8.05 Exercise of Power by Indenture Trustee In case an Event of Default has occurred and is continuing to the actual knowledge of a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  SECTION 8.06 Indenture Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, reorganization, arrangement, adjustment, composition or other judicial Proceeding, relating to the Trust or any other obligor upon the Notes or the property of the Trust or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of any class of Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand for the payment of overdue principal or interest) shall be entitled and empowered, to intervene in such proceeding or otherwise:

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

                  (a) to file and prove a claim for all amounts owing and unpaid in respect of the Notes and to file such other papers or documents and take such other action including participating as a member, voting or otherwise, in any committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Note Insurer (including, in each case, any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, the Note Insurer and their respective agents and counsel) and the Noteholders allowed in such judicial Proceeding;

                  (b) to petition for lifting of the automatic stay and thereupon to foreclose upon the Pledged Property as elsewhere provided herein; and

                  (c) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such judicial Proceeding is hereby authorized by each Noteholder to make such payments to the Indenture Trustee, and in the event that the Indenture Trustee shall consent to the making of such payments directly to the Note Insurer or the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or to consent or accept or adopt on behalf of the Note Insurer or any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Note Insurer or the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of the Note Insurer or any Noteholder in any such Proceeding.

                  SECTION 8.07 Allocation of Money Collected. If the Notes have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Indenture Trustee with respect to the Notes pursuant to this Article VIII (and any funds then held or thereafter received by the Indenture Trustee) shall be applied in the following order, at the date or dates fixed by the Indenture
Trustee:

                  First : To the Indenture Trustee or the Note Insurer, as the case may be, the costs incurred by such parties in the collection of such moneys collected;

                  Second : To the payment of all amounts due the Indenture Trustee under Section 7.07 hereof and all Back-up Servicer Fees due to the Back-up Servicer under the Servicing Agreement;

                  Third : To the payment of all Premium Amounts due and payable to the Note Insurer;

                  Fourth : To the payment of Class A Note Interest to the Class A Noteholders;

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

                  Fifth : To the payment of the outstanding Class A Note Principal Balance to the Class A Noteholders;

                  Sixth : To the payment of all unpaid Reimbursement Amounts, if any, to the Note Insurer;

                  Seventh : To the payment of Class B Note Interest to the Class B Noteholders

                  Eighth : To the payment of the outstanding Class B Note Principal Balance to the Class B Noteholders;

                  Ninth : To the payment of all reasonable costs and expenses incurred by any Noteholder in connection with the enforcement of its rights hereunder or under the Notes, ratably, without preference or priority of any kind; and

                  Tenth : To the payment of any surplus to or at the written direction of the Residual Holders.

                  SECTION 8.08 Waiver of Events of Default. (a) The Controlling Party (with the prior written consent of the Note Insurer (so long as no Note Insurer Default has occurred and is continuing)) may, by one or more instruments in writing, waive any Event of Default hereunder and its consequences, except a continuing Event of Default:

                          (i) in respect of the payment of the principal of or interest on any Note (which may only be waived by the Holder of such Note), or

                          (ii) in respect of a covenant or provision hereof which under Article XI cannot be modified or amended without the consent of the Holder of each Note outstanding affected (which only may be waived by the Holders of all affected Notes outstanding).

                  (b) A copy of each waiver pursuant to Section 8.08(a) shall be furnished by the Servicer to the Indenture Trustee. Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

                  SECTION 8.09 Limitation On Suits. No Holder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

                  (b) the Controlling Parties shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

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

                  (c) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Indenture Trustee for thirty (30) days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding;

                  (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such thirty (30) day period by the Controlling Parties; and

                  (f) the Note Insurer has given its prior written consent (or, in the case of a Note Insurer Default, the Majority Holders);

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or the Note Insurer or to enforce any right under this Indenture, except in the manner herein provided.

                  SECTION 8.10 Unconditional Right of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Noteholders shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note as such principal and interest becomes due and payable in accordance with the terms of this Indenture (including, without limitation, the limitation on such payments to the extent of Available Funds on each Payment Date) and the Controlling Party shall have the right to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Controlling Party.

                  SECTION 8.11 Restoration of Rights and Remedies. If the Indenture Trustee, the Note Insurer or any Noteholder has instituted any Proceeding to enforce any right or remedy in accordance with the terms of this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adverse to the Indenture Trustee, the Note Insurer or to such Noteholder, then and in every such case, the Indenture Trustee, the Note Insurer and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies hereunder shall continue as though no such Proceeding has been instituted.

                  SECTION 8.12 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Note Insurer or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 8.13 Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee, the Note Insurer or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver

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

of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee, the Note Insurer or the Noteholders, or any of them, may be exercised from time to time, as often as may be deemed expedient, by the Indenture Trustee, the Note Insurer or the Noteholders, subject in each case however to the right of the Note Insurer to control any such right and remedy.

                  SECTION 8.14 Control by Controlling Parties. The Controlling Parties shall have the right to direct in writing the decision whether to conduct, and the time, method and place of conducting, any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes; provided, that:

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture; and

                  (b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction; provided, however, that the Indenture Trustee need not take any action which it determines might involve it in liability or be unjustly prejudicial to the Holders not consenting.

                  SECTION 8.15 Sale of Pledged Property. (a) The power to effect any sale pursuant to Section 8.03 hereof shall not be exhausted by any one or more sales as to any portion of the Pledged Property remaining unsold, but shall continue unimpaired until the entire Pledged Property securing the Notes shall have been sold or all amounts payable under this Indenture with respect thereto shall have been paid. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. To the extent permitted by applicable law, the Indenture Trustee shall not sell the Pledged Property without the prior written consent of the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) and the satisfaction of the Rating Agency Condition.

                  (b) The Note Insurer and any Noteholder may bid for and acquire any portion of the Pledged Property securing the Notes in connection with any sale thereof.

                  (c) Each of the parties hereby covenants and agrees that a sale of the entirety of the Contracts and the Equipment by a public sale held not less than ten days after notice thereof is commercially reasonable.

                  (d) The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, provided to it by the Servicer, transferring its interest in any portion of the Pledged Property in connection with a sale thereof. In addition, the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Trust to transfer and convey its interest in any portion of the Pledged Property in connection with a sale thereof, and to take all action necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

                  SECTION 8.16 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking,

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

obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Trust or the Transferors or by the levy of any execution under such judgment upon any portion of the Pledged Property or upon any of the assets of the Trust or the Transferors.

                                  ARTICLE IX

                                 TERMINATION

                  SECTION 9.01 Termination of Obligations and Responsibilities. The respective obligations and responsibilities of the Servicer, the Indenture Trustee and the trust created hereby shall terminate at the option of the Residual Holders, at any time which is 123 days after the payment to Noteholders of all amounts required to be paid to them pursuant to this Indenture, reducing the Class A Note Principal Balance and the Class B Note Principal Balance to zero; provided that all amounts then owing to the Note Insurer and the Indenture Trustee pursuant to the Transaction Documents have been paid to such parties; and provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants living on the date of this Indenture of Joseph P. Kennedy, late Ambassador to the Court of St. James. Notwithstanding the foregoing, the representations and warranties and indemnification obligations of the Originator and the Servicer hereunder and under the Servicing Agreement shall survive the termination of the Trust and of this Indenture. Upon termination of the Trust, the Indenture Trustee shall release any remaining Trust Property to the Residual Holders; provided, that the Class A Note Principal Balance and the Class B Note Principal Balance have been reduced to zero and all amounts then owing to the
Note Insurer or the Indenture Trustee pursuant to the Transaction Documents have been paid to such parties.

                  SECTION 9.02 Optional Redemption of Notes; Final Disposition of Funds. (a) On any Payment Date as of which the sum of (1) the Class A Note Principal Balance and (2) the Class B Note Principal Balance is less than ten percent (10.00%) of the sum of (x) the Initial Class A Note Principal Balance and (y) the Initial Class B Note Principal Balance, the Servicer shall have the option to cause the retirement of the Notes by depositing with the Indenture Trustee the sum of (i) the outstanding Class A Note Principal Balance and the outstanding Class B Note Principal Balance as of such Payment Date (after giving effect to the payment of any principal on such Payment Date), (ii) accrued interest on the related Note Principal Balances at the related Note Rate and
(iii) all amounts owed to the Indenture Trustee and the Note Insurer pursuant to the Transaction Documents. Upon receipt of such amounts and all amounts then owed to the Indenture Trustee the Indenture Trustee shall (x) make the final payment in full to the Noteholders, (y) pay all amounts owed to the Note Insurer and (z) release any remaining Trust Property to the Residual Holders. In the event that the Servicer elects to redeem the Notes in accordance with this
Section 9.02, the Servicer shall be required to notify the Indenture Trustee in writing by no later than two (2) Business Days prior to a notice required to be sent by the Indenture Trustee pursuant to Section 9.02(b).

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

                  (b) Notice of any termination pursuant to this Section 9.02 shall be given promptly by the Indenture Trustee, by letter to Noteholders, the Rating Agencies and the Note Insurer mailed not later than the 10th day of the month immediately preceding the month of such final Payment Date specifying (i) the Payment Date upon which final payment of the Notes will be made, (ii) the scheduled amount of any such final payment, (iii) that interest shall cease to accrue on the Class A Notes and Class B Notes on such final Payment Date and
(iv) the address for presentation of the Notes for final payment. On such final Payment Date, the Indenture Trustee shall cause to be distributed (A) to Noteholders an amount equal to (x) the amount otherwise distributable to the Noteholders on such Payment Date but for such purchase pursuant to this Section
9.02 and (y) each Class A Noteholder's and Class B Noteholder's pro rata share (based on the aggregate related Percentage Interest) of the Class A Note Principal Balance and the Class B Note Principal Balance deposited by the Residual Holders into the Collection Account pursuant to this Section 9.02 and
(B) to the Note Insurer, all amounts owed to the Note Insurer under the Transaction Documents. After such Payment Date, interest on the Class A Notes and Class B Notes shall cease to accrue.

                  (c) The final payment on any Note shall only be made upon the presentation of such Note to the Indenture Trustee at the office specified in the notice described in Section 9.02(b) above.

                  (d) In the event that any amount due to any Noteholder remains unclaimed, the Servicer shall, at its expense, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed. If, within two years after such publication, such amount remains unclaimed, the Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Indenture Trustee upon written direction from the Servicer shall transfer such funds and shall be discharged of any responsibility for such funds and, the Noteholders shall look to the Servicer for payment.

                                  ARTICLE X

                        Noteholders' Lists and Reports

                  SECTION 10.01 Trust To Furnish To Indenture Trustee Names and Addresses of Noteholders. The Trust will furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished. The Indenture Trustee or, if the Indenture Trustee is not the Note Registrar, the Trust shall furnish to the Note Insurer or the Trust in writing upon their written request and at such other times as the Note Insurer or the Trust may request a copy of the list of Noteholders.

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

                  SECTION 10.02 Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar.

                  (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

                  (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

                  SECTION 10.03     Reports by Trust.  (a)  The Trust shall:

                          (i) file with the Indenture Trustee, within fifteen (15) days after the Trust is required to file the same with the Commission, copies of the annual reports and copies of the information documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Trust may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                          (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                          (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Trust pursuant to clauses (i) and
         (ii) of this Section 10.03(a) as may be required by rules and regulations prescribed from time to time by the Commission.

                  (b) Unless the Trust otherwise determines, the fiscal year of the Trust shall end as of December 31 of each year for purposes of this section.

                  SECTION 10.04 Reports by Indenture Trustee. If required by TIA
Section 313(a), within sixty (60) days after each August 31, beginning with August 31, 1999, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Trust shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                  SECTION 10.05 Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Trust to the Indenture Trustee to take any action under any provision of this Indenture, the Trust shall furnish to the Indenture Trustee and the Note Insurer (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 10.05, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

                  (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                          (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                          (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                          (iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

                  SECTION 11.01 Amendment. (a) This Indenture may be amended from time to time by the Trust, the Servicer and the Indenture Trustee, without the consent of any of the Noteholders but with the prior written consent of the
Note Insurer (so long as no Note Insurer Default has occurred and is continuing), to cure any ambiguity herein; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Indenture Trustee adversely affect in any respect the interests of any Noteholder.

                  (b) This Indenture may also be amended from time to time by the Trust, the Servicer and the Indenture Trustee with the prior written consent of the Controlling Party for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that are required to be made on any Note without the consent of the Holder of such Note or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Notes then outstanding.

                  (c) Prior to the effectiveness of any amendment under Section 11.01(a) or (b), the Rating Agencies shall have confirmed in writing their respective ratings of the Notes.

                  (d) Promptly after the execution of any such amendment, the Indenture Trustee shall furnish a written copy of the text of such amendment (and any consent required with respect thereto) to each Noteholder, the Note Insurer and the Rating Agencies.

                  (e) Approval of the particular form of any proposed amendment or consent shall not be necessary for the consent of the Noteholders under
Section 11.01(b), but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

                  (f) The Indenture Trustee and the Note Insurer (so long as no
Note Insurer Default has occurred and is continuing) shall be entitled to receive an officer's certificate and an Opinion of Counsel to the effect that all conditions precedent to the amendment of this Indenture have been satisfied. The Indenture Trustee may, but shall not be obligated to, execute and deliver any such amendment which affects that Indenture Trustee's rights, powers, immunities or indemnifications hereunder.

                  SECTION 11.02 Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article XI shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the TIA.

                  SECTION 11.03 Limitation on Rights of Noteholders. (a) The death or incapacity of any Noteholder shall not operate to terminate this Indenture or the Trust, nor entitle such Noteholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) It is understood and intended, and expressly covenanted by each Noteholder with every other Noteholder and the Indenture Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of the Notes, to obtain or seek to obtain priority over or preference to any other Holder of the same Class of Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders of the same Class. For the protection and enforcement of the provisions of this Section 11.03, each and every Noteholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04 Counterparts. For the purpose of facilitating the execution of this Indenture and for other purposes, this Indenture may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  SECTION 11.05 GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF ANY STATE.

                  SECTION 11.06 Notices. All demands, notices, instructions, directions and communications (other than periodic communications of a routine nature made in connection with the dissemination of information regarding the Pledged Property, the Servicer and the Trust required to be delivered hereunder, which shall be delivered or mailed by first class mail or facsimile transmission) hereunder shall be in writing, personally delivered or mailed by overnight courier, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer, at Balapointe Office Centre, 111 Presidential Boulevard, Suite 127, Bala Cynwyd, Pennsylvania 19004, Attention: General Counsel, telephone (610) 668-2440, telecopy (610) 668-1461, (b) in the case of the Trust, First Union Trust Company, National Association, at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801, Attention:
Corporate Trust Administration, telephone (302) 888-7539, telecopy (302) 888-7544, (c) in the case of the Indenture Trustee, at 101 Barclay Street, New York, New York 10286, Attention: Global Trust Services, telephone (212) 815-5766, telecopy (212) 815-5309, (d) in the case of S&P, at 26 Broadway, 15th Floor, New York, New York 10004, Attention: Asset Backed Surveillance, telephone
(212) 208-1278, telecopy (212) 208-8208, (e) in the case of Moody's, at 99
Church Street, New York, New York 10007-2701, telephone (212) 553-1402, telecopy
(212) 553-3856, (f) in the case of the Note Insurer, at 350 Park Avenue, New York, New York, Attention: Surveillance Department (in each case in which notice or other communication to the Note Insurer refers to an Event of Default, a claim on the Note Insurance Policy or with respect to which failure on the part of the Note Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head -- Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED"), and
(g) in the case of DCR, 55 East Monroe Street, Suite 3800, Chicago, Illinois 60603, Attention: Asset Backed Monitoring, telecopy (312) 368-2069. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in this Indenture shall be conclusively presumed to have been duly given on the fifth Business Day following mailing, whether or not the Noteholder receives such notice.

                  SECTION 11.07 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or the rights of the Holders thereof.

                  SECTION 11.08 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                  The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

                  SECTION 11.09 Third Party Beneficiary. The parties hereto acknowledge and agree that the Note Insurer is an express third party beneficiary of this Indenture.

                  SECTION 11.10 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02 of the Servicing Agreement, this Indenture may not be assigned by the Servicer except with prior written consent of the Trust, the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) and the Holders of the Applicable Securities. Notice of any such assignment received by a Responsible Officer of the Indenture Trustee shall be given to the Rating Agencies by the Indenture Trustee.

                  SECTION 11.11 Binding Effect. This Indenture shall inure to the benefit of, and shall be binding upon the Servicer, the Trust, the Indenture Trustee and the Noteholders and their respective successors and permitted assigns, subject, however, to the limitations contained in this Indenture. This Indenture shall not inure to the benefit of any Person other than the Trust, the Servicer, the Indenture Trustee, the Note Insurer and the Noteholders.

                  SECTION 11.12 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the other documents delivered pursuant hereto shall survive the pledge of the Pledged Property and the issuance of the Notes and shall continue in full force and effect until terminated pursuant to Section 9.01 hereof.

                  SECTION 11.13 Captions. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

                  SECTION 11.14 Exhibits. The Exhibits to this Indenture are hereby incorporated herein and made a part hereof and are an integral part of this Indenture.

                  SECTION 11.15 Calculations. Except as otherwise provided in this Indenture, all interest rate calculations under this Indenture, including those with respect to the Contracts, will be made on the basis of a 360-day year and twelve 30-day months (i.e., each Interest Accrual Period shall be deemed to be equal 30 day periods) and will be carried out to at least seven decimal places.

                  SECTION 11.16 No Proceedings. The Servicer, the Trust and the Indenture Trustee each hereby agrees that it will not directly or indirectly institute, or cause to be instituted, against the Transferors, the Managers or the Trust any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of the Trust.

                 [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the Trust, the Servicer, the Indenture Trustee and the Back-up Servicer have caused this Indenture to be duly executed by their respective officers, all as of the day and year first above written.



                                  ABFS EQUIPMENT CONTRACT TRUST 1999-A,
                                    as Issuer

                                  By: FIRST UNION TRUST COMPANY, NATIONAL
                                      ASSOCIATION, not in its individual
                                      capacity but solely as Owner Trustee


                                  By
                                     -----------------------------
                                     Name:
                                     Title:


                                  AMERICAN BUSINESS LEASING, INC., as Servicer


                                  By
                                     -----------------------------
                                     Name:   Jeffrey Ruben
                                     Title:  Senior Vice President


                                  THE CHASE MANHATTAN BANK, not in its
                                    individual capacity but solely as
                                    Indenture Trustee and as Back-up Servicer


                                  By
                                     -----------------------------
                                     Name:
                                     Title:





                        [Signature Page for Indenture]

                                                                     EXHIBIT A

                                   FORM OF
                                 CLASS A NOTE


[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT, IN THE CASE OF CLAUSES (B) OR (C) ABOVE, TO COMPLIANCE BY THE HOLDER AND THE TRANSFEREE WITH THE PROVISIONS OF THE INDENTURE APPLICABLE TO SUCH TRANSFER.

THE PRINCIPAL OF THIS NOTE IS PAYABLE ON THE PAYMENT DATES AND IN THE AMOUNTS DESCRIBED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF AND MAY BE ASCERTAINED ONLY BY OBTAINING A WRITTEN CONFIRMATION THEREOF FROM THE INDENTURE TRUSTEE NAMED HEREIN OR ITS SUCCESSOR.

                     ABFS EQUIPMENT CONTRACT TRUST 1999-A
                _____% EQUIPMENT CONTRACT BACKED NOTE, CLASS A


        Secured by the assets of ABFS Equipment Contract Trust 1999-A (the "Issuer") which consists of two notes issued by the Transferors as co-obligors, and secured by certain direct finance leases and commercial loans, certain interests in the underlying equipment and other property appurtenant thereto pledged to the Indenture Trustee by the Issuer.

        Principal in respect of this Class A Note is payable monthly as set forth herein.

        This Class A Note does not represent any interest in or obligation of American Business Leasing, Inc. ("ABL"), or any Affiliate of ABL. Neither the Class A Notes nor the Contracts are insured by any governmental agency.

Note No: A-1                                      CUSIP:  __________

Initial Class A Note                              Class A
Principal Balance: $__________                    Percentage Interest: 100%

        The Issuer, for value received, hereby promises to pay to CEDE & Co.
the principal sum of __________ Million, _____ Hundred Thousand Dollars ($__________) in monthly installments and to pay interest monthly in arrears on the unpaid portion of said principal sum (and, to the extent that the payment of such interest shall be legally enforceable, on any overdue installment of interest on this Note) on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Payment Date"), commencing in July 1999, for the period commencing on and including the immediately preceding Payment Date (or, with respect to the initial Payment Date, on June 15, 1999) and ending on and including the day immediately preceding such Payment Date, until such unpaid principal is fully paid, at a rate per annum equal to _____% (the "Class A Note Rate"); provided, however, that interest on any amount of principal or interest that is not timely paid when due shall accrue interest until paid at the Class A Note Rate plus 1%. The Issuer hereby agrees to pay to such registered holder its pro rata share (based on the aggregate Class A Percentage Interest held by such registered Holder) of the amounts which all Holders of the Class A Notes are entitled to receive, as hereinafter set forth in this Class A Note and as more fully set forth in the Indenture, dated as of June 1, 1999 (the "Indenture"), by and among the Issuer, American Business Leasing, Inc., as Servicer (the "Servicer") and The Chase Manhattan Bank, as Indenture Trustee (the "Indenture Trustee") and as Back-up Servicer (the "Back-up Servicer"), at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Indenture.

        The property pledged by the Issuer to the Indenture Trustee as security for the Class A Notes includes, among other things, two notes issued by the Transferors as co-obligors and secured by the Contracts, certain interest in the related Equipment, all

Scheduled Payments, Final Scheduled Payments, Residual Receipts (up to the Booked Residual Value with respect to the related Contract), Defaulted Contract Recoveries and other monies due thereunder after the close of business on May 31, 1999 (the "Initial Cut-Off Date"), and other property. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Indenture.

        This Class A Note is one of the duly authorized Class A Notes designated as "$70,400,000 6.100% Equipment Contract Backed Notes of ABFS Equipment Contract Trust 1999-A, Class A" (the "Class A Notes"). This Class A
Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Class A Note, by virtue of the acceptance hereof, assents and by which such Holder is bound.

        This Class A Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Issuer. Copies of the Indenture and all amendments thereto will be provided to any Class A Noteholder, at its expense, upon a written request to the Servicer at: Balapointe Office Centre, 111 Presidential Boulevard, Bala Cynwyd, Pennsylvania 19004; Attention: General Counsel.

        Under the Indenture, the Issuer is obligated to cause the Indenture Trustee to pay, to the extent that monies are available in the Collection Account for such distributions, on each Payment Date, to the person in whose name this Class A Note is registered and at the address specified in the Register at the close of business on the Record Date, an amount from certain monies deposited in the Collection Account with respect to the related Collection Period equal to the sum of (i) the Class A Note Interest and (ii) the Class A Base Principal Distribution Amount. The final payment of principal and interest on this Class A Note will not be later than the [October, 2005] Payment Date.

        Payments on this Class A Note will be made by the Indenture Trustee by check mailed, or upon request of the Holder hereof, by wire transfer of immediately available funds, to the Person entitled thereto, as specified by such Person in accordance with the terms of the Indenture or by such other means as the Person entitled thereto and the Indenture Trustee shall agree, without the presentation or surrender of this Class A Note or the making of any notation hereon.

        The Holder hereof, by its acceptance of this Class A Note, agrees to look solely to the funds in the Collection Account to the extent available for payment to the Holder hereof as provided in the Indenture for payment hereunder and that the Indenture Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Class A Note or the Indenture.

        The Class A Notes do not represent an obligation of, or an interest in, ABL or Federal Leasing or any Affiliate thereof. The Class A Notes are limited in right of payment to certain collections and recoveries respecting the Contracts, all as more specifically set forth above in the Indenture. Pursuant to the Indenture, the Indenture

Trustee shall, in addition to the Class A Notes, issue Class B Notes (the "Class B Notes"). THE RIGHT TO RECEIVE PAYMENTS WITH RESPECT TO THE CLASS B NOTES, OTHER THAN THE CLASS B PRIORITY INTEREST, IS SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF ALL AMOUNTS OF PRINCIPAL AND INTEREST DUE AND PAYABLE ON THE CLASS A NOTES ON EACH PAYMENT DATE.

        The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Servicer and the rights of the Class A Noteholders under the Indenture at any time by the Servicer, the Issuer, the Owner Trustee and the Indenture Trustee with the consent of the Majority Holders and the Note Insurer. Any such consent by the Holder of this Class A Note shall be conclusive and binding on such Holder and upon all future Holders of this Class A Note and of any Class A Note issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class A Note. The Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of the Class A Noteholders.

        As provided in the Indenture, the transfer of this Class A Note is registrable in the Register upon surrender of this Class A Note for registration of transfer at the offices or agencies maintained by the Indenture Trustee accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A Notes of authorized denominations evidencing the same aggregate Class A Percentage Interest in the Trust Property will be issued to the designated transferee or transferees.

        The Class A Notes are issuable only as registered Class A Notes without coupons in minimum denominations of $100,000 of the Initial Class A Note Principal Amount and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Class A Notes are exchangeable for new Class A Notes of authorized denominations evidencing the same aggregate Class A Percentage Interest, as requested by the Class A Noteholder surrendering the same.

        Unless earlier declared, or they otherwise become, due and payable by reason of an Event of Default, the Notes are payable only at the time and in the manner provided in the Indenture and are not redeemable or prepayable before such time except that the Servicer will have the option, subject to certain conditions set forth in the Indenture, including the deposit of the sum specified in the Indenture, to cause early retirement of the Notes as of any Payment Date following the date on which the aggregate outstanding Class A Note Principal Balance and Class B Note Principal Balance is less than 10% of the sum of the Initial Class A Note Principal Amount and the Initial Class B Note Principal Amount. In the event of such redemption, the entire outstanding Class A Note Principal Balance and Class B Note Principal Balance, together with accrued interest thereon at the related Note Rate, will be required to be paid to the respective Class A Noteholders and the respective Class B Noteholders, as applicable, on such Payment Date. If an Event of Default as defined in the Indenture shall occur and be continuing, the principal of all the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

        No service charge will be made for any such registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

        The Servicer, the Issuer, the Note Insurer, the Owner Trustee and the Indenture Trustee and any agent of any of the foregoing may treat the person in whose name this Class A Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.

        This Class A Note is entitled to the benefits of a financial guaranty insurance policy (the "Note Insurance Policy") issued by Financial Security Assurance Inc. (the "Note Insurer"), pursuant to which the Note Insurer has unconditionally guaranteed payments of the Class A Insured Distribution Amount.

        If the principal due in respect of the Class A Notes is accelerated due to the occurrence of an Event of Default, the Note Insurer may elect either to continue to make payments of the Class A Insured Distribution Amount or to make one or more accelerated payments on the Class A Notes. All principal payments on the Class A Notes shall be made pro rata to the Class A Noteholders entitled thereto.

        IN WITNESS WHEREOF, the Issuer has caused this Class A Note to be duly executed.


                                  ABFS EQUIPMENT CONTRACT TRUST 1999-A

                                  By:  FIRST UNION TRUST COMPANY,
                                       NATIONAL ASSOCIATION, not in
                                       its individual capacity, but solely as
                                       Owner Trustee



                                  By:
                                       --------------------------------
                                       Name:
                                       Title:


Dated:  June __, 1999

                        CERTIFICATE OF AUTHENTICATION


        This is one of the Class A Notes of the series designated herein, issued under the within-mentioned Indenture.


                                  THE CHASE MANHATTAN BANK,
                                    not in its individual capacity but solely as Indenture Trustee



                                  By:
                                      ----------------------------------
                                      Name:
                                      Title:

                                                                      EXHIBIT B

                                   FORM OF
                                 CLASS B NOTE


[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT, IN THE CASE OF CLAUSES (B) OR (C) ABOVE, TO COMPLIANCE BY THE HOLDER AND THE TRANSFEREE WITH THE PROVISIONS OF THE INDENTURE APPLICABLE TO SUCH TRANSFER.

THE PRINCIPAL OF THIS NOTE IS PAYABLE ON THE PAYMENT DATES AND IN THE AMOUNTS DESCRIBED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF AND MAY BE ASCERTAINED ONLY BY OBTAINING A WRITTEN CONFIRMATION THEREOF FROM THE INDENTURE TRUSTEE NAMED HEREIN OR ITS SUCCESSOR.

                     ABFS EQUIPMENT CONTRACT TRUST 1999-A
                _____% EQUIPMENT CONTRACT-BACKED NOTE, CLASS B


        Secured by the assets of the ABFS Equipment Contract Trust 1999-A (the "Issuer") which consists of two notes issued by the Transferors, as co-obligors, and secured by certain direct finance leases and commercial loans, certain interests in the underlying equipment and other property appurtenant thereto pledged to the Indenture Trustee by the Issuer.

        Principal in respect of this Class B Note is payable monthly as set forth herein.

        This Class B Note does not represent any interest in or obligation of American Business Leasing, Inc. ("ABL") or any Affiliate of ABL. Neither the Class B Notes nor the Contracts are insured by any governmental agency.

Note No: B-1                                CUSIP:  __________

Initial Class B Note                        Class B
Principal Balance: $__________              Percentage Interest: 100%

        The Issuer, for value received, hereby promises to pay to CEDE & Co.
the principal sum of _____ Million, _____ Hundred Thousand Dollars ($__________) in monthly installments and to pay interest monthly in arrears on the unpaid portion of said principal sum (and, to the extent that the payment of such interest shall be legally enforceable, on any overdue installment of interest on this Note) on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Payment Date"), commencing in July 1999, for the period commencing on and including the immediately preceding Payment Date (or, with respect to the initial Payment Date, on June 15, 1999) and ending on and including the day immediately preceding such Payment Date, until such unpaid principal is fully paid, at a rate per annum equal to _____% (the "Class B Note Rate"); provided, however, that interest on any amount of principal or interest that is not timely paid when due shall accrue interest until paid at the Class B Note Rate plus 1%. The Issuer hereby agrees to pay to such registered holder its pro rata share (based on the aggregate Class B Percentage Interest held by such registered Holder) of the amounts which all Holders of the Class B Notes are entitled to receive, as hereinafter set forth in this Class B Note and as more fully set forth in the Indenture, dated as of June 1, 1999 (the "Indenture"), by and among the Issuer, American Business Leasing, Inc., as Servicer (the "Servicer") and The Chase Manhattan Bank, as Indenture Trustee (the "Indenture Trustee") and as Back-up Servicer (the "Back-up Servicer"), at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Indenture.

        The property pledged by the Issuer to the Indenture Trustee as security for the Class B Notes includes, among other things, two notes issued by the Transferors as co-obligors, and secured by the Contracts, certain interests in the related Equipment, all

Scheduled Payments, Final Scheduled Payments, Residual Receipts (up to the Booked Residual Value with respect to the related Contract), Defaulted Contract Recoveries and other monies due thereunder after the close of business on May 31, 1999 (the "Initial Cut-Off Date"), and other property. A summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Indenture.

        This Class B Note is one of the duly authorized Class B Notes designated as "$__________ _____% Equipment Contract Backed Notes of ABFS Equipment Contract Trust 1999-A, Class B" (the "Class B Notes"). This Class B
Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Class B Note, by virtue of the acceptance hereof, assents and by which such Holder is bound.

        This Class B Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Issuer. Copies of the Indenture and all amendments thereto will be provided to any Class B Noteholder, at its expense, upon a written request to the Servicer at: Balapointe Office Centre, 111 Presidential Boulevard, Bala Cynwyd, Pennsylvania 19004; Attention: General Counsel.

        Under the Indenture, the Issuer is obligated to cause the Indenture Trustee to pay, to the extent that monies are available in the Collection Account for such distributions, on each Payment Date, to the person in whose name this Class B Note is registered and at the address specified in the Register at the close of business on the Record Date, an amount from certain monies deposited in the Collection Account with respect to the related Collection Period equal to the sum of (i) the Class B Note Interest and (ii) the Class B Base Principal Distribution Amount. The final payment of principal and interest on this Class B Note will not be later than the [October, 2005] Payment Date.

        Payments on this Class B Note will be made by the Indenture Trustee by check mailed, or upon request of the Holder hereof, by wire transfer of immediately available funds, to the Person entitled thereto, as specified by such Person in accordance with the terms of the Indenture or by such other means as the Person entitled thereto and the Indenture Trustee shall agree, without the presentation or surrender of this Class B Note or the making of any notation hereon.

        The Holder hereof, by its acceptance of this Class B Note, agrees to look solely to the funds in the Collection Account to the extent available for payment to the Holder hereof as provided in the Indenture for payment hereunder and that the Indenture Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Class B Note or the Indenture.

        The Class B Notes do not represent an obligation of, or an interest in, ABL, Federal Leasing or any Affiliate thereof. The Class B Notes are limited in right of payment to certain collections and recoveries respecting the Contracts, all as more specifically set forth above in the Indenture. Pursuant to the Indenture, the Indenture Trustee shall, in addition to the Class B Notes, issue Class A Notes (the "Class A Notes"). THE RIGHT TO RECEIVE PAYMENTS WITH RESPECT TO THE CLASS B NOTES, OTHER THAN THE CLASS B PRIORITY INTEREST, IS SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF ALL AMOUNTS OF PRINCIPAL AND INTEREST DUE AND PAYABLE ON THE CLASS A NOTES ON EACH PAYMENT DATE.

        The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Servicer and the rights of the Class B Noteholders under the Indenture at any time by the Servicer, the Issuer, the Owner Trustee and the Indenture Trustee with the consent of the Majority Holders and the Note Insurer. Any such consent by the Holder of this Class B Note shall be conclusive and binding on such Holder and upon all future Holders of this Class B Note and of any Class B Note issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class B Note. The Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of the Class B Noteholders.

        As provided in the Indenture, the transfer of this Class B Note is registrable in the Register upon surrender of this Class B Note for registration of transfer at the offices or agencies maintained by the Indenture Trustee accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class B Notes of authorized denominations evidencing the same aggregate Class B Percentage Interest in the Trust Property will be issued to the designated transferee or transferees.

        The Class B Notes are issuable only as registered Class B Notes without coupons in minimum denominations of $100,000 of the Initial Class B Note Principal Amount and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Class B Notes are exchangeable for new Class B Notes of authorized denominations evidencing the same aggregate Class B Percentage Interest, as requested by the Class B Noteholder surrendering the same.

        Unless earlier declared, or they otherwise become, due and payable by reason of an Event of Default, the Notes are payable only at the time and in the manner provided in the Indenture and are not redeemable or prepayable before such time except that the Servicer will have the option, subject to certain conditions set forth in the Indenture, including the deposit of the sum specified in the Indenture, to cause early retirement of the Notes as of any Payment Date following the date on which the aggregate outstanding Class A Note Principal Balance and Class B Note Principal Balance is less than 10% of the sum of the Initial Class A Note Principal Amount and the Initial Class B Note Principal Amount. In the event of such redemption, the entire outstanding Class A Note Principal Balance and Class B Note Principal Balance, together with accrued interest thereon at the related Note Rate, will be required to be paid to the respective Class A Noteholders and the respective Class B Noteholders, as applicable, on such Payment Date. If an Event of Default as defined in the Indenture shall occur and be continuing, the principal of all the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

        No service charge will be made for any such registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

        The Servicer, the Issuer and the Indenture Trustee and any agent of any of the foregoing may treat the person in whose name this Class B Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.

        IN WITNESS WHEREOF, the Issuer has caused this Class B Note to be duly executed.


                                  ABFS EQUIPMENT CONTRACT TRUST 1999-A

                                  By:  FIRST UNION TRUST COMPANY,
                                       NATIONAL ASSOCIATION, not in
                                       its individual capacity, but solely as
                                       Owner Trustee



                                  By:
                                      ---------------------------------
                                      Name:
                                      Title:

Dated: June __, 1999

                        CERTIFICATE OF AUTHENTICATION



        This is one of the Class B Notes of the series designated herein, issued under the within-mentioned Indenture.


                                  THE CHASE MANHATTAN BANK,
                                    not in its individual capacity but solely as Indenture Trustee



                                  By:
                                      ---------------------------------------
                                      Name:
                                      Title:

                                                                      EXHIBIT C

                                   FORM OF
                                  ASSIGNMENT


        This ASSIGNMENT, dated ____________ (the "Subsequent Funding Date"), by and among ABFS EQUIPMENT CONTRACT TRUST 1999-A, a Delaware business trust, as issuer (the "Issuer" or the "Trust"), AMERICAN BUSINESS LEASING, INC., a Pennsylvania corporation, as servicer (the "Servicer"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as indenture trustee (the "Indenture Trustee") and as back-up servicer (the "Back-up Servicer").

                                 WITNESSETH:

        Reference is hereby made to that certain Indenture, dated as of June 1, 1999 (the "Indenture") by and among the Issuer, the Servicer, the Back-up Servicer and the Indenture Trustee. Pursuant to the Indenture, the Issuer agreed to pledge, and the Indenture Trustee agreed to accept, from time to time, a security interest in the Subsequent Pledged Property. The Indenture provides that each such pledge of Subsequent Pledged Property be evidenced by the execution and delivery of an Assignment such as this Assignment (this "Assignment").

        The "Subsequent Contracts" are those listed on the List of Subsequent Contracts attached hereto.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

        Section 1. Definitions. For the purposes of this Assignment, capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in Annex A to the Indenture.

        Section 2. Pledge. (a) In consideration of the receipt of funds from the Indenture Trustee, the Issuer hereby pledges to the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, without recourse, all of the Issuer's right, title and interest in, to, and under the Subsequent Pledged Property, whether now existing or hereafter arising.

        In connection with such pledge, the Issuer has heretofore recorded and filed, or caused to be recorded and filed, at its own expense, financing statements (and thereafter timely continuation statements with respect to such financing statements) with respect to the Subsequent Pledged Property, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and to maintain the perfection of, the pledge of the Subsequent Pledged Property from the Issuer to the Indenture Trustee, and delivered a file-stamped copy of such financing statements or other evidence of such filings to the Indenture Trustee on or prior to the Subsequent Funding Date. A carbon, photographic or other reproduction of this Assignment or of any financing statement signed by the Servicer or the Issuer is sufficient as a financing statement in any state to perfect the pledges granted in this Assignment.

        In connection with such pledge, the Servicer shall, at its own expense cause all of its records (including its Contract Management System) to be marked to show that the Subsequent Pledged Property has been pledged to the Indenture Trustee in accordance with the Indenture on or prior to the Subsequent Funding Date.

        Section 3. Representations and Warranties of the Issuer. With respect to each Contract, the Issuer hereby assigns each of the representations and warranties made by the related Originator in the Subsequent Receivables Sale Agreement for the benefit of the Indenture Trustee, the Note Insurer and the Noteholders, on which the Indenture Trustee relies in accepting the pledge of the Subsequent Pledged Property and the Note Insurer relies in connection with the Note Insurance Policy. Such representations and warranties speak as of the Subsequent Funding Date unless otherwise indicated, and shall survive each pledge, assignment, transfer and conveyance of the respective Subsequent Pledged Property to the Indenture Trustee and its successors and assigns.

        Section 4. Reacquisition of Contracts. Upon discovery by any of the Issuer, the Indenture Trustee, the Servicer, the Note Insurer or any Noteholder of a breach of any of the representations and warranties made by the Originators pursuant to Section 3.03 of the Receivables Sale Agreement or Section 3 of any Subsequent Receivables Sale Agreement, the party discovering such breach shall give prompt written notice to such other Person; provided, that the Indenture Trustee shall have no duty to inquire or to investigate the breach of any such representations and warranties. The related Originator will be obligated to reacquire a Contract which breaches a representation or warranty in accordance with the provisions of Section 2.02 of the Servicing Agreement. Such reacquisition obligation of such Originator shall constitute the sole remedy against the Originators, the Transferors and the Issuer for such breach available to the Servicer, the Trust, the Note Insurer and the Noteholders.

        Section 5. Amendment. This Assignment may be amended from time to time by the Issuer, the Indenture Trustee and the Servicer only with (x) the prior written consent of the Note Insurer (or, in the event of a Note Insurer Default, the Majority Holders) and (y) satisfaction of the Rating Agency Condition.

        Section 6. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS ASSIGNMENT AND ANY AMENDMENT HEREOF PURSUANT TO SECTION 5 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR ANY TRANSACTION CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.

        Section 7. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

        Section 8. Binding Effect; Third-Party Beneficiaries. This Assignment will inure to the benefit of and be binding upon the parties hereto, the Trust, the Note Insurer, the Noteholders, and their respective successors and permitted assigns.

        Section 9. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

        Section 10. Exhibits. The exhibits attached hereto and referred to herein shall constitute a part of this Assignment and are incorporated into this Assignment for all purposes.

                 [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the Issuer, the Servicer, the Back-up Servicer and the Indenture Trustee have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.


                                  ABFS EQUIPMENT CONTRACT TRUST
                                  1999-A, as Issuer


                                  By: FIRST UNION TRUST COMPANY,
                                      NATIONAL ASSOCIATION,  not in
                                      its individual capacity but solely as
                                      Owner Trustee


                                  By:
                                      -------------------------------------
                                      Name:
                                      Title:


                                  AMERICAN BUSINESS LEASING, INC.,
                                  as Servicer


                                  By:
                                      -------------------------------------
                                      Name:
                                      Title:


                                  THE CHASE MANHATTAN BANK, as
                                  Indenture Trustee and as Back-up Servicer


                                  By:
                                      -------------------------------------
                                      Name:
                                      Title:

                                                                      EXHIBIT D

                                   FORM OF
                             NOTE INSURER CONSENT
                           FOR SUBSEQUENT CONTRACTS


                                                           ____________, 19___


The Chase Manhattan Bank
  as Indenture Trustee
450 West 33rd Street
New York, New York 10001

               Re: ABFS Equipment Contract Trust 1999-A


Ladies and Gentlemen:

        Reference is made to the Indenture, dated as of June 1, 1999 (the "Indenture"), by and among ABFS Equipment Contract Trust 1999-A, as Issuer (the "Trust"), American Business Leasing, Inc., as Servicer (the "Servicer"), and you as Indenture Trustee (the "Indenture Trustee") and as Back-Up Servicer (the "Back-up Servicer"). Pursuant to Section 2.05 of the Indenture, the undersigned hereby approves and consents to the acquisition of the Subsequent Contracts listed on Schedule I attached hereto aggregating $____________ in Discounted Contract Principal Balance by the Transferors, the subsequent pledge of such Subsequent Contracts and the related Equipment by the Transferors to the Trust, and the subsequent assignment of such security interest by the Trust to the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer.

        Capitalized terms used herein but not defined herein shall have the meanings given in Annex A to the Indenture.


                                  FINANCIAL SECURITY ASSURANCE INC.


                                  By:
                                      -------------------------------------
                                      Name:
                                      Title:

                            Annex A - Defined Terms


                  "ABFS" means American Business Financial Services, Inc., a Delaware corporation.


                  "ABFS Finance" means ABFS Finance LLC 1999-A, a Delaware limited liability company.


                  "ABFS Group" means, as of any relevant date, the affiliated group within the meaning of section 1504 of the Code of which ABFS, or any successor thereto, is the common parent, or of which ABFS is a member, and shall mean any group eligible to file consolidated, combined or unitary returns for state, local or foreign tax purposes which includes ABFS, regardless of the identity of the common parent.


                  "ABFS Residual" means ABFS Residual LLC 1999-A, a Delaware limited liability company.


                  "Account" means any of the Collection Account, the Pre-Funding Account and the Capitalized Interest Account.


                  "Actual Payment" means, with respect to a Collection Period and a Contract, all Scheduled Payments, Prepayments, proceeds from any Contract subject to a Casualty Loss, Final Scheduled Payments, Residual Receipts (up to the Booked Residual Value of the related Contract) and Defaulted Contract Recoveries received by the Servicer from or on behalf of an Obligor with respect to such Contract during such Collection Period. Actual Payments do not include Initial Unpaid Amounts, Excluded Amounts, Reacquisition Amounts, Advance Payments, Servicer Advances and Residual Receipts (to the extent they exceed the Booked Residual Value of the related Contract).


                  "Advance Payment" means, with respect to a Contract and a Collection Period, any Scheduled Payment, Final Scheduled Payment, Purchase Option Payment or portion of either made by or on behalf of an Obligor and received by the Servicer during such Collection Period, which Scheduled Payment, Final Scheduled Payment, Purchase Option Payment or portion thereof does not become due until a subsequent Collection Period; provided, that, Advance Payments do not include Prepayment Amounts.


                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


                  "Aggregate Collateral Balance" means, as of any Payment Date, the sum of (x) the Aggregate Discounted Contract Principal Balance of the Contracts as of the end of the immediately preceding Collection Period and
(y) the Pre-Funded Collateral Amount as of such Payment Date.

                  "Aggregate Discounted Contract Principal Balance" means, at any time of determination, an amount equal to the sum of the Discounted Contract Principal Balances of all Contracts.


                  "Aggregate Initial Note Principal Balance" means the sum of the Initial Class A Note Principal Balance and the Initial Class B Note Principal Balance.


                  "Applicable Securities" means, for so long as the Class A Note Principal Balance is greater than zero, the Class A Notes. Following reduction of the Class A Note Principal Balance to zero, and for so long as the Class B Note Principal Balance is greater than zero, the Class B Notes.


                  "Applicant" has the meaning specified in Section 5.06 of the Indenture.


                  "Assignment" means the written assignment of the security interest in the Subsequent Receivables by the Trust to the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, in substantially the form of Exhibit C to the Indenture.


                  "Authorized Officer" means, with respect to the Issuer and the Servicer, any officer or agent acting pursuant to a power of attorney of the Owner Trustee or the Servicer, as applicable, who is authorized to act for the Owner Trustee or the Servicer, as applicable, in matters relating to the Trust and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee and the Servicer to the Indenture Trustee and the
Note Insurer on the Closing Date (as such list may be modified or supplemented from time to time thereafter).


                  "Available Distribution Amount" means, with respect to a Payment Date, the excess of (a) the Available Funds with respect to the related Collection Period over (b) the Trust Operating Expenses.


                  "Available Funds" means, with respect to a Payment Date, all amounts (including, without limitation, Actual Payments, Reacquisition Amounts, proceeds of Servicer Advances, Investment Earnings and any amounts required to be transferred to the Collection Account from the Pre-Funding Account or the Capitalized Interest Account with respect to such Payment Date) held in the Collection Account on the related Determination Date, after taking into account all deposits to be made on such Determination Date, other than any Advance Payments.


                  "Available Funds Shortfall" means an event which occurs on a Payment Date if either (a) amounts are then or would otherwise be payable under the Policy or (b) the Class A Insured Distribution Amount for such Payment Date exceeds the Available Distribution Amount for such Payment Date.


                  "Back-up Servicer" means The Chase Manhattan Bank, a New York banking corporation, and any successor thereto.


                  "Back-up Servicer Fee" means the fee payable to the Back-up Servicer as set forth in Section 4.13 of the Servicing Agreement.

                                   Ann.A-2

                  "Back-up Servicer Fee Rate" means, the rate at which the Back-up Servicer Fee is paid, which rate is, as long as The Chase Manhattan Bank is the Back-up Servicer, included in the Indenture Trustee Fee Rate and which rate shall not exceed 0.04% per annum.


                  "Bankruptcy Code" means the Bankruptcy Code of 1978, as amended, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.


                  "Base Principal Amount" means, with respect to any Payment Date, an amount equal to the excess of (x) the sum of (i) the Aggregate Discounted Contract Principal Balance of the Contracts, as of the close of business on the last day of the second preceding Collection Period, and (ii) the Pre-Funded Collateral Amount as of the close of business on the last day of the second preceding Collection Period, over (y) the sum of (i) the Aggregate Discounted Contract Principal Balance of the Contracts, as of the close of business on the last day of the immediately preceding Collection Period, (ii) the Pre-Funded Collateral Amount, as of the close of business on the last day of the immediately preceding Collection Period, (iii) the aggregate Prepayment Amounts received by the Servicer during the related Collection Period, (iv) any Defaulted Contract Amounts relating to the related Collection Period and (v) the amount of any funds released from the Pre-Funding Account as a prepayment of principal on the Notes, divided by 95.3%.


                  "Booked Residual Value" means, with respect to an item of Equipment, the residual value thereof that was established by the Originator at the commencement of the Contract covering such item of Equipment, as shown on the books of the Originator on the applicable Cut-Off Date.


                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware, Charlotte, North Carolina, in the city and State where the Indenture Trustee's Corporate Trust Office is located, or in the city and State or Commonwealth where the Servicer's principal office is located, are authorized or obligated by law, executive order or governmental decree to be closed; provided, however, that the Servicer shall, from time to time, deliver written notice to the other parties hereto and the Note Insurer of any differences in Business Days between the Commonwealth of Pennsylvania (or any other state where the Servicer has its principal office) and the State of New York.


                  "Capitalized Interest Account" means the Eligible Bank Account established and maintained pursuant to Section 3.01(c) of the Indenture.


                  "Capitalized Interest Account Deposit" means $183,324.93.


                  "Capitalized Interest Amount" means, with respect to any date of determination, the amount on deposit in the Capitalized Interest Account.


                  "Capitalized Interest Requirement" means, with respect to any Payment Date occurring during the Pre-Funding Period, the excess of (x) one month's interest on the amount on deposit in the Pre-Funding Account, calculated at the sum of (a) the weighted average (based on the then-outstanding Note Principal Balances of each Class of Notes) of each Class A Note Rate and the Class B Note Rate, and (b) the Class A Percentage of the Premium Rate, over (y) any

                                   Ann.A-3

Pre-Funding Earnings to be transferred to the Collection Account on such Payment Date pursuant to Section 3.01(b)(iii)(B) of the Indenture.


                  "Casualty Loss" means, with respect to a Contract, any loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of Equipment subject thereto which results, in accordance with the terms of the Contract, in a reduction in the number or amount of any future Scheduled Payments due thereunder or in the termination of the Obligor's obligation to make future Scheduled Payments thereunder.


                  "Class" means all of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes or the Class B Notes, as applicable.


                  "Class A Accelerated Percentage" means 92.34%.


                  "Class A Additional Principal Distribution Amount" means (a) with respect to any Payment Date prior to the Class A Termination Date, the sum of the Residual Receipts (up to the amount of the Booked Residual Value for the related Contracts), Reacquisition Amounts and Prepayment Amounts actually received by the Servicer during the related Collection Period and any Defaulted Contract Amounts relating to such Collection Period; and (b) with respect to the Class A Termination Date, the amount described in clause (a) above, to the extent necessary to reduce the Class A Note Principal Balance to zero.


                  "Class A Base Principal Distribution Amount" means (a) with respect to any Payment Date prior to the Class A Termination Date, the sum of
(x) the product of (i) the Class A Percentage and (ii) the Base Principal Amount for such Payment Date, (y) the Class A Additional Principal Distribution Amount for such Payment Date, and (z) the product of (i) the Class A Accelerated Percentage and (ii) the amount of any funds released from the Pre-Funding Account as a prepayment of principal; and (b) with respect to the Class A Termination Date, the amount described in clause (a) above, to the extent necessary to reduce the Class A Note Principal Balance to zero.


                  "Class A Default Interest" means, for any Payment Date and each Class of Class A Notes, the product of (x) the sum of clauses (1) and (2) of the definition of Class A Overdue Interest with respect to such Class,
(y)(1) for the Class A-1 Notes, the actual number of days elapsed in the Interest Accrual Period divided by 360 days and (2) for each other Class of Class A Notes, one-twelfth, and (z) 1%.


                  "Class A Insured Distribution Amount" means, with respect to any Payment Date, the sum of the Class A Insured Distribution Amounts for each Class of Class A Notes. The "Class A Insured Distribution Amount" for a Class of Class A Notes is (a) with respect to any Payment Date (other than the Payment Date which is the Class A Maturity Date for such Class), the sum of
(i) the Class A Note Interest for such Class less the amount of any Class A Default Interest for such Class, and (ii) such Class's pro rata portion of the excess, if any, of (A) the Class A Note Principal Balance over (B) the sum of the Aggregate Discounted Contract Principal Balance of all Contracts and the Pre-Funded Collateral Amount; and (b) with respect to the Payment Date which is the Class A Maturity Date for such Class, the sum of (i) Class A Note


                                   Ann.A-4

Interest for such Class less the amount of any Class A Default Interest for such Class and (ii) the then-outstanding Class A Note Principal Balance for such Class.


                  "Class A Maturity Date" means any of the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date or the Class A-4 Maturity Date.


                  "Class A Note" means any of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes.


                  "Class A Note Current Interest" means, with respect to any Payment Date and each Class of Class A Notes, the interest accrued during the related Interest Accrual Period, equal to the product of (x)(1) for the Class A-1 Notes, the actual number of days elapsed in the Interest Accrual Period divided by 360 days and (2) for each other Class of Class A Notes, one twelfth, (y) the Class A Note Rate for such Class and (z) the aggregate Class A Note Principal Balance of such Class outstanding on the immediately preceding Payment Date after taking into account all distributions made on such Payment Date.


                  "Class A Note Factor" means the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available to the Indenture Trustee and the Note Insurer on the related Determination Date representing the ratio of (a) the Class A Note Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (b) the Initial Class A Note Principal Balance.


                  "Class A Noteholder" means the Person in whose name a Class A Note is registered in the Register.


                  "Class A Note Interest" means, with respect to any Payment Date and each Class of Class A Notes, the sum of the Class A Note Current Interest for such Class and the Class A Overdue Interest for such Class.


                  "Class A Note Principal Balance" means, at any time, the sum of the Class A-1 Note Principal Balance, the Class A-2 Note Principal Balance, the Class A-3 Note Principal Balance and the Class A-4 Note Principal Balance. For purposes of calculating the Class A Note Current Interest for a Class of Class A Notes, the term "Class A Note Principal Balance" as used in clause (z) of the definition of "Class A Note Current Interest" shall mean the Class A-1 Note Principal Balance, the Class A-2 Note Principal Balance, the Class A-3 Note Principal Balance or the Class A-4 Note Principal Balance, as the case may be.


                  "Class A Note Rate" means any of the Class A-1 Note Rate, the Class A-2 Note Rate, the Class A-3 Note Rate and the Class A-4 Note Rate.


                  "Class A Overdue Interest" means, with respect to any Payment Date and each Class of Class A Notes, the difference between (a) the sum of (i) the excess, if any, of that portion of any Class A Note Interest due on the immediately preceding Payment Date for that Class of Class A Notes over the Class A Note Interest paid on such immediately preceding Payment Date for that Class of Class A Notes, (ii) without duplication of the amount described in clause (i), the amount of the Class A Overdue Interest due and unpaid as of the immediately

                                   Ann.A-5
preceding Payment Date attributable to that Class of Class A Notes and (iii) the product of (x) the sum of clauses (i) and (ii), (y)(1) for the Class A-1 Notes, the actual number of days elapsed in the Interest Accrual Period divided by 360 days, and (2) for each other Class of Class A Notes, one twelfth and (z) the Class A Note Rate for that Class of Class A Notes, and (b) any Class A Overdue Interest attributable to that Class of Class A Notes paid on such Payment Date.


                  "Class A Overdue Principal" means, with respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class A Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class A Noteholders on all prior Payment Dates.


                  "Class A Percentage" means 88%.


                  "Class A Percentage Interest" means the interest in the Class A Portion of the Trust that is evidenced by a Class A Note and that is set forth on the face of such Note; provided, however, that the Issuer shall only issue Class A Notes evidencing in the aggregate Class A Percentage Interests totaling 100%. To the extent that, for Federal income tax purposes, the Class A Notes constitute indebtedness, all references in this Indenture to Holders of Class A Notes owning a specified percentage of the outstanding Class A Note Principal Balance shall be construed to mean Holders of Class A Notes evidencing such specified percentage of the then outstanding indebtedness.


                  "Class A Pledged Percentage" means, as of any Payment Date, the fraction, expressed as a percentage, the numerator of which is the outstanding Class A Note Principal Balance, and the denominator of which is the sum of the outstanding Class A Note Principal Balance and the outstanding Class B Note Principal Balance, each without giving effect to the distributions to be made on such Payment Date.


                  "Class A Portion" means the aggregate interest in the Trust Property evidenced by the Class A Notes.


                  "Class A Termination Date" means the Payment Date on which the Class A Note Principal Balance is reduced to zero.


                  "Class A-1 Maturity Date" means July 15, 2000.


                  "Class A-1 Note Principal Balance" means the Initial Class A-1 Note Principal Balance minus all payments theretofore received by the Class A-1 Noteholders on account of principal (including, without limitation, any amounts released from the Pre-Funding Account as a prepayment of principal on the Class A-1 Notes).


                  "Class A-1 Note Rate" means 5.3925% per annum.


                  "Class A-1 Notes" means any one of the "Class A-1 Notes" executed and authenticated by the Indenture Trustee, substantially in the form of Exhibit A to the Indenture.


                  "Class A-2 Maturity Date" means June 15, 2001.

                                   Ann.A-6

                  "Class A-2 Note Principal Balance" means the Initial Class A-2 Note Principal Balance minus all payments theretofore received by the Class A-2 Noteholders on account of principal (including, without limitation, any amounts released from the Pre-Funding Account as a prepayment of principal on the Class A-2 Notes).


                  "Class A-2 Note Rate" means 6.025% per annum.


                  "Class A-2 Notes" means any one of the "Class A-2 Notes" executed and authenticated by the Indenture Trustee, substantially in the form of Exhibit A to the Indenture.


                  "Class A-3 Maturity Date" means December 15, 2003.


                  "Class A-3 Note Principal Balance" means the Initial Class A-3 Note Principal Balance minus all payments theretofore received by the Class A-3 Noteholders on account of principal (including, without limitation, any amounts released from the Pre-Funding Account as a prepayment of principal on the Class A-3 Notes).


                  "Class A-3 Note Rate" means 6.650% per annum.


                  "Class A-3 Notes" means any one of the "Class A-3 Notes" executed and authenticated by the Indenture Trustee, substantially in the form of Exhibit A to the Indenture.


                  "Class A-4 Maturity Date" means November 15, 2007.


                  "Class A-4 Note Principal Balance" means the Initial Class A-4 Note Principal Balance minus all payments theretofore received by the Class A-4 Noteholders on account of principal (including, without limitation, any amounts released from the Pre-Funding Account as a prepayment of principal on the Class A-4 Notes).


                  "Class A-4 Note Rate" means 6.650% per annum.


                  "Class A-4 Notes" means any one of the "Class A-4 Notes" executed and authenticated by the Indenture Trustee, substantially in the form of Exhibit A to the Indenture.


                  "Class B Accelerated Percentage" means 7.66%.


                  "Class B Additional Principal Distribution Amount" means (a) with respect to any Payment Date prior to the Class A Termination Date, zero;
(b) with respect to the Class A Termination Date, the excess, if any, of (i) sum of the Residual Receipts (up to the amount of the Booked Residual Value of the related Contracts), Reacquisition Amounts and Prepayment Amounts actually received by the Servicer during the related Collection Period and any Defaulted Contract Amounts relating to such Collection Period, over (ii) the amount of such sum necessary to reduce the Class A Note Principal Balance to zero; and (c) with respect to any Collection Period following the Class A Termination Date, the amount described in clause (b)(i) above to the extent necessary to reduce the Class B Note Principal Balance to zero.


                  "Class B Base Principal Distribution Amount" means, (a) with respect to any Payment Date prior to the Class A Termination Date, the sum of
(x) the product of (i) the Class


                                   Ann.A-7

B Percentage and (ii) the Base Principal Amount for such Payment Date, (y) the Class B Additional Principal Distribution Amount and (z) the product of (i) the Class B Accelerated Percentage and (ii) the amount of any funds released from the Pre-Funding Account as a prepayment of principal; and (b) with respect to the Class A Termination Date, the amount described in clause (a) above plus the portion of the Class A Base Principal Distribution Amount, not applied as a reduction of the Class A Note Principal Balance, on such date.


                  "Class B Collateralized Balance" means the positive difference, if any, of the Class B Note Principal Balance over the Class B Uncollateralized Balance.


                  "Class B Maturity Date" means November 15, 2007.


                  "Class B Note" means any one of the Class B Notes executed and authenticated by the Indenture Trustee, substantially in the form of Exhibit D to the Indenture


                  "Class B Note Current Junior Interest" means, with respect to any Payment Date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class B Note Rate and
(y) the aggregate Class B Uncollateralized Balance outstanding immediately prior to such Payment Date.


                  "Class B Note Current Priority Interest" means, with respect to any Payment Date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class B Note Rate and
(y) the aggregate Class B Collateralized Balance outstanding immediately prior to such Payment Date.


                  "Class B Note Factor" means the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available to the Indenture Trustee and the Note Insurer on the related Determination Date representing the ratio of (a) the Class B Note Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (b) the Initial Class B Note Principal Balance.


                  "Class B Noteholder" means the Person in whose name a Class B Note is registered in the Register.


                  "Class B Note Interest" means, for each Payment Date, the sum of the Class B Note Junior Interest and the Class B Note Priority Interest.


                  "Class B Note Junior Interest" means, with respect to any Payment Date, the Class B Note Current Junior Interest and the Class B Overdue Junior Interest.


                  "Class B Note Principal Balance" means, at any time, the Initial Class B Note Principal Balance minus all payments theretofore received by the Class B Noteholders on account of principal (including, without limitation, any amounts released from the Pre-Funding Account as a prepayment of principal on the Class B Notes).


                  "Class B Note Priority Interest" means, with respect to any Payment Date, the Class B Note Current Priority Interest and the Class B Overdue Priority Interest.

                                   Ann.A-8

                  "Class B Note Rate" means 6.940% per annum.


                  "Class B Overdue Junior Interest" means, with respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class B Note Junior Interest due on the immediately preceding Payment Date over the Class B Note Junior Interest paid on such immediately preceding Payment Date, (ii) without duplication of the amount described in clause (i), the amount of the Class B Junior Overdue Interest due and unpaid as of the immediately preceding Payment Date and (iii) the product of (x) the sum of clauses (i) and (ii), (y) one-twelfth and (z) the sum of the Class B Note Rate plus 1%, and (b) any Class B Overdue Junior Interest paid on such Payment Date.


                  "Class B Overdue Principal" means, with respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class B Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class B Noteholders on all prior Payment Dates.


                  "Class B Overdue Priority Interest" means, with respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class B Note Priority Interest due on the immediately preceding Payment Date over the Class B Note Priority Interest paid on such immediately preceding Payment Date, (ii) without duplication of the amount described in clause (i), the amount of the Class B Priority Overdue Interest due and unpaid as of the immediately preceding Payment Date and (iii) the product of (x) the sum of clauses (i) and (ii), and (y) one-twelfth of the sum of the Class B Note Rate plus 1%, and (b) any Class B Overdue Priority Interest paid on such Payment Date.


                  "Class B Percentage" means 7.3%.


                  "Class B Percentage Interest" means the interest in the Class B Portion of the Trust that is evidenced by a Class B Note and that is set forth on the face of such Note; provided, however, that the Issuer shall only issue Class B Notes evidencing in the aggregate Class B Percentage Interests totaling 100%. To the extent that, for Federal income tax purposes, the Class B Notes constitute indebtedness, all references in the Transaction Documents to Holders of Class B Notes owning a specified percentage of the outstanding Class B Note Principal Balance shall be construed to mean Holders of Class B Notes evidencing such specified percentage of the then outstanding indebtedness.


                  "Class B Pledged Percentage" means, as of any Payment Date, the fraction, expressed as a percentage, the numerator of which is the outstanding Class B Note Principal Balance, and the denominator of which is the sum of the outstanding Class A Note Principal Balance and the outstanding Class B Note Principal Balance, each without giving effect to the distributions to be made on such Payment Date


                  "Class B Portion" means the aggregate interest in the Trust Property evidenced by the Class B Notes.


                  "Class B Termination Date" means the Payment Date on which the Class B Note Principal Balance is reduced to zero.

                                   Ann.A-9

                  "Class B Uncollateralized Balance" means the positive difference, if any, of (x) the sum of (i) the Class A Note Principal Balance and (ii) the Class B Note Principal Balance, over (y) the sum of (i) the Aggregate Discounted Contract Principal Balance of all of the Contracts and
(ii) the Pre-Funded Collateral Amount.


                  "Closing Date" means June 28, 1999.


                  "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder, as the same may be in effect from time to time and any successor thereto.


                  "Collateral Agent" means Chase Bank of Texas, N.A., a national banking association.


                  "Collateral Agent's Contract File" means with respect to each Contract, (1) a certified copy of the master Contract, if applicable, (2) the executed original counterpart of the Contract, (3) an original certificate, executed by an Obligor, evidencing delivery and acceptance of the Equipment, (4) documents evidencing or related to any Insurance Policy (such documents required to be included therein only with respect to Equipment which had an Original Equipment Cost of more than $100,000) and (5) evidence of filing or copies of all UCC financing statements filed with respect to the Equipment or the Contracts in accordance with the Filing Requirements


                  "Collection Account" means the Eligible Bank Account established and maintained pursuant to Section 3.01(a) of the Indenture.


                  "Collection Period" means, with respect to any Payment Date, the period from the opening of business on the first day of the immediately preceding calendar month through the close of business on the last day of the calendar month preceding the calendar month in which such Payment Date occurs.


                  "Collections" means all payments received on or with respect to the Contracts or the related Equipment, including, without limitation, Scheduled Payments, Final Scheduled Payments, Liquidation Proceeds, Reacquisition Amounts, Insurance Proceeds, Early Termination Contract Proceeds, proceeds from any Contract subject to a Casualty Loss, Expired Contract Proceeds (to the extent of any amounts then due from a related Source under the related Source Agreement), Residual Receipts (up to the Booked Residual Value of the related Contract) and Prepayments and amounts received in respect of the Contracts or related Equipment pursuant to any Source Agreements (including amounts received under any recourse agreements), all as related to amounts attributable to the Equipment and the Contracts for such Collection Period, but excluding any Excluded Amounts and Initial Unpaid Amounts.


                  "Commission" means the United States Securities and Exchange Commission.


                  "Computer Tape" means, collectively, the computer tapes generated by the Servicer which provide information relating to the Contracts.


                  "Contract" means each of the agreements evidencing the indebtedness of the related Obligor, including, as applicable, schedules, supplements and amendments thereto, under

                                   Ann.A-10
which the Originator or a Source leases specified Equipment to an Obligor and which are identified on the List of Contracts delivered on the Closing Date or, with respect to Subsequent Contracts and Substitute Contracts, on the List of Subsequent Contracts or List of Substitute Contracts, respectively, delivered on the related Subsequent Funding Date or Transfer Date, respectively.


                  "Contract File" means, with respect to each Contract, (1) a certified copy of the master Contract, if applicable, (2) the executed original counterpart of the Contract that constitutes "chattel paper" or an "instrument" for purposes of Sections 9-105(1)(b), 9-105(l)(i) or 9-305 of the UCC, legended to reflect the security interest of the Indenture Trustee, on behalf of the Noteholders and the Note Insurer, (3) an original certificate, executed by an Obligor, evidencing delivery and acceptance of the Equipment,
(4) Obligor's corporate resolutions and secretary's certificate, if required under the Credit Policies and Procedures, (5) a guaranty, if any, (6) copies of documentation relating to the purchase of the Equipment, including invoices and the Originator's payment of such invoice, (7) documents evidencing or related to any Insurance Policy (such documents required to be included therein only with respect to Equipment which had an Original Equipment Cost of more than $100,000), (8) evidence of filing or copies of all UCC financing statements filed with respect to the Equipment or the Contract in accordance with the Filing Requirements, (9) a certified copy of the related sale and assignment between the Source and the Originator, (10) copies of any additional Contract documents evidencing any changes or modifications of a Contract by the Servicer in accordance with the terms of the Servicing Agreement, and (11) reference to the applicable contract management code on the Contract Management System and any other documents relating thereto held by American Business Leasing, Inc., as Servicer.


                  "Contract Management System" means the computerized electronic contract management system maintained by the Servicer for all Contracts and other agreements similar to the Contracts, as the same may be modified by the Servicer, the Originator and the Transferors.


                  "Contract Number" means, with respect to each Contract, its identifying number.


                  "Contract Pool" means, at any time, all Contracts held as part of the security for the Trust Property.


                  "Controlling Party" means the Note Insurer, but if a Note Insurer Default has occurred and is continuing, the Majority Holders.


                  "Conveyance Date" means, with respect to the Initial Contracts, the Closing Date, and with respect to Subsequent Contracts or Substitute Contracts, the Subsequent Funding Date or Transfer Date, respectively.


                  "Conveyed Assets" means, with respect to the Receivables Sale Agreement and the Subsequent Receivables Sale Agreement and the Originator, (a) all of the Originator's right, title and interest in and to, but not its obligations under the Equipment relating to Contracts (except for any licensed products that may accompany the Equipment) and any new unit or units of Equipment substituted for any existing unit or units of Equipment, including all income and proceeds upon any sale, re-lease or other disposition of the Equipment, (b) all of the Originator's

                                   Ann.A-11
right, title and interest in and to, but not its obligations under, the Contracts, and all amendments, additions and supplements including schedules, summary schedules and subschedules made or hereafter made with respect thereto,
(c) all monies due or to become due in payment of the Contracts on or after the related Conveyance Date, including all Scheduled Payments thereunder (whether or not due), Residual Receipts (up to the Booked Residual Value for such Contract), any Prepayments, any payments in respect of a casualty or early termination, and any Liquidation Proceeds received with respect thereto, but excluding any Excluded Amounts, (d) the Contract Files, (e) all Insurance Proceeds relating to the foregoing and the Originator's rights and interests in the Insurance Policies relating to the foregoing, (f) all Source Agreements, Source Agreement Rights and agreements with manufacturers of the Equipment, to the extent they relate to any Contract and any Equipment covered by the Contracts, (g) the rights of the Originator under the Receivables Sale Agreement or Subsequent Receivables Sale Agreement, as applicable, (h) any guarantees of an Obligor's obligations under a Contract, and (i) all proceeds and income of the foregoing or relating thereto; provided, that Conveyed Assets do not include any security deposits, Initial Unpaid Amounts or Residual Receipts to the extent they exceed the Booked Residual Value of the related Contract.


                  "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is specified in Section 11.06 of the Indenture.


                  "Credit Policies and Procedures" means the credit policies and procedures of the Servicer.


                  "Credit File" means, with respect to each Contract, the following documents: (a) copies of the Contract, any UCC financing statements and any other original documents related to the Contract, (b) the application of the related Obligor, (c) documentation evidencing the information with respect to such Contract input into the Contract Management System and (d) any other information maintained by the Servicer pursuant to its customary policies and procedures.


                  "Cumulative Loss Event" means that the sum of the Defaulted Contract Amounts (as of the first Payment Date for which such Contract is classified as a Defaulted Contract) of all Contracts which have become Defaulted Contracts, on a cumulative basis since the Closing Date, less any Defaulted Contract Recoveries exceeds an amount equal to 5.25%, of the Initial Aggregate Collateral Balance.


                  "Cut-Off Date" means, with respect to the Initial Contracts, the Initial Cut-Off Date, with respect to each Subsequent Contract, the related Subsequent Cut-Off Date, and, with respect to any Substitute Contracts, the related Substitute Contract Cut-Off Date.


                  "DCR" means Duff & Phelps Credit Rating Co.


                  "Defaulted Contract" means a Contract that becomes defaulted at the earlier of the date on which (i) the Servicer has determined in its sole discretion, in accordance with the Servicing Standard and its customary servicing procedures, that such Contract is not collectible, (ii) all or part of a Scheduled Payment thereunder is more than 120 days delinquent, (iii) the

                                   Ann.A-12

Servicer elected not to make a Servicer Advance or for which the Servicer has determined that a prior Servicer Advance is not recoverable or (iv) a bankruptcy proceeding has been instituted by or against the Obligor, and the Obligor has failed to make a Scheduled Payment or Final Scheduled Payment.


                  "Defaulted Contract Amounts" means, with respect to any Payment Date, the sum of (x) the present values of all of the remaining Scheduled Payments and any Final Scheduled Payment due or to become due under each Contract which became a Defaulted Contract during the related Collection Period, discounted monthly at the Discount Rate and (y) any Scheduled Payments theretofore due and not paid by the Obligor.


                  "Defaulted Contract Recoveries" means all proceeds of the sale or re-lease of Equipment related to Defaulted Contracts and any amounts collected as judgments against an Obligor or others related to the failure of such Obligor to pay any required amounts under the related Contract or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Contract and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Contract or in liquidating such Equipment.


                  "Delinquency Trigger Event" shall exist on any Payment Date on which the average of the Delinquency Trigger Ratios for such Payment Date and the two immediately preceding Payment Dates exceeds 3%. Once a Delinquency Trigger Event occurs, then such condition shall be deemed to continue until the Payment Date which is the third consecutive Payment Date for which the average of the Delinquency Trigger Ratio for such Payment Date and the two immediately preceding Payment Dates is less then 3%.


                  "Delinquency Trigger Ratio" means, with respect to any Payment Date, the quotient, expressed as a percentage of (a) the Aggregate Discounted Contract Principal Balance of all Contracts as to which all or a portion of a Scheduled Payment remained unpaid for more than 60 days from its due date, determined as of the end of the immediately preceding calendar month, divided by (b) the Aggregate Discounted Contract Principal Balance of all Contracts as of the last day of the immediately preceding calendar month.


                  "Delinquent Contract" means, as of any Determination Date, any Contract (other than a Contract which became a Defaulted Contract prior to such Determination Date) with respect to which all or a portion of any Scheduled Payment was not received by the Servicer as of 30 days from its due date.


                  "Depositor" means Prudential Securities Secured Financing Corporation, a Delaware corporation.


                  "Depository" means The Depository Trust Company, 55 Water Street, New York, New York 10041 and any successor Depository hereafter named.


                  "Determination Date" means, with respect to a Payment Date, a date which is the tenth day of the calendar month in the month in which such Payment Date occurs, or if such day is not a Business Day, the immediately preceding Business Day; provided, however, that in no event shall such Determination Date be later than two Business Days prior to such Payment Date.

                                   Ann.A-13

                  "Direct Participant" means any broker-dealer, bank or other financial institution for which the Depository holds Notes from time to time as a securities depositary.


                  "Discounted Contract Principal Balance" means, with respect to any Contract, on any Determination Date, the sum of the present value of all of the remaining Scheduled Payments and any Final Scheduled Payment becoming due under such Contract after the end of the prior Collection Period, discounted monthly at the Discount Rate in the manner described below; provided, however, that except to the extent expressly provided in the Indenture or the Servicing Agreement, the Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, or Expired Contract or Contract reacquired by the Originator pursuant to the Servicing Agreement shall be equal to zero.


                  In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Discounted Contract Principal Balances, for any date of determination the "Discounted Contract Principal Balance" for each Contract shall be calculated assuming:


                  (i) Scheduled Payments are due on the last day of each Collection Period;


                  (ii) Scheduled Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and


                  (iii) Scheduled Payments are discounted to the last day of the Collection Period prior to the Determination Date.


                  "Discount Rate" means, as of any date of determination, 7.48%. The Discount Rate equals the sum of (a) the Class B Note Rate, (b) the Servicing Fee Rate, (c) the Indenture Trustee Fee Rate, and (d) the Back-up Servicer Fee Rate.


                  "Early Termination Contract" means any Contract that has terminated pursuant to the terms of such Contract prior to its scheduled expiration date, other than a Defaulted Contract.


                  "Early Termination Contract Proceeds" means any and all cash proceeds or rents realized from the sale or re-lease of Equipment under an Early Termination Contract (net of reasonable remarketing expenses).


                  "Eligible Bank Account" means a segregated account, which may be an account maintained with the Indenture Trustee, which is either (a) maintained with a depository institution or trust company whose long term unsecured debt obligations are rated at least A by DCR and A2 by Moody's and whose short-term unsecured obligations are rated at least A-1+ by S&P; provided, that if DCR does not rate such entity then the ratings of S&P and Moody's shall suffice, or (b) a segregated trust account or similar account in the corporate trust department of a federally or state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b).


                  "Eligible Contract" means any Contract that is not a Defaulted Contract and with respect to which all of the representations and warranties set forth in Section 2.02 of the Servicing Agreement were true as of the date made.

                                   Ann.A-14

                  "Eligible Investments" means any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require the registration of the Trust as an investment company pursuant to the Investment Company Act):


                           (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence:


                                    (i) obligations which have the benefit of
                  the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt,


                                    (ii) demand deposits or time deposits in,
                  or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, that at the time of the Indenture Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency,


                                    (iii)  certificates  of deposit having a
                  rating in the highest rating category by each Rating Agency, or


                                    (iv) investments in money market mutual
                  funds which are (or which are composed of instruments or other investments which are) rated in the highest rating category by each Rating Agency (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor);


                           (b) demand deposits in the name of the Indenture Trustee in any depositary institution or trust company referred to in clause (a)(ii) above;


                           (c) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the highest rating category by each Rating Agency;


                           (d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category by each Rating Agency;


                           (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(i), (a)(iii) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category by each Rating Agency and so long as the Note Insurer has approved of such repurchase agreement in writing; and

                                   Ann.A-15

                           (f) any other investment with respect to which the Rating Agency Condition has been satisfied and to which the Note Insurer has given its prior written consent.


                  Any Eligible Investment must mature no later than the Business Day prior to the next Payment Date.


                  "Equipment" means the equipment leased or sold, as applicable, to an Obligor pursuant to any Contract.


                  "ERISA" means The Employee Retirement Income Security Act of 1974, as amended.


                  "Event of Back-up Servicing Termination" has the meaning specified in Section 6.06 of the Servicing Agreement.


                  "Event of Default" has the meaning specified in Section 8.01 of the Indenture.


                  "Event of Servicing Termination" has the meaning specified in Section 6.01 of the Servicing Agreement.


                  "Excess Amounts" means, with respect to any Contract, any payment required to be paid by the related Obligor pursuant to such Contract at the maturity of such Contract in excess of the last Scheduled Payments or the Final Scheduled Payment with respect to such Contract.


                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.


                  "Excluded Amounts" means any payments received from an Obligor or a Source in connection with any application fees, tax processing fees, wire transfer fees, express mail fees, insurance premiums, late charges and other penalty amounts, taxes, fees or other charges imposed by any Governmental Authority or under the Contract, any indemnity payments made by an Obligor for the benefit of the obligee under the related Contract or any payments collected from an Obligor or received from a Source relating to servicing and/or maintenance payments pursuant to the related Contract or maintenance agreement, as applicable, or any other non-rental charges reimbursable to the Servicer in accordance with the Servicer's customary policies and procedures plus any collections as to which the Servicer has made an unreimbursed Servicer Advance.


                  "Expired Contract" means any Contract that has terminated on its scheduled expiration date.


                  "Expired Contract Proceeds" means any and all cash proceeds or rents realized from the sale or re-lease of Equipment under an Expired Contract.


                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System and any successor thereto.

                                   Ann.A-16

                  "Filing Locations" means the jurisdictions in which any Equipment is located under Contracts as of the applicable Cut-Off Date.


                  "Filing Requirements" means (i) with respect to each Contract relating to Equipment with an Original Equipment Cost of $25,000 or more, a UCC-1 financing statement against the Equipment, naming the Obligor as debtor and either (a) the Originator as secured party, or (b) the Source as secured party, in which case the Originator has an assignment of such security interest, (ii) a UCC-1 financing statement with respect to the assignment of all Contracts and the ownership interest or security interest of the Originator in the related Equipment to the Transferors pursuant to the Receivables Sale Agreement, (iii) a UCC-1 financing statement with respect to the pledge of all Contracts and the ownership interest or security interest of the Transferors in the related Equipment to the Trust pursuant to the Receivables Pledge Agreement, (iv) with respect to the Equipment, UCC-1 financing statements filed in each of the 50 states (other than Georgia, Louisiana, Maryland, Oklahoma, and Tennessee) and the District of Columbia (1) naming the Originator, as debtor, ABFS Residual, as secured party, and the Indenture Trustee, as assignee, and (2) naming ABFS Residual, as debtor, and the Indenture Trustee, as secured party, and (v) a UCC-1 financing statement with respect to the assignment of the security interest in all of the Contracts and the related Equipment by the Trust to the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, pursuant to the Indenture. The Originator has represented that it, or the related Source, has filed UCC-1 financing statements with respect to Contracts as to which the related Equipment had an Original Equipment Cost of $10,000 or more.


                  "Final Scheduled Payment" means, with respect to any Contract, any payment set forth in such Contract other than the regular Scheduled Payment which is required to be paid by the related Obligor at the maturity of such Contract.


                  "Financing Statements" means a form UCC-1 or UCC-3 financing statement, as applicable.


                  "Force Majeure" means any strike, fire, explosion, flood, war (declared or undeclared), riots, rebellion, revolution, blockade, acts of public enemies, acts of God, or any other cause of the nature and character specifically enumerated above, which is beyond the control of any party to the Transaction Documents.


                  "Funding Termination Date" means the earlier to occur of (a) the date on which an Event of Default or Restricting Event occurs, (b) the close of business on September 31, 1999, or (c) the date on which the Pre-Funded Amount (exclusive of any Pre-Funding Earnings) falls below $100,000.


                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar function of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

                                   Ann.A-17

                  "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to the jurisdiction of which such Person has consented.


                  "Holder" means the Person in whose name a Note is registered in the Register.


                  "Income Taxes" means any Federal, state, local or foreign taxes based upon, measured by, or imposed upon gross or net income, gross or net receipts, capital, net worth, or the privilege of doing business, and any minimum taxes or withholding taxes based upon any of the foregoing, including any penalties, interest or additions to tax imposed with respect thereto.


                  "Indebtedness" means, as to any Person, (a) all indebtedness of such Person for borrowed money, (b) all leases of equipment of such Person as Obligor, (c) to the extent not included in clause (b), above, all capital leases of such Person as Obligor, (d) any obligation of such Person for the deferred purchase price of property or services (other than trade or other accounts payable in the ordinary course of business and not more than ninety
(90) days past due), (e) any obligation of such Person that is secured by a Lien on assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is non-recourse to the credit of such Person, (f) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (g) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made and (h) obligations of such Person arising under the guaranty of the obligations of others, of the type listed in (a) through (g) above.


                  "Indemnification Agreement" means the Indemnification Agreement, dated as of June 24, 1999, among the Note Insurer, the Trust and the Underwriter.


                  "Indenture" means the Indenture, dated as of June 1, 1999, among the Trust, the Servicer, the Back-up Servicer and the Indenture Trustee.


                  "Indenture Trustee" means the institution executing the Indenture and the Servicing Agreement as Indenture Trustee, or its successor in interest, and any successor indenture trustee appointed as provided herein, or any successor to the Indenture Trustee's corporate trust business (or a substantial portion thereof) and initially shall mean The Chase Manhattan Bank, a New York banking corporation.


                  "Indenture Trustee Expenses" means the amounts payable, subject to the limitations set forth in Section 7.07 of the Indenture, to the Indenture Trustee (a) as reimbursement for its reasonable expenses in its capacity as Indenture Trustee, including, without limitation, the costs of any transition of servicing from the Servicer to the Indenture Trustee, as Back-up Servicer, and (b) as indemnification for loss, liability or expense incurred by the Indenture Trustee without negligence or bad faith on its part, arising out of the performance of its duties hereunder.

                                   Ann.A-18

                  "Indenture Trustee Fee" means, with respect to each Payment Date, an amount equal to the greater of (i) the product of (a) one-twelfth of the Indenture Trustee Fee Rate and (b) the Aggregate Discounted Contract Principal Balance as of the last day of the prior Collection Period, and (ii) $1,500.00.


                  "Indenture Trustee Fee Rate" means, for the purpose of calculating the Indenture Trustee Fee and the Discount Rate, a rate equal to 0.04% per annum.


                  "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.05 of the Indenture, prepared by an independent appraiser or other expert appointed pursuant to an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is independent within the meaning thereof.


                  "Independent Public Accountant" means any of (a) Arthur Andersen LLP (b) Deloitte & Touche LLP, (c) PricewaterhouseCoopers LLP, (d) Ernst & Young, LLP, (e) KPMG LLP and (f) BDO Seidman LLP (and any successors thereof); provided, that such firm is independent with respect to the Servicer or any subservicer, as the case may be, within the meaning of the Securities Act of 1933, as amended.


                  "Indirect Participant" means any financial institution for whom any Direct Participant holds an interest in a Note.


                  "Initial Aggregate  Collateral  Balance" means the sum of
(x) the Aggregate Discounted Contract Principal Balance of the Initial Contracts as of the Initial Cut-Off Date, and (y) the Pre-Funded Collateral Amount on the Closing Date.


                  "Initial Aggregate Discounted Contract Principal Balance" means the Aggregate Discounted Contract Principal Balance as of the Initial Cut-Off Date.


                  "Initial Class A Note Principal Balance" means the sum of the Initial Class A-1 Note Principal Balance, the Initial Class A-2 Note Principal Balance, the Initial Class A-3 Note Principal Balance and the Initial Class A-4 Note Principal Balance.


                  "Initial Class A-1 Note Principal Balance" means $15,000,000.


                  "Initial Class A-2 Note Principal Balance" means $13,000,000.


                  "Initial Class A-3 Note Principal Balance" means $34,160,000.


                  "Initial Class A-4 Note Principal Balance" means $10,000,000.


                  "Initial Class B Note Principal Balance" means $5,986,000.


                  "Initial Contracts" means the Contracts pledged by the Transferors to the Trust pursuant to the Receivables Pledge Agreement, on the Closing Date.

                                   Ann.A-19

                  "Initial Conveyed Assets" means the Conveyed Assets relating to the Initial Contracts.


                  "Initial Cut-Off Date" means, with respect to the Initial Contracts, the close of business on May 31, 1999.


                  "Initial Equipment" means the Equipment relating to the Initial Contracts.


                  "Initial Receivables" means the Initial Contracts and the related Initial Equipment, and certain payments related thereto.


                  "Initial Unpaid Amount" means, with respect to a Contract, the sum of (a) the excess of (x) the aggregate amount of all Scheduled Payments due prior to the Cut-Off Date over (y) the aggregate of all Scheduled Payments made prior to the Cut-Off Date with respect to such Contract and (b) with respect to certain Contracts (as indicated on Schedule I to the Receivables Sale Agreement) the Scheduled Payments due during the calendar month of June 1999, which Scheduled Payments have not been transferred and contributed to the Transferors.


                  "Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of June 1, 1999, among American Business Credit, Inc., the Originator, the Servicer, the Trust, the Transferors, the Note Insurer and the Manager.


                  "Insurance Policy" means, with respect to an item of Equipment and the related Contract, any insurance policy required to be maintained by the Obligor pursuant to such Contract that covers physical damage to such Equipment and liability resulting from the use, operation or possession of such Equipment (including policies procured by or on behalf of the Originator on behalf of the Obligor), including any blanket insurance policy of either Originator or their respective Affiliates relating to the Contracts.


                  "Insurance Proceeds" means, with respect to an item of Equipment and the related Contract, any amount received during a Collection Period pursuant to an Insurance Policy issued with respect to such Equipment and related Contract.


                  "Insured Payment" means, with respect to any Payment Date, the excess of (a) the sum of (i) an amount equal to the Class A Insured Distribution Amount, and (ii) any Preference Amounts, over (b) Available Funds for such Payment Date available for distribution in respect of the Class A Insured Distribution Amount.


                  "Interest Accrual Period" means, with respect to any Payment Date, the period from and including the prior Payment Date to but excluding such Payment Date and with respect to the initial Payment Date, (x) for the Class A-1 Notes, the period from and including the Closing Date, up to but excluding such Payment Date and (y) for each other Class of Notes, the period from and including June 15, 1999 to but excluding such Payment Date.


                  "Investment Company Act" means the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1 et seq.), as the same may be in effect from time to time, or any successor statute thereto.

                                   Ann.A-20

                  "Investment Earnings" means any and all income from the investment of monies held, from time to time, in any Account pursuant to
Section 3.02 of the Indenture, net of any losses on any investments held in such Accounts.


                  "IRS" means the Internal Revenue Service, and any successor thereto.


                  "Issuer" means the ABFS Equipment Contract Trust 1999-A.


                  "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee and the Note Insurer; provided, however, that such order or request signed by an Authorized Officer of the Owner Trustee shall be at the direction of the Owners (as defined in the Trust Agreement).


                  "Late Payment Rate" has the meaning given in the Insurance Agreement.


                  "Lien" means any mortgage, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any and, whether voluntarily incurred or arising by operation of law or otherwise, affecting any property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any Contract in the nature of a security interest, and the filing of or agreement to file or deliver any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.


                  "Liquidation Proceeds" means, with respect to a Defaulted Contract, proceeds from the sale or re-lease of the Equipment, proceeds of the related Insurance Policy, proceeds from any Source Agreements and any other recoveries with respect to such Defaulted Contract and the related Equipment, net of reasonable remarketing expenses and amounts so received that are required to be refunded to the Originator on such Contract.


                  "List of Contracts" means the List of Initial Contracts, as supplemented by each List of Subsequent Contracts and each List of Substitute Contracts.


                  "List of Initial Contracts" means the List of Initial Contracts delivered pursuant to Section 2.03(b)(i) of the Indenture.


                  "List of Subsequent Contracts" means the List of Subsequent Contracts delivered pursuant to Section 2.05(a) of the Indenture.


                  "List of Substitute Contracts" means the List of Substitute Contracts delivered pursuant to Section 4.02 of the Indenture.


                  "Majority Holders" means the holders of the Applicable Securities that together own Applicable Securities with an aggregate Percentage Interest in excess of 50%.


                  "Manager" means ABFS Special Purpose Management, Inc., a Delaware corporation, the managing member of ABFS Finance and ABFS Residual.


                                   Ann.A-21

                  "Monthly Statement" has the meaning specified in Section
4.07 of the Servicing Agreement.


                  "Moody's" means Moody's Investors Service, Inc.


                  "Necessary Consents" means, with respect to any Person, all necessary consents to the closing of the transactions contemplated by the Transaction Documents.


                  "Net Charge-Off Event" exists on any Payment Date on which the average of the Net Charge-Off Ratio for such Payment Date and the two immediately preceding Payment Dates exceeds 2.5%. Once a Net Charge-Off Event occurs, then such condition shall be deemed to continue until the Payment Date which is the fourth consecutive Payment Date for which the average of the Net Charge-Off Ratio for such Payment Date and the two immediately preceding Payment Dates is less than 2.5%


                  "Net Charge-Off Ratio" means, with respect to any Payment Date, twelve times the quotient, expressed as a percentage, of (a) the sum of the Discounted Contract Principal Balance of all Contracts that become Defaulted Contracts during the immediately preceding calendar month (regardless of whether a Substitute Contract was provided therefor) less all recoveries received during the immediately preceding calendar month, including, but not limited to, liquidation proceeds and residual proceeds, divided by (b) the Aggregate Discounted Contract Principal Balance of all Contracts as of the end of the immediately preceding calendar month. For the purposes of the calculation of the Net Charge-Off Ratio, the Discounted Contract Principal Balance of any Contract which is a Defaulted Contract shall not be zero, but shall instead be calculated as provided in the definition of Discounted Contract Principal Balance without reference to the last proviso in such definition.


                  "Notes" means the Class A Notes and the Class B Notes.


                  "Noteholder" means the Person in whose name a Note is registered in the Register held by the Note Registrar.


                  "Note Insurance Policy" means the Note Insurance Policy, Policy Number 50828-N, relating to the Class A Notes.


                  "Note Insurer" means Financial Security Assurance Inc. or any successor thereto, as issuer of the Note Insurance Policy.


                  "Note Insurer Default" means the existence and continuance of any of the following:

                  (a) the Note Insurer shall have failed (and continue to fail) to make a required payment when due under the Note Insurance Policy;

                  (b) the Note Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment

                                   Ann.A-22
         for the benefit of its creditors or (iii) had an order for relief entered against it under the Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

                  (c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, indenture trustee, agent, or receiver for the Note Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, indenture trustee, agent, or receiver of the Note Insurer or of all or any material portion of its property.


                  "Note Principal Balance" means, individually and collectively, the Class A Note Principal Balance and the Class B Note Principal Balance.


                  "Note Rate" means, individually and collectively, the Class A Note Rate or the Class B Note Rate.


                  "Note Registrar" means, initially, the Indenture Trustee pursuant to Section 5.03 of the Indenture.


                  "Obligor" means, with respect to any Contract, the Person or Persons obligated to make payments with respect to such Contract, including any guarantor thereof.


                  "Officer's Certificate" means a certificate delivered by an Authorized Officer.


                  "Opinion of Counsel" means a written opinion of counsel, who may be counsel employed by the Servicer, the Back-up Servicer or other counsel, in each case reasonably acceptable to the Note Insurer and the addressees thereof.


                  "Original Equipment Cost" means the invoice price of the Equipment to be leased pursuant to a Contract, exclusive of amounts, if any, paid for taxes, warranty extensions or service contracts. The Original Equipment Cost includes only the cost of the actual Equipment being leased, and not any boot collateral included therewith.


                  "Original Pre-Funded Amount" means $12,276,222.15.


                  "Originator" means American Business Leasing, Inc., a Pennsylvania corporation.


                  "Owner Trustee" means First Union Trust Company, National Association, a national banking association and any successor owner trustee.


                  "Payment Date" means the 15th day of each calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing on July 15, 1999 until such time as the Indenture has been terminated in accordance with the Article IX thereof.


                  "Percentage Interest" means, with respect to a Noteholder and a Class of Notes on any date of determination, the percentage obtained by dividing the Note Principal Balance of the

                                   Ann.A-23

Note held by such Noteholder as of the Closing Date by the related Note Principal Balance of the related Class of Notes as of the Closing Date.


                  "Permitted Liens" means:


                  (a) Liens granted in favor of the Trust under the Receivables Pledge Agreement or the Indenture Trustee on behalf of the Noteholders and the Note Insurer and pursuant to the Indenture; and


                  (b) Liens constituting the rights of Obligors under Contracts.


                  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, limited liability partnership, institution, public benefit corporation, firm, joint stock company, estate, entity or Governmental Authority.


                  "Pledged Notes" means the notes issued to the Trust by the Transferors pursuant to the Receivables Pledge Agreement and secured by a pledge of the Conveyed Assets.


                  "Pledged Property" means the property pledged by the Trust to the Indenture Trustee, on behalf of the Noteholders and the Note Insurer, pursuant to Section 2.01 of the Indenture.


                  "Pool Factor" means the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (a) the Aggregate Discounted Contract Principal Balance of the Contracts as of the immediately preceding Calculation Date to (b) the Aggregate Discounted Contract Principal Balance as of the most recent Cut-Off Date.


                  "Preference Amount" has the meaning specified in the Note Insurance Policy.


                  "Pre-Funded Amount" means, as of any date of determination, the amount on deposit in the Pre-Funding Account.


                  "Pre-Funding Account" means the Eligible Bank Account established and maintained pursuant to Section 3.01(b) of the Indenture.


                  "Pre-Funded Collateral Amount" means, as of any date of determination, the amount on deposit in the Pre-Funding Account, divided by 95.3%.


                  "Pre-Funding Earnings" means, as of any date of determination, the aggregate investment earnings then on deposit in the Pre-Funding Account on such date.


                  "Pre-Funding Period" means the period beginning on the Closing Date and ending on the Funding Termination Date.

                                   Ann.A-24

                  "Premium Amount" means, with respect to any Payment Date, the product of (a) one-twelfth, (b) the Premium Rate and (c) the Class A Note Principal Balance as of the end of the immediately preceding Collection Period.


                  "Premium Rate" shall have the meaning assigned thereto in the Premium Letter, dated as of June 1, 1999, between the Originator and the
Note Insurer.


                  "Prepayment" means, with respect to a Collection Period and a Contract (except a Defaulted Contract), the amount received by the Servicer during such Collection Period from or on behalf of an Obligor with respect to such Contract in excess of the sum of (x) the Scheduled Payment and any Final Scheduled Payment due, plus (y) the aggregate of any overdue Scheduled Payments, Initial Unpaid Amounts and unpaid Servicing Charges for such Contract, so long as such amount is designated by the Obligor as a prepayment and the Servicer has consented to such prepayment. Neither Residual Receipts nor Defaulted Contract Recoveries are Prepayments.


                  "Prepayment Amount" means, with respect to a Payment Date and a Contract, an amount, without duplication, equal to the sum of (i) the Discounted Contract Principal Balance as of the beginning of the immediately preceding Collection Period (without any deduction for any security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Indenture); (ii) the product of (x) the Discounted Contract Principal Balance of such Contract as of the beginning of the immediately preceding Collection Period and (y) one-twelfth of the Discount Rate; and (iii) any Scheduled Payments theretofore due and not paid by an Obligor.


                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.


                  "Purchase Option Payment" means, with respect to a Contract, any payment set forth in such Contract payable by the Obligor (including any security deposit applied in respect thereof) upon the exercise of a purchase option for the Equipment relating to such Contract at the end of the term of such Contract, whether or not the Obligor actually exercises such purchase option, or with respect to any Contract which does not set forth a purchase option, any payment made by an Obligor to purchase the Equipment relating to such Contract at the end of the term of such Contract.


                  "Rating Agency Condition" means, with respect to any proposed action, written confirmation from each Rating Agency that such proposed action will not result in the reduction or withdrawal of the rating assigned by such Rating Agency to any of the Notes.


                  "Rating Agencies" means DCR, Moody's and S&P.


                  "Reacquired Contract" means any Contract that has been reacquired by the Originator pursuant to Section 4.01 of the Indenture.


                  "Reacquisition Amount" means, with respect to a Payment Date and a Contract, the sum, without duplication, of: (a) the Discounted Contract Principal Balance as of the beginning of the immediately preceding Collection Period (without any deduction for any

                                   Ann.A-25
security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Indenture); (b) the product of (i) the Discounted Contract Principal Balance of such Contract as of the beginning of the immediately preceding Collection Period and (ii) one-twelfth of the Discount Rate; and (c) any Scheduled Payments theretofore due and not paid by an Obligor.


                  "Receivables" means the Contracts and the ownership interest or security interest in the related Equipment.


                  "Receivables Pledge Agreement" means the Receivables Pledge Agreement, dated as of June 1, 1999, among the Transferors, the Depositor, the Issuer and the Indenture Trustee.


                  "Receivables Sale Agreement" means the Receivables Sale Agreement, dated as of June 1, 1999, between the Originator and the Transferors.


                  "Record Date" means, with respect to any Payment Date other than the July 15, 1999 Payment Date, the last calendar day of the Collection Period. With respect to the July 15, 1999 Payment Date, the Record Date shall be the Closing Date.


                  "Register" means the register kept by the Indenture Trustee pursuant to Section 5.03 of the Indenture.


                  "Regulations T, U and X" means, collectively, Regulations T, U and X adopted by the Federal Reserve Board (12 C.F.R. Parts 220, 221 and 224, respectively) and any other regulation in substance substituted therefor.


                  "Reimbursement Amount" means, as of any Payment Date, the sum of (x)(i) all Insured Payments previously received by the Indenture Trustee from the Note Insurer and not previously repaid to the Note Insurer pursuant to Section 3.04(b)(xi) of the Indenture plus (ii) interest accrued on each such Insured Payment not previously repaid calculated at the Late Payment Rate from the date the Indenture Trustee received the related Insured Payment to, but not including, such Payment Date and (y)(i) any amounts then due and owing to the Note Insurer under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate.


                  "Representation Letter" means letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Notes registered in the Register under the nominee name of the Depository.


                  "Residual Balance" means, as of any Payment Date, the difference, if any, between (i) the sum of (x) the Aggregate Discounted Contract Principal Balance of all Contracts as of the end of the immediately preceding Collection Period, (y) the Pre-Funded Collateral Amount as of the end of the immediately preceding Collection Period, and (ii) the sum of (x) the outstanding Class A Note Principal Balance and (y) the outstanding Class B Note Principal Balance (each, without taking into account any previous distributions thereon attributable to Residual Receipts), after taking into account any distributions on such Payment Date.


                  "Residual Holders" means Transferor I and Transferor II, as sponsors of the Trust.

                                   Ann.A-26

                  "Residual Receipts" means all Purchase Option Payments or other proceeds of the sale, release or remarketing of the underlying Equipment to the extent such proceeds exceed any Scheduled Payments and Final Scheduled Payments remaining unpaid, but limited to the Originator's Booked Residual Value for such Contract.


                  "Responsible Officer" means (i) when used with respect to the Indenture Trustee or the Back-up Servicer, any officer assigned to the Corporate Trust Office, including any Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary, any trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and (ii) when used with respect to the Owner Trustee, any Vice President, Assistant Vice President, Secretary, Assistant Secretary, Managing Director, any trust officer or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.


                  "Restricting Event" means the event that shall be deemed to occur on a Payment Date on which (a) an Event of Servicing Termination has occurred under the Servicing Agreement and is not cured within the grace period set forth in the Servicing Agreement, (b) the Note Insurer makes an Insured Payment under the Note Insurance Policy, (c) a Net Charge-Off Event exists, (d) a Delinquency Trigger Event exists, (e) a Subordination Deficiency Event exists or (f) a Cumulative Loss Event exists.


                  "Request for Balance" has the meaning set forth in Section 3.01(b)(ii) of the Servicing Agreement.


                  "Scheduled Payments" means, with respect to a Payment Date and a Contract, the periodic payment (exclusive of any amounts in respect of insurance, warranty extensions, service contracts or taxes and reflecting any adjustment for any partial Prepayment and further reflecting the effect of any permitted modification to such Contract) set forth in such Contract due from the Obligor in the related Collection Period; provided, however, that Scheduled Payments shall not include security deposits, Residual Receipts or Initial Unpaid Amounts.


                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.


                  "SEC" means the Securities and Exchange Commission and any successor thereto.


                  "Securities Act" means the Securities Act of 1933, as amended.


                  "Servicer" means the Person performing the duties of the Servicer under the Indenture and the Servicing Agreement, initially American Business Leasing, Inc., a Pennsylvania corporation.

                                   Ann.A-27

                  "Servicer Advance" means any amount paid by the Servicer with respect to a Delinquent Contract pursuant to Section 4.03 of the Servicing Agreement.


                  "Servicer Fee" means the fee payable to the Servicer on each Payment Date in consideration for the Servicer's performance of its duties pursuant to Article IV of the Servicing Agreement in an amount equal to the product of (a) one-twelfth of the Servicer Fee Rate and (b) the Aggregate Discounted Contract Principal Balance as of the last day of the prior Collection Period.


                  "Servicer Fee Rate" means 0.50% percent per annum.


                  "Servicer Report" means the report of the Servicer provided pursuant to Section 4.03 of the Servicing Agreement.


                  "Servicer Termination Notice" means the notice described in
Section 6.01 of the Servicing Agreement.


                  "Servicer Trigger Event" has the meaning specified in the Insurance Agreement.


                  "Servicing Agreement" means the Servicing Agreement, dated as of June 1, 1999, among the Servicer, the Originator, the Collateral Agent, the Transferors, the Trust, the Indenture Trustee and the Back-up Servicer.


                  "Servicing Charges" means the sum of (a) any late payment charges paid by an Obligor on a Delinquent Contract after application of any such charges to amounts then due under such Contract and (b) any other incidental charges or fees received from an Obligor.


                  "Servicing Officer" means any representative of the Servicer involved in, or responsible for, the administration and servicing of the Contracts whose name appears on a list of servicing officers furnished to the
Note Insurer and the Indenture Trustee by the Servicer, as such list may from time to time be amended.


                  "Servicing Standard" has the meaning specified in Section 4.01(a) of the Servicing Agreement.


                  "Software Contract" means any Contract which relates to items, intangibles, software and services that are not owned by the Originator and in which no related interest will be transferred to the Transferors, including, without limitation, architectural software.


                  "Source" means the third party from whom the Originator acquired the Contracts.


                  "Source Agreement" means (x) an agreement between the Originator and a Source pursuant to which the Originator acquired all right, title and interest of the Source in and to a Receivable and (y) the agreement, if any, between the Originator and Federal Leasing Corp. pursuant to which the Originator acquired all right, title and interest of the Source in and to any Receivable.

                                   Ann.A-28

                  "Source Agreement Rights" means any and all rights of the Originator under the Source Agreement with respect to such Source Agreement to the extent such Source Agreement relates to any Contract and any Equipment covered by the Contracts.


                  "State" means any state of the United States of America and, in addition, the District of Columbia and Puerto Rico.


                  "Subordination Deficiency Event" shall exist on any Payment Date on which (x) the excess of (i) the sum of (A) the Aggregate Discounted Contract Principal Balance of the Contracts as of the end of the immediately preceding Collection Period and (B) the Pre-Funded Collateral Amount as of the end of the immediately preceding Collection Period, over (ii) the Note Principal Balance on such Payment Date (after taking into account distributions which would have been made on such Payment Date), is less than
(y) 3% of the Initial Aggregate Collateral Balance.


                  "Subsequent Contracts" means the Contracts pledged by the Transferors to the Trust pursuant to a Subsequent Receivables Pledge Agreement, on any Subsequent Funding Date.


                  "Subsequent Conveyed Assets" means, the Conveyed Assets that relate to, and include, the Subsequent Contracts.


                  "Subsequent Cut-Off Date" means the last day of the month immediately preceding the related Subsequent Funding Date.


                  "Subsequent Equipment" means the Equipment relating to the Subsequent Contracts.


                  "Subsequent Funding Date" means the date specified in each Assignment delivered to the Indenture Trustee pursuant to Section 2.05(c)(i) of the Indenture for the assignment of the pledge of Subsequent Receivables to the Indenture Trustee, for the benefit of the Noteholders and the Note Issuer; provided, that no Subsequent Funding Date shall occur after the Funding Termination Date.


                  "Subsequent Receivables" means the Subsequent Contracts and the ownership interest or security interest in the related Equipment.


                  "Subsequent Receivables Pledge Agreement" means a written pledge of Subsequent Receivables from the Transferors to the Trust, in substantially the form of Exhibit A to the Receivables Pledge Agreement.


                  "Subsequent Receivables Sale Agreement" means a written transfer of Subsequent Receivables from the Originator to the Transferors, in substantially the form of Exhibit A to the Receivables Sale Agreement.


                  "Subsequent Transfer Agreements" means any Subsequent Receivables Sale Agreements and any Subsequent Receivables Pledge Agreements.

                                   Ann.A-29

                  "Substitute Contract" has the meaning specified in Section 4.02(a) of the Indenture.


                  "Substitute Contract Cut-Off Date" means, with respect to a Substitute Contract, the close of business on the last day of the calendar month immediately preceding the month in which the related Transfer Date occurs.


                  "Substitute Equipment" means the Equipment transferred to the Transferors on each Transfer Date.


                  "Tape" means the data base with respect to the Contracts used to calculate the information in the Monthly Statement.


                  "TIA" means the Trust Indenture Act of 1939.


                  "Transaction Documents" means the Certificate of Trust, the Transfer Agreements, the Indenture, the Servicing Agreement, the Trust Agreement, the Insurance Agreement, the Indemnification Agreement, the Underwriting Agreement, any Subsequent Transfer Agreements and the other documents and certificates delivered therewith.


                  "Transfer Agreements" means the Receivables Sale Agreement and the Receivables Pledge Agreement.


                  "Transfer Date" means any date on which a Substitute Contract is pledged pursuant to Section 4.02 of the Indenture.


                  "Transferor Collateral" has the meaning  specified in
Section 2.01(b) of the Receivables  Pledge Agreement.


                  "Transferor Event of Default" has the meaning specified in
Section 2.04 of the Receivables Pledge Agreement.

                  "Transferor I" means ABFS Finance.


                  "Transferor II" means ABFS Residual.


                  "Transferors" means Transferor I and Transferor II.


                  "Trust" shall mean the ABFS Equipment Contract  Trust 1999-A.


                  "Trust Agreement" shall mean the Trust Agreement, dated as of June 1, 1999, among the Transferors, the Depositor and the Owner Trustee.


                  "Trust Operating Expenses" means, with respect to any Payment Date, the aggregate amount described in clauses (i) through (vii), inclusive, of Section 3.04(b) of the Indenture with respect to such Payment Date.


                  "Trust Property" means the Pledged Property, and funds from time to time deposited in the Pre-Funding Account and the Capitalized Interest Account.

                                   Ann.A-30

                  "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.


                  "Underwriter" means Prudential Securities Incorporated, a Delaware corporation.


                  "Underwriting Agreement" means the Underwriting Agreement, dated June 24, 1999, among the Originator, the Depositor and the Underwriter.


                  "United States" means the United States of America and each of its territories.


                  "Vehicle Contract" means a Contract relating to Equipment which is a vehicle.


                  "Warranty Event" has the meaning provided in Section 4.01(a) of the Indenture.


                  "Weighted Average Class A Note Rate" means the weighted average (weighted by outstanding Note principal Balance of the related Class of Notes) of the Note Rates of each Class of Class A Notes.


                                   Ann.A-31